  As filed with the Securities and Exchange Commission on September 17, 1999

                                                Registration No. 333-63989
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                    SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                                 People's Bank
                  (Originator of the Trust described herein)
               (Exact name as specified in registrant's charter)

                    PEOPLE'S BANK CREDIT CARD MASTER TRUST
                     (Issuer of the Offered Certificates)

          United States                           6025                            06-1213065
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                                850 Main Street
                         Bridgeport, Connecticut 06604
                                (203) 338-7171
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------

                           WILLIAM T. KOSTURKO, ESQ.
                                GENERAL COUNSEL
                                 PEOPLE'S BANK
                                850 Main Street
                         Bridgeport, Connecticut 06604
                                (203) 338-7171
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                   Copy to:

               LAURA A. DEFELICE, ESQ.                              ANDREW M. FAULKNER, ESQ.
                MAYER, BROWN & PLATT                                  SKADDEN, ARPS, SLATE,
                    1675 Broadway                                      MEAGHER & FLOM LLP
            New York, New York 10019-5820                               919 Third Avenue
                   (212) 506-2500                                 New York, New York 10022-3897
                                                                         (212) 735-3000

                                ---------------
       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this registration statement becomes effective.

                                ---------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

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                                                           Proposed
                                       Proposed maximum    maximum
 Title of each class of                   aggregate       aggregate    Amount of
    securities being       Amount to       offering        offering   registration
       registered        be registered price per unit(1)   price(1)       fee
----------------------------------------------------------------------------------
Floating Rate Class A
 Asset Backed
 Certificates, Series
 1999-1................  $338,000,000        100%        $338,000,000   $ 93,964
----------------------------------------------------------------------------------
Floating Rate Class B
 Asset Backed
 Certificates, Series
 1999-1................  $ 29,000,000        100%        $ 29,000,000   $  8,062
----------------------------------------------------------------------------------
  Total................  $367,000,000        100%        $367,000,000   $102,026

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(1) Estimated solely for the purpose of calculating the registration fee.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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                             CROSS REFERENCE SHEET

              Name and Caption in Form S-1             Caption in Prospectus
              ----------------------------             ---------------------
  1. Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus......  Front Cover Page of
                                                     Registration Statement;
                                                     Outside Front Cover Page
                                                     of Prospectus
  2. Inside Front and Outside Back Cover Pages of
      Prospectus..................................  Inside Front Cover Page of
                                                     Prospectus; Outside Back
                                                     Cover Page of Prospectus
  3. Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges................  Prospectus Summary; Risk
                                                     Factors; The Trust; The
                                                     Receivables; Receivables
                                                     Yield Considerations;
                                                     Certain Legal Aspects of
                                                     the Receivables
  4. Use of Proceeds..............................  Use of Proceeds
  5. Determination of Offering Price..............       *
  6. Dilution.....................................       *
  7. Selling Security Holders.....................       *
  8. Plan of Distribution.........................  Underwriting
  9. Description of Securities to be Registered...  Prospectus Summary; The
                                                     Trust; The Receivables;
                                                     Maturity Considerations;
                                                     Receivable Yield
                                                     Considerations;
                                                     Description of the
                                                     Certificates; Certain
                                                     Federal Income Tax
                                                     Consequences
 10. Interests of Named Experts and Counsel.......       *
 11. Information with Respect to the Registrant...  The Trust; The Credit Card
                                                     Business of People's Bank;
                                                     People's Bank; Description
                                                     of the Certificates
 12. Disclosure of Commission Position on
      Indemnification for Securities Act                 *
      Liabilities.................................

--------
*  Not applicable.

                               EXPLANATORY NOTE

  This Registration Statement contains a Prospectus relating to a public offering by People's Bank Credit Card Master Trust of $338,000,000 aggregate principal amount of Floating Rate Class A Asset Backed Certificates, Series 1999-1 and $29,000,000 aggregate principal amount of Floating Rate Class B Asset Backed Certificates, Series 1999-1. This Registration Statement also contains a Prospectus Supplement which will be used in connection with the Prospectus for the Class A Certificates in connection with certain offers and sales outside the United States.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 1999

                               $367,000,000

                     PEOPLE'S BANK CREDIT CARD MASTER TRUST

  $338,000,000 Floating Rate Class A Asset Backed Certificates, Series 1999-1

$29,000,000 Floating Rate Class B Asset Backed Certificates, Series 1999-1

                            Transferor and Servicer

  Each of the Floating Rate Class A Asset Backed Certificates, Series 1999-1 (the "Class A Certificates") and each of the Floating Rate Class B Asset Backed Certificates, Series 1999-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates") offered hereby will evidence a fractional undivided interest in certain assets of the People's Bank Credit Card Master Trust (the "Trust") created pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1997, amending and restating in its entirety the Pooling and Servicing Agreement dated as of June 1, 1993, and as further amended, from time to time, between People's Bank, as transferor (the "Transferor") and servicer, and Bankers Trust Company, as trustee. In addition, the Collateral Interest (as defined herein), which is not offered hereby, will be issued in the initial amount of $33,000,000 (the Collateral Interest together with the Offered Certificates, the "Certificates"). The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) credit card accounts, all monies due or to become due in payment of the Receivables, Recoveries, Interchange, the benefits of the funds and securities on deposit in certain bank accounts with respect to the Certificates, certain interest rate cap agreements and certain other amounts, each as defined or described herein. People's Bank services the Receivables, and People's Structured Finance Corp. ("PSFC"), a wholly-owned subsidiary of People's Bank, owns the undivided interest in the Trust not represented by the Certificates or the other interests issued by the Trust. The Trust currently has five other series of certificates outstanding, and PSFC and People's Bank may offer from time to time other series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, by exchanging a portion of PSFC's interest in the Trust.

                                                   (continued on following page)

  There currently is no secondary market for the Certificates, and there is no assurance that one will develop. Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page 24.

THE CERTIFICATES  REPRESENT INTERESTS IN  THE TRUST  ONLY AND DO  NOT REPRESENT
 INTERESTS IN OR RECOURSE OBLIGATIONS OF PEOPLE'S BANK, PSFC OR ANY OF THEIR AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL
  DEPOSIT INSURANCE CORPORATION (THE "FDIC"). NEITHER THE RECEIVABLES NOR THE UNDERLYING ACCOUNTS (AS DEFINED HEREIN) ARE INSURED OR GUARANTEED BY THE
   FDIC      OR      ANY      OTHER      GOVERNMENTAL      AGENCY.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Initial Public   Underwriting   Proceeds to
                                Offering Price (1) Discount (2)   PSFC (1)(3)
                                ------------------ ------------ ---------------
Per Class A Certificate........            %              %              %
Per Class B Certificate........            %              %              %
Total..........................   $                $            $

-----

(1) Plus accrued interest, if any, at the applicable Offered Certificate Rate (as defined herein) from the Closing Date (as defined herein).
(2) People's Bank and PSFC have agreed to indemnify the Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(3) Before deduction of expenses of the offering payable by People's Bank estimated to be $722,026.

  The Offered Certificates are offered by the Underwriters as specified herein, subject to receipt and acceptance thereof by the Underwriters and subject to their right to reject offers in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about September
 , 1999, through the facilities of The Depository Trust Company, Cedelbank, societe anonyme, and the Euroclear System.

                    Underwriters of the Class A Certificates

Salomon Smith Barney
                           Goldman, Sachs & Co.
                                                            Lehman Brothers

                  Underwriter of the Class B Certificates

                           Salomon Smith Barney

             The date of this Prospectus is           , 1999.

(Continued from previous page)

  Interest with respect to the Offered Certificates is scheduled to be distributed on October 15, 1999 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, on the next succeeding business day) (each a "Distribution Date"). Interest will accrue on the Class A Certificates from the Closing Date through and including October 14, 1999 at the rate of % per annum and with respect to each Interest Period (as defined herein) thereafter in the manner and with the exceptions described herein at the rate of % per annum above the London interbank offered quotations rate for one-month United States dollar deposits. Interest will accrue on the Class B Certificates from the Closing Date through and including October 14, 1999 at the rate of % per annum and with respect to each Interest Period thereafter in the manner and with the exceptions described herein at the rate of % per annum above the London interbank offered quotations rate for one-month United States dollar deposits. See "Description of the Certificates--Determination of LIBOR" and "--Interest Payments." Principal with respect to the Class A Certificates is scheduled to be distributed on the September 2002 Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances as described herein. Principal with respect to the Class B Certificates is scheduled to be distributed on the October 2002 Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances as described herein. See "Maturity Considerations." Principal payments will not be made to Class B Certificate Holders until the final principal payment has been paid in respect of the Class A Certificates. See "Description of the Certificates-- Principal Payments."

  The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. In addition, the Collateral Interest will be subordinated to the Offered Certificates to the extent described herein.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING PURCHASES OF THE OFFERED CERTIFICATES TO STABILIZE THE MARKET PRICE THEREOF, PURCHASES OF THE OFFERED CERTIFICATES TO COVER SOME OR ALL OF A SHORT POSITION IN THE OFFERED CERTIFICATES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. SEE "UNDERWRITING" HEREIN.

                        REPORTS TO CERTIFICATE HOLDERS

  Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports containing unaudited information concerning the Trust and prepared by the Servicer will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificate Holders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificate Holders or to the owners of beneficial interests in the Offered Certificates ("Offered Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

  Such periodic reports will also be available at the offices of Bankers Trust Luxembourg, S.A., the Listing Agent with respect to the Class A Certificates. See "Listing and General Information."

                             AVAILABLE INFORMATION

  The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a website at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

                               OTHER INFORMATION

  This Prospectus contains certain limited information about the offering of the Class A Certificates which is relevant to non-U.S. persons. Detailed information concerning the offering is contained herein and purchasers are urged to read this Prospectus in full. The distribution of this Prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the Underwriters to inform themselves about and to observe any such restrictions.

  The Transferor and PSFC have taken all reasonable care to ensure that the information contained in this Prospectus in relation to the Transferor and PSFC, as the case may be, and the Certificates is true and accurate in all material respects and that in relation to the Transferor, PSFC and the Certificates there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor and PSFC each accepts responsibility accordingly.

  Forward-looking statements contained in this Prospectus represent the Transferor's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.

  All forward-looking statements are subject to risks and uncertainties that could cause the Transferor's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to the Transferor include, but are not limited to: (1) changes in general economic conditions; (2) potential deterioration in credit quality; (3) competition among providers of financial services, including the credit card industry; (4) repayment patterns for revolving consumer credit balances, including credit card accounts; (5) price levels and conditions in the public securities markets generally; and (6) the ability of the Transferor and third parties (including governmental agencies) to address Year 2000 issues in a timely manner. The Transferor does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

  This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Certificates in any jurisdiction in which such offer or solicitation is unlawful.

  No person has been authorized to give information or make statements other than those of this Prospectus and no person may rely on such information or statements as having been authorized. The publication of this Prospectus does not imply that the information contained herein is still valid after the date of publication.

  As used in this Prospectus, all references to "dollars" and "$" refer to United States dollars.

                            PROSPECTUS SUMMARY

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Key Terms." Unless the context requires otherwise, certain capitalized terms, when used herein, relate only to the Certificates.

Title of Offered          $338,000,000 Floating Rate Class A Asset Backed
Securities.........       Certificates, Series 1999-1 (the "Class A
                          Certificates") and $29,000,000 Floating Rate Class B
                          Asset Backed Certificates, Series 1999-1 (the "Class
                          B Certificates" and, together with the Class A
                          Certificates, the "Offered Certificates" and, together with the Collateral Interest described herein, the "Certificates").

The Trust...............
                          The Certificates represent fractional undivided interests in certain assets of People's Bank Credit Card Master Trust (the "Trust"). The Trust's fiscal year ends December 31. As used herein, the term "Series 1999-1 Supplement" refers to the supplement to the Agreement relating to the Certificates; the term "Agreement" refers to the Amended and Restated Pooling and Servicing Agreement dated as of March 18, 1997, amending and restating in its entirety the Pooling and Servicing Agreement dated as of June 1, 1993, as further amended from time to time, and, unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1999-1 Supplement; the term "Offered Certificate Holders" refers to holders of the Offered Certificates; the term "Certificate Holders" refers to the Offered Certificate Holders and the Collateral Interest Holder collectively; the term "Class A Certificate Holders" refers to holders of the Class A Certificates and the term "Class B Certificate Holders" refers to holders of the Class B Certificates; the term "Series" refers to any series of certificates issued by the Trust, including the Certificates; and the term "Series 1999-1" refers to the Series represented by the Certificates. See "The Trust."

                          The Trust currently has five other Series outstanding. See "Annex I: Prior Series Issued and Outstanding" for a summary of these outstanding Series.

Trustee.................
                          Bankers Trust Company, a New York banking corporation (the "Trustee"). The Corporate Trust Office is located at 4 Albany Street, New York, New York 10005.

Transferor..............
                          People's Bank, a Connecticut chartered stock savings bank and a majority-owned subsidiary of People's Mutual Holdings, is the Transferor of the Receivables and the originator of the Trust. The principal executive offices of People's Bank are located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604, telephone number (203) 338-7171. See "People's Bank."

Trust Assets............
                          The property of the Trust includes receivables (the "Receivables") arising under certain VISA(R)* and MasterCard(R)* credit card accounts, all Receivables arising in Automatic Additional Accounts and Additional Accounts designated from time to time, all monies due or to become due in payment of the Receivables, all proceeds of the Receivables, proceeds of insurance policies relating to the Receivables, and the right to receive Interchange, Recoveries, all monies on deposit in certain bank accounts of the Trust, all monies and securities on deposit in certain bank accounts established and maintained for the benefit of certificate holders of any Series, an interest rate cap agreement for the exclusive benefit of the Class A Certificate Holders (the "Class A Interest Rate Cap") and an interest rate cap agreement for the exclusive benefit of the Class B Certificate Holders (the "Class B Interest Rate Cap" and, together with the Class A Interest Rate Cap, the "Interest Rate Caps"), each provided by Goldman Sachs Mitsui Marine Derivative Products, L.P., a limited partnership organized under the laws of the State of Delaware (the "Interest Rate Cap Provider"), and any Enhancement issued with respect to any Series. The term "Trust Portfolio" means the pool of Eligible Receivables representing assets of the Trust as of a specified date. The Trust does not and will not include the Receivables of any Accounts designated from time to time as Removed Accounts, the Receivables of which have been removed from the Trust.

                          The Offered Certificate Holders will not be entitled to the benefits of any Enhancement issued with respect to any Series other than Series 1999-1, and the holders of the certificates of other Series will not be entitled to the benefits of, among other things, the Interest Rate Caps or the Collateral Interest. The term "Enhancement" shall mean, with respect to any Series, any letter of credit, cash collateral account, collateral interest, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, reserve account, subordinated class of certificates, or other contract or agreement principally for the benefit of certificate holders of such Series.

Issuance of Offered       The Class A Certificates and the Class B Certificates
Securities.........       will be issued on September   , 1999 (the "Closing
                          Date") in book-entry form only, in the initial principal amounts of $338,000,000 and $29,000,000, respectively, and will each be represented by one or more Offered Certificates registered in the name of Cede. All references herein to Offered Certificate
                          Holders, Class A Certificate Holders or Class B
                          Certificate Holders shall refer to Offered
                          Certificate Owners, except as otherwise specified herein. See "Description of the Certificates--
                          Definitive Certificates."

                          In addition to the Class A Certificates and the Class
                          B Certificates, the Collateral Interest will be
                          issued on the Closing Date in the initial amount of
                          $33,000,000 (which amount represents 8.25% of the
                          amount of the Initial Investor Interest) as
                          Enhancement for the Offered Certificates. The
                          provider of such Enhancement is sometimes referred to
--------                  herein as the "Collateral Interest Holder."
* VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                          Each of the Certificates represents a fractional undivided interest in certain assets of the Trust. The Trust assets will be allocated among the Certificate Holders, the holders of certificates of any other Series which is outstanding at the time of such allocation and the holder of the certificate (the "Exchangeable Transferor Certificate") that represents the Transferor Interest (as defined below), which is held by People's Structured Finance Corp. ("PSFC"), a wholly-owned special purpose Connecticut subsidiary of People's Bank, pursuant to an Assignment and Assumption Agreement, dated as of December 15, 1995, by and between People's Bank and PSFC. PSFC, in its capacity as holder of the Exchangeable Transferor Certificate, or any other permitted assignee of the Exchangeable Transferor Certificate that is then the registered holder of the Exchangeable Transferor Certificate, is sometimes referred to herein as the "Holder of the Exchangeable Transferor Certificate."

                          The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of the Transferor, PSFC or any of their affiliates. A Certificate is not a deposit and is not insured by the Federal Deposit Insurance Corporation (the "FDIC"). Neither the Receivables nor the underlying Accounts are insured or guaranteed by the FDIC or any other governmental agency.

Investor Interest;
 Transferor Interest....

                          On the Closing Date, the amount of the Class A Certificate Holders' interest in Principal Receivables will equal $338,000,000 (the "Class A Initial Investor Interest"), the amount of the Class B Certificate Holders' interest in Principal Receivables will equal $29,000,000 (the "Class B Initial Investor Interest"), and the amount of the Collateral Interest in Principal Receivables will equal $33,000,000 (the "Initial Collateral Interest" and, together with the Class A Initial Investor Interest and the Class B Initial Investor Interest, the "Initial Investor Interest"). The Class A Initial Investor Interest and the Class B Initial Investor Interest may be reduced to reflect the tender and cancellation of Offered Certificates pursuant to an Investor Exchange. The Class A Certificate Holders' interest in Principal Receivables on any date after the Closing Date (the "Class A Investor Interest") will equal the Class A Initial Investor Interest, less the sum of (i) an amount equal to the sum of all payments in respect of principal made on the Class A Certificates and (ii) all Class A Investor Charge-Offs, plus any reimbursements of such Class A Investor Charge-Offs. The "Class A Adjusted Investor Interest" will equal (i) the Class A Investor Interest less (ii) the Principal Funding Account Balance on such date. The Class B Certificate Holders' interest in Principal Receivables on any date after the Closing Date (the "Class B Investor Interest") will equal the Class B Initial Investor Interest, less all payments in respect of principal made on the Class B Certificates, any Class B Investor

                          Charge-Offs and any other reductions of the Class B Investor Interest as described herein, plus any reimbursements of such Class B Investor Charge-Offs and reimbursements of such other reductions of the Class B Investor Interest. The Collateral Interest Holder's interest in Principal Receivables on any date after the Closing Date (the "Collateral Interest") will equal the Initial Collateral Interest, less all payments in respect of principal made on the Collateral Interest, any Collateral Interest Charge-Offs and any other reductions of the Collateral Interest as described herein, plus any reimbursements of such Collateral Interest Charge-Offs and reimbursements of such other reductions of the Collateral Interest as described herein. The aggregate of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest at any time is the "Investor Interest." The aggregate of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest at any time is the "Adjusted Investor Interest."

                          The Holder of the Exchangeable Transferor Certificate holds in the Trust the remaining undivided interest in the Principal Receivables and amounts on deposit in the Excess Funding Account not represented by the Certificates or any other undivided interests in the Trust that have been issued and are outstanding at the time of such determination (the "Transferor Interest"). As new Receivables are added to the Trust and as payments are made on Receivables, the principal amount of the Transferor Interest will fluctuate. The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate or, if provided in the relevant Supplement, the Transferor may tender certificates representing all or a portion of any Series of certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates--Exchanges," which Exchange may have the effect of decreasing the Transferor Interest. As of the date hereof, eight other Series have been issued by the Trust, five of which are currently outstanding. See "Annex I: Prior Series Issued and Outstanding."

Allocation
Percentages.............  The Certificate Holders will be allocated a percentage (the "Investor Percentage") of Finance Charge Collections, Principal Collections and Receivables in Defaulted Accounts for each calendar month (a "Monthly Period"). Finance Charge Collections and Receivables in Defaulted Accounts, at all times, and Principal Collections during the Revolving Period, will be allocated to the Certificate Holders based on the Floating Investor Percentage as described under "Description of the Certificates--Allocation Percentages." Such amounts so allocated will be further allocated among the Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating

                          Allocation, respectively, applicable during the related Monthly Period.

                          Principal Collections during the Controlled
                          Accumulation Period and the Rapid Amortization Period will be allocated to the Certificate Holders based on the Fixed Investor Percentage, as described under "Description of the Certificates--Allocation Percentages." Such amounts so allocated will be further allocated among the Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. See "Description of the Certificates--Allocation Percentages."

Interest................
                          Interest is required to be distributed on October 15, 1999 and on the 15th day of each month thereafter, or, if such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to, in the case of the Class A Certificates, the sum of (v) the product of
                          (a) the London interbank offered quotations rate for one-month United States dollar deposits ("LIBOR"),
                          determined as described herein, plus   % (the "Class
                          A Certificate Rate") (or   % for the Initial Interest
                          Period), (b) the lesser of the Class A Adjusted Investor Interest as of the preceding Distribution Date after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class A Principal as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest), and (c) the actual number of days in the related Interest Period divided by 360, plus (w) the Class A Covered Amount for such Interest Period, plus
                          (x) to the extent that there is any Class A Excess Principal as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals on such preceding Distribution Date), the product of (a) the Class A Excess Principal, (b) the lesser of the Class A Certificate Rate and the Class A Cap Rate, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (v),
                          (w) and (x) collectively, the "Class A Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on the Class A Certificates (including interest on any overdue Class A Monthly Interest) during any prior accrual period which has not been distributed to the Class A Certificate Holders, plus, to the extent that there is any Class A Excess Principal as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals on such preceding Distribution Date) and there is available Excess Spread on such Distribution Date, (z) an amount equal to the product of (a) the amount by which the Class A Certificate Rate exceeds the Class A Cap Rate, (b) the Class A Excess Principal, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Excess Interest").

                          In the case of the Class B Certificates, interest will be distributed in an amount equal to the sum of
                          (w) the product of (a) LIBOR, determined as described
                          herein, plus   % (the "Class B Certificate Rate"; the
                          Class A Certificate Rate and the Class B Certificate Rate are each sometimes referred to as an "Offered Certificate Rate" and collectively, the "Offered Certificate Rates") (or % for the Initial Interest Period), (b) the lesser of the Class B Investor Interest as of the preceding Distribution Date after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class B Principal as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class B Initial Investor Interest), and (c) the actual number of days in the related Interest Period divided by 360, plus (x) to the extent that there is any Class B Excess Principal as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals on such preceding Distribution Date), the product of (a) the Class B Excess Principal, (b) the lesser of the Class B Certificate Rate and the Class B Cap Rate, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (w) and (x), collectively, the "Class B Monthly Interest"), plus
                          (y) to the extent permitted by applicable law, any interest accrued on the Class B Certificates (including interest on any overdue Class B Monthly Interest) during any prior accrual period which has not been distributed to the Class B Certificate Holders, plus, to the extent that there is any Class B Excess Principal as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals on such preceding Distribution Date) and there is available Excess Spread on such Distribution Date, (z) an amount equal to the product of (a) the amount by which the Class B Certificate Rate exceeds the Class B Cap Rate, (b) the Class B Excess Principal, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Excess Interest"). For any Interest Period in which the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, the portion of the Class A Monthly Interest or the Class B Monthly Interest attributable to the amount by which the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, will be funded from payments made pursuant to the Class A Interest Rate Cap or the Class B Interest Rate Cap, respectively, and from available Excess Spread. Interest distributable on October 15, 1999 will accrue from and including the Closing Date to and including October 14, 1999 (the "Initial Interest Period"). See "Description of the Certificates--Determination of LIBOR" and "Interest Payments."

Revolving Period........
                          No principal will be payable to Offered Certificate Holders until the September 2002 Distribution Date or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Rapid Amortization Period. For each Monthly Period during the period from and including the Closing Date, up to and including the day prior to the day on which the Controlled Accumulation Period or the Rapid Amortization Period commences (the "Revolving Period"), Available Investor Principal Collections otherwise allocable to the Certificate Holders will, unless a reduction in the Required Collateral Interest has occurred and subject to certain other limitations, be applied as Shared Principal Collections, as described below, and thereafter (to the extent that the Transferor Interest exceeds the Minimum Transferor Interest) be paid to the Holder of the Exchangeable Transferor Certificate to maintain the Investor Interest at the Initial Investor Interest. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the early termination of the Revolving Period.

Principal Payments;
 Controlled Accumulation
 Period................
                          Unless a Pay Out Event has occurred or is deemed to have occurred or the Controlled Accumulation Period is postponed as a result of the conditions set forth under "Description of the Certificates--Postponement of Controlled Accumulation Period," the controlled accumulation period for the Certificates (the "Controlled Accumulation Period") will commence on July 1, 2001 (the "Controlled Accumulation Date"), and will end on the earliest of (a) the commencement of the Rapid Amortization Period, (b) the payment of the Investor Interest in full, (c) the termination of the Trust pursuant to the Agreement and (d) the Scheduled Series 1999-1 Termination Date. On the business day immediately preceding each Distribution Date (each such date, a "Transfer Date"), beginning with the Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences, an amount equal to the least of (a) the Available Investor Principal Collections with respect to the related Monthly Period, (b) the sum of the Controlled Accumulation Amount for the related Monthly Period and the Accumulation Shortfall, if any (such sum, the "Controlled Deposit Amount") and (c) the Class A Adjusted Investor Interest on such Transfer Date (prior to any deposits on such date) will be deposited in a trust account established by the Trustee (the "Principal Funding Account") for the benefit of the Class A Certificate Holders. The amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") will be deposited in the Distribution Account for distribution to the Class A Certificate Holders on the Class A Scheduled Payment Date. If, for any Monthly Period prior to the Class A Scheduled Payment Date, the Available Investor Principal Collections for such Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the "Accumulation Shortfall" for the succeeding Monthly Period. See "Description of the Certificates--Application of Collections."

                          On the Transfer Date immediately following the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) the Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor Interest will be deposited into the Distribution Account for distribution to the Class B Certificate Holders on the Class B Scheduled Payment Date. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the Controlled Deposit Amount (or if the Class A Investor Interest is zero, the Class B Investor Interest), such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest (such excess, the "Collateral Interest Surplus") and then treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations described herein (to the extent that the Transferor Interest exceeds the Minimum Transferor Interest), paid to the Holder of the Exchangeable Transferor Certificate.

                          Unless a Pay Out Event has occurred or is deemed to have occurred, prior to the payment of the Class A Investor Interest in full, all funds on deposit in the Principal Funding Account will be invested at the direction of the Servicer by the Trustee in certain Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Controlled Accumulation Period will be used to pay interest on the Class A Certificates up to an amount (the "Class A Covered Amount") equal to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the preceding Distribution Date after giving effect to all payments, deposits and withdrawals on such Distribution Date. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") will be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread and Reallocated Principal Collections.

                          Funds on deposit in the Principal Funding Account will be available to pay the Class A Certificate Holders in respect of the Class A Investor Interest on the Class A Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Certificate Holders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Considerations."

                          On the Class B Scheduled Payment Date, provided that the Class A Investor Interest is paid in full on the Class A Scheduled Payment Date and a Rapid Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Certificate Holders in respect of the Class B Investor Interest as described herein. If Available Investor Principal Collections are insufficient to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that scheduled principal will be available for distribution to the Class B Certificate Holders on the Class B Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Considerations."

                          If a Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificate Holders on the Distribution Date following the Monthly Period in which the Rapid Amortization Period commences. See "Maturity Considerations," "Description of the Certificates -- Application of Collections" and "--Subordination of the Class B Certificates."

Principal Payments;
Rapid Amortization
Period..................  During the period beginning on the day on which a Pay
                          Out Event occurs or is deemed to occur and continuing to and including the earlier of (a) the date on which the Investor Interest has been paid in full and (b) the Scheduled Series 1999-1 Termination Date (the "Rapid Amortization Period"), the Principal Allocation along with Shared Principal Collections from other Series, if any, and any amounts withdrawn from the Excess Funding Account allocated to the Certificates will be distributed monthly to the Class A Certificate Holders until the Class A Investor Interest is paid in full and, following the final principal payment to the Class A Certificate Holders, to the Class B Certificate Holders until the Class B Investor Interest is paid in full and, following the final principal payment to the Class B Certificate Holders, to the Collateral Interest Holder until the Collateral Interest is paid in full, on each Distribution Date beginning with the Distribution Date in the month following the Monthly Period in which the Rapid Amortization Period commences. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period.

Scheduled Payment
of Principal and
Interest................  The final distributions of interest and the scheduled payment of principal on the Class A Certificates and the Class B Certificates, respectively, are scheduled to be made on the September 2002 Distribution Date (the "Class A Scheduled Payment Date") and the October 2002 Distribution Date (the "Class B Scheduled Payment Date"; "Scheduled Payment Date" shall refer to the Class B Scheduled Payment Date and/or the Class A Scheduled Payment Date, as applicable) and will be made no later than the May 2005 Distribution Date (the "Scheduled Series 1999-1 Termination Date"). After the Scheduled Series 1999-1 Termination Date, neither the Trust nor the Transferor will have any further obligation to pay principal or interest on the Offered Certificates.

Exchanges...............
                          The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of investor certificates transferable and having the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate evidencing the Transferor Interest, currently held by PSFC and transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more supplements to the Agreement (each, a "Supplement"), the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate (a "Transferor Exchange") and the Transferor may tender the certificates representing any Series of certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate (an "Investor Exchange"), to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate (any tender pursuant to a Transferor Exchange or an Investor Exchange being referred to as an "Exchange"). The Series 1999-1 Supplement permits an Investor Exchange with respect to the Certificates. See "Description of the Certificates--Exchanges." At all times, however, the interest in the Principal Receivables in the Trust represented by the Transferor Interest must equal or exceed the Minimum Transferor Interest (as defined herein). Under the Agreement, the Supplement executed by the Transferor and the Trust in conjunction with an Exchange will define, with respect to any Series, the Principal Terms of the Series. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer, from time to time, additional Series issued by the Trust. See "Description of the Certificates--Exchanges."

                          Under the Agreement and pursuant to a Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series under existing law will be characterized as indebtedness for Federal and Connecticut and New York state income tax purposes and that the issuance of such Series will not materially adversely affect the Federal and Connecticut and New York state income tax characterization of any outstanding Series, (iii) if required by the related Supplement, the form of Enhancement, (iv) if Enhancement is required by the Supplement, an appropriate Enhancement instrument or agreement, (v) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged and (vii) a certificate of an officer of the Transferor that on the date such Exchange occurs, after giving effect to such Exchange, the Transferor Interest will be at least equal to the Minimum Transferor Interest.

                          The Holder of the Exchangeable Transferor Certificate also has the right, upon the Transferor providing its written consent, to transfer all or a portion of the Exchangeable Transferor Certificate, and the Transferor also has the right to sell, transfer or pledge the Accounts, provided that certain requirements contained in the Agreement are satisfied and that the Rating Agency has confirmed that such sale, transfer or pledge will not result in the reduction or withdrawal of its then-existing rating of any of the then outstanding Series of certificates, including the Certificates. See "Description of the Certificates--Sale of Accounts" and "--Certain Matters Regarding the Transferor and the Servicer."

Receivables.............  The Receivables arise in Accounts that have been selected from the VISA and MasterCard credit card accounts owned by the Transferor based on criteria provided in the Agreement as applied with respect to each Account upon its inclusion in the portfolio and on the date of the inclusion of the related Receivables in the Trust. The Receivables consist of amounts charged by cardholders for goods and services and cash advances (the "Principal Receivables") plus the related periodic finance charges billed to the Accounts, amounts billed to the Accounts in respect of annual membership fees, cash advance fees, late fees, returned check fees, overlimit fees, certain premiums in respect of credit insurance relating to cardholders' balances, Recoveries, Interchange and investment earnings on the Excess Funding Account (collectively, the "Finance Charge Receivables"). In addition, if the Transferor exercises the Discount Option in accordance with the terms and conditions of the Agreement, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in designated Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates-- Discount Option." "Accounts" means VISA and MasterCard credit card accounts identified as part of the accounts underlying the Receivables in the Trust Portfolio as of June 30, 1999 (the "Series Cut-Off Date") (including the Additional Accounts conveyed on the Series Cut-Off Date), together with Additional Accounts conveyed on August 12, 1999. "Recoveries" means amounts received with respect to charged-off credit card receivables which, immediately prior to being charged-off, were included in the Trust Portfolio. The aggregate amount of Receivables in the Accounts as of the Series Cut-Off Date was approximately $3,192,000,000 after giving effect to Additional Accounts conveyed on such date and on August 12, 1999.

                          During the term of the Trust, all new Receivables arising in the Accounts will be automatically transferred (without further action by the Transferor) to the Trust by the Transferor. The total amount of Receivables in the Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. Because the Transferor Interest represents the interest in the Principal Receivables in the Trust not represented by the Certificates, the certificates of other Series or any other undivided interests in the Trust, the amount of the Transferor Interest will fluctuate from day to day as Receivables are collected and new Receivables are transferred to the Trust. See "The Receivables."

Addition and Removal of
 Accounts...............

                          Pursuant to the Agreement, the Transferor has from time to time (subject to certain limitations and conditions) designated and may in the future designate additional eligible consumer revolving credit accounts or categories of eligible consumer revolving credit accounts satisfying the criteria specified in the Agreement (the "Automatic Additional Accounts") and has conveyed or will convey (as applicable) to the Trust all of the Receivables in such Automatic Additional Accounts whether such Receivables are then-existing or thereafter created. See "Description of the Certificates--Addition of Accounts." Additionally, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions) and, in some circumstances, is obligated, to designate additional eligible consumer revolving credit accounts to be included as Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts whether such Receivables are then-existing or thereafter created.

                          Automatic Additional Accounts and Additional Accounts will consist of certain of the Transferor's VISA and MasterCard credit card accounts constituting, respectively, Eligible Automatic Additional Accounts and Eligible Additional Accounts and satisfying certain other criteria, and arising in Accounts designated by the Transferor from time to time. Automatic Additional Accounts and Additional Accounts may, subject to certain conditions, also include certain other consumer revolving credit accounts. See "Description of the Certificates--Addition of Accounts."

                          Further, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions) to remove from the Trust the Receivables related to certain Accounts designated by the Transferor (the "Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, whether such Receivables are then-existing or thereafter created. Removed Accounts are not included as Accounts of the Trust Portfolio. See "Description of the Certificates--Removal of Accounts."

Denomination............  The Offered Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

Registration of Offered
 Certificates...........
                          The Offered Certificates will initially be represented by certificates registered in the name of Cede, as the nominee of DTC. No Offered Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates."

Clearance and
Settlement..............  Offered Certificate Owners may elect to hold their certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe), each of which in turn hold through their respective depositaries, which will hold positions through DTC. Transfers within DTC or Cedelbank or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedelbank or Euroclear. See "Description of the Certificates-- Book-Entry Registration" and "Annex II: Global Clearance, Settlement and Tax Documentation Procedures."

Servicer................
                          The Servicer is People's Bank, a Connecticut chartered stock savings bank. In certain limited circumstances, People's Bank may resign or be removed as Servicer, in which event the Trustee or a third party servicer may be appointed as successor servicer (People's Bank, and any such successor servicer acting in such capacity, are referred to herein as the "Servicer"). The Servicer is permitted to delegate certain of its duties as servicer under the Agreement to any of its affiliates, but any such delegation will not relieve the Servicer of its obligations thereunder. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" and "--Certain Matters Regarding the Transferor and the Servicer."

Subordination of the
Class B  Certificates
and the Collateral
 Interest...............

                          The Class B Investor Interest and the Collateral Interest will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class A Monthly Servicing Fee as described herein. In addition, the Collateral Interest will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class B Certificates and the Class B Monthly Servicing Fee. If the Collateral Interest is reduced to zero, the Class B Certificate Holders will bear directly the credit and other risks associated with their interest in the Trust. If the Class B Investor Interest and the Collateral Interest are reduced to zero, the Class A Certificate Holders will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Investor Interest is reduced, the percentage of Finance Charge Collections allocated to the Class B Certificate Holders in subsequent Monthly Periods will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and any Shared Finance Charge Collections from other Series available for that purpose for such Distribution Date. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificate Holders will be reduced. See "Description of the Certificates--Subordination" and "--Application of Collections."

Application of Excess
Spread  and Reallocated
Cash  Flows........

                          If Finance Charge Collections allocable to the Class A Investor Interest for any Monthly Period plus, during the Controlled Accumulation Period, Principal Funding Investment Proceeds and amounts, if any, withdrawn from the Reserve Account with respect to such Monthly Period, are insufficient (such insufficiency being the "Class A Required Amount") to pay (i) interest accrued on the Class A Certificates with respect to the related Distribution Date in an amount equal to the sum of (a) the Class A Monthly Cap Rate Interest due on the related Distribution Date and any overdue Class A Monthly Cap Rate Interest, and (b) the Class A Covered Amount for the related Interest Period and any overdue Class A Covered Amounts, (ii) the Class A Monthly Servicing Fee for the related Interest Period and any overdue Class A Monthly Servicing Fees, (iii) the Class A Investor Default Amount for such Monthly Period, and
                          (iv) unreimbursed Class A Investor Charge-Offs (the aggregate of clauses (i) through (iv), the "Class A Payment Amount"), then first, Excess Spread, if any, from Finance Charge Collections allocable to the Class B Certificates and the Collateral Interest will be allocated to the Class A Certificates up to the Class A Required Amount, and second, Shared Finance Charge Collections, if any, allocable to the Certificates will be allocated to the Class A Certificates up to the remaining Class A Required Amount. If the sum of such Excess Spread and Shared Finance Charge Collections is less than the Class A Required Amount for such Monthly Period, Reallocated Collateral Principal Collections and, if the foregoing is insufficient, Reallocated Class B Principal Collections with respect to the related Monthly Period, will be used to fund the remaining Class A Required Amount. The Collateral Interest will be reduced by the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections used to fund the Class A Required Amount, and the Class B Investor Interest will be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) used to fund the Class A Required Amount.

                          If, on the related Distribution Date, Reallocated Principal Collections are insufficient to fund the remaining Class A Required Amount for such Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections as of such Distribution Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for the related Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections as of such Distribution Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (such reduction, a "Class A Investor Charge-Off").

                          If Finance Charge Collections allocable to the Class B Investor Interest for any Monthly Period are insufficient (such insufficiency being the "Class B Required Amount") to pay (i) interest accrued on the Class B Certificates with respect to the related Distribution Date in an amount equal to the Class B Monthly Cap Rate Interest due on the related Distribution Date and any overdue Class B Monthly Cap Rate Interest, (ii) the Class B Monthly Servicing Fee for the related Interest Period and any overdue Class B Monthly

                          Servicing Fees, (iii) the Class B Investor Default Amount for such Monthly Period, and (iv) unreimbursed Class B Investor Charge-Offs (the aggregate of clauses (i) through (iv), the "Class B Payment Amount"), then first, Excess Spread, if any, from Finance Charge Collections allocable to the Class A Certificates and the Collateral Interest, to the extent not required to pay the Class A Required Amount for such Monthly Period, will be allocated to the Class B Certificates up to the Class B Required Amount, and second, Shared Finance Charge Collections, if any, allocable to the Certificates and not required to pay the Class A Required Amount for such Monthly Period will be allocated to the Class B Certificates up to the remaining Class B Required Amount. If the sum of such Excess Spread and such Shared Finance Charge Collections is insufficient to fund the Class B Required Amount for such Monthly Period, Reallocated Collateral Principal Collections for the related Monthly Period not required to fund the Class A Required Amount will be used to fund the remaining Class B Required Amount.

                          If, on the related Distribution Date, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount are insufficient to fund the remaining Class B Required Amount for such Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificate Holders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates, the Class B Certificates and the Collateral Interest will be decreased. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Adjustments and Fraudulent Charges."

                          Finance Charge Collections allocable to the Collateral Interest for any Monthly Period will be applied to pay the Collateral Interest Monthly Servicing Fee with respect to such Monthly Period and any accrued and unpaid Collateral Interest Monthly Servicing Fee with respect to prior Monthly Periods, and any such remaining Finance Charge Collections will be applied as Excess Spread.

                          With respect to the related Transfer Date, Excess Spread not required to fund the Class A Required Amount and the Class B Required Amount, if any, will be applied as specified in "Description of the Certificates--Allocation of Funds--Payment of Fees, Interest and Other Items."

Required Collateral
Interest................  The "Required Collateral Interest" with respect to any Transfer Date means (a) initially, the Initial Collateral Interest and (b) on any Transfer Date thereafter, an amount equal to 8.25% of the Adjusted Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and all payments to be made on the related Distribution Date, but not less than $12,000,000; provided, however, that (1) if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event; (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Offered Certificates as of the last day of the Monthly Period preceding such Transfer Date, less cash held in the Principal Funding Account as of such Transfer Date, after taking into account deposits, withdrawals and payments to be made on the related Distribution Date; and (3) the Required Collateral Interest may be reduced at any time to a lesser amount upon written confirmation from the Rating Agency that such reduction will not result in the Rating Agency reducing or withdrawing its then-existing rating of the Class A Certificates or the Class B Certificates. See "Description of the Certificates--Required Collateral Interest."

                          If on any Transfer Date, the Collateral Interest has been reduced to an amount less than the Required Collateral Interest, Excess Spread and Shared Finance Charge Collections, to the extent available, will be used to increase the Collateral Interest to the extent of such shortfall. See "Description of the Certificates--Allocation of Funds--Excess Spread."

Interest Rate Cap.......  On the Closing Date, the Trustee will enter into the
                          Class A Interest Rate Cap and the Class B Interest Rate Cap with the Interest Rate Cap Provider for the exclusive benefit of the Class A Certificate Holders and the Class B Certificate Holders, respectively. On each Transfer Date that the Class A Certificate Rate or the Class B Certificate Rate for the related Interest Period exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, based on the amount of such excess and the notional amount of the applicable Interest Rate Cap. The Class A Notional Amount will at all times be equal to or greater than the amount of the Expected Class A Principal, and the Class B Notional Amount will at all times equal the amount of the Expected Class B Principal, in each case less the aggregate notional amount of any portion of the related Interest Rate Cap sold on or prior to the date of determination. The Class A Interest Rate Cap and the Class B Interest Rate Cap will terminate on the day immediately following the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively; provided, however, that the Class A Interest Rate Cap and the Class B Interest Rate Cap may each be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement with respect thereto.

Shared Collections......  In any Monthly Period during the Revolving Period,
                          Principal Collections otherwise allocable to the Certificates, to the extent not required to satisfy the Collateral Monthly Principal, will be available to cover principal payments due to or for the benefit of the certificate holders of other Series. In addition, if in any Monthly Period during the Controlled Accumulation Period the Principal Allocation is greater than the sum of (i) the Controlled Deposit Amount and (ii) the Collateral Monthly Principal, such excess will also be available to cover principal payments due to or for the benefit of certificate holders of other Series and holders of other undivided interests in the Trust issued pursuant to the Agreement and the applicable Supplements.

                          Such Principal Collections applied to the payment of certificates of other Series and to such other interests in the Trust are herein referred to as "Shared Principal Collections." Any such application of Shared Principal Collections to other Series will not result in a reduction in the Investor Interest of this Series. In addition, amounts designated as Shared Principal Collections pursuant to the Supplement for any other Series may be applied to cover principal payments due to or for the benefit of the Certificate Holders. See "Description of the Certificates--Allocation of Funds."

                          In any Monthly Period, the amount of Excess Spread available after application to clauses (a) through
                          (n) listed under "Description of the Certificates-- Allocation of Funds--Excess Spread" (such amount constituting "Shared Finance Charge Collections") will be applied to cover any shortfalls with respect to certain amounts payable from Finance Charge Collections allocable to any other Series or other undivided interests in the Trust then outstanding. In addition, amounts designated as Shared Finance Charge Collections pursuant to the Supplement for any other Series may be applied to cover certain payments due to be made out of Finance Charge Collections to the Certificate Holders, including the reimbursement of reductions in the Class B Investor Interest arising in connection with the payment of the Class A Required Amount and the reimbursement of reductions in the Collateral Interest arising in connection with the payment of the Class A Required Amount and the Class B Required Amount. See "Description of the Certificates--Allocation of Funds."

                          Shared Finance Charge Collections and Shared
                          Principal Collections will be applied to any Series (and any related undivided interests in the Trust) then outstanding pro rata, based upon the amount of shortfall, if any, with respect to such Series (and such interests).

Repurchase..............
                          The Investor Interest will be subject to optional purchase by the Transferor on any Distribution Date on which the Investor Interest is an amount less than or equal to 5% of the Initial Investor Interest (after giving effect to all payments to be made on such date), if certain conditions set forth in the Agreement are met. The Investor Interest will be subject to mandatory purchase by the Transferor on the Distribution Date immediately preceding the Scheduled Series 1999-1 Termination Date if the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The mandatory purchase requirement is in addition to any other provisions and remedies provided by the Agreement and will not serve to relieve any party of obligations it may otherwise have or waive any remedy that is otherwise provided. The purchase price will equal the Investor Interest, plus accrued and unpaid interest on the Certificates and all other amounts owing under the Loan Agreement among the Trustee, the Transferor, the Servicer, the Collateral Interest Holder and the other financial institutions party thereto (the "Loan Agreement") through the last day preceding the Distribution Date on which the purchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination of Trust."

Tax Status..............
                          Special tax counsel to the Transferor, Mayer, Brown & Platt, is of the opinion that under existing law the Offered Certificates will be characterized as indebtedness for Federal income tax purposes. Under the Agreement, the Transferor, the Trustee, the Holder of the Exchangeable Transferor Certificate and the Offered Certificate Owners will agree to treat the Offered Certificates as debt for tax purposes. See "Certain Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.

ERISA Considerations....
                          Under regulations issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Offered Certificates of any class if certain conditions are met, including that the Offered Certificates of such class be held by at least 100 persons independent of the Transferor and each other upon completion of the public offering being made hereby. The Class A Underwriters will not sell the Class A Certificates to employee benefit plans unless they believe that the Class A Certificates will be held by at least 100 persons upon the completion of this offering. The Transferor anticipates that the other conditions of the regulations will be met with respect to the Class A Certificates. The Class B Underwriter does not anticipate that the Class B Certificates will be held by at least 100 persons upon the completion of this offering. Accordingly, the Class B Certificates may not be acquired with the assets of any employee benefit plan, including without limitation any insurance company general account deemed to include the assets of an employee benefit plan. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Regardless of whether the Trust's assets are deemed to constitute "plan assets," an employee benefit plan's purchase of Offered Certificates may, in the absence of an exemption, constitute a prohibited transaction if any of the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, the Trustee or the Underwriters is a party in interest with respect to that plan. Accordingly, employee benefit plans contemplating purchasing the Offered Certificates should consult their counsel before making a purchase. See "Certain Employee Benefit Plan Considerations."

Class A Certificate
Rating..................  It is a condition to the issuance of the Class A
                          Certificates that the Class A Certificates be rated in the highest generic rating category by at least one nationally recognized statistical rating organization. See "Risk Factors--Certificate Ratings."

Class B Certificate
Rating..................  It is a condition to the issuance of the Class B
                          Certificates that the Class B Certificates be rated in one of the three highest generic rating categories by at least one nationally recognized statistical rating organization. See "Risk Factors--Certificate Ratings."

Listing.................
                          Application will be made to list the Class A
                          Certificates on the Luxembourg Stock Exchange. See "Listing and General Information."

                                 RISK FACTORS

  Limited Liquidity. There is currently no market for the Offered Certificates. The Underwriters intend to make a market in the Offered Certificates but are not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Offered Certificate Holders with liquidity of investment or that it will continue until the Offered Certificates are paid in full.

  Certain Legal Aspects. While the Transferor transferred interests in the Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor independently represents and warrants in the Agreement that the transfer of Receivables, Interchange and Recoveries to the Trust is either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, Interchange and Recoveries, except for the interest of the Transferor as the then-current Holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in the Receivables. The Transferor has taken certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, a tax or other government lien on property of the Transferor where notice of such lien has been filed before Receivables are transferred to the Trust may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Transferor, certain administrative expenses of the conservator, receiver or the State of Connecticut Department of Banking may have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

  To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, and certain other conditions are satisfied including that such security interest was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") and should not be subject to avoidance by the FDIC, as receiver or conservator for the Transferor, and, therefore, in such circumstances, payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a conservator or receiver for the Transferor. The foregoing conclusions are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the Federal Deposit Insurance Act (as amended, the "FDIA"). On August 31, 1999, the FDIC proposed a regulation regarding the treatment of asset-backed securitization transactions in the event of conservatorship or receivership; in such proposal, the FDIC stated that a claim for "actual direct compensatory damages" is limited by statute to such damages determined as of the date of appointment of the FDIC as conservator or receiver. Since the FDIC may not immediately repudiate or disaffirm contracts following such appointment, investors may not have a claim for interest accrued or damages or losses after the date of such appointment. In addition, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the Resolution Trust Corporation, a sister agency of the FDIC (the "RTC"), a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Certificates, the amount paid to Certificate Holders could, depending upon circumstances existing on the date of the repudiation, be less than the outstanding principal of the Certificates and the interest accrued thereon to the date of payment. If the conservator or receiver for the Transferor were to assert that such security interest should not be enforceable or should be subject to avoidance or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership."

  If a conservator or receiver were appointed for the Transferor, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust. In that event, unless holders of more than 50% of the investor interest of each Series of certificates issued and outstanding (or with respect to any Series with two or more classes, more than 50% of each class) instruct otherwise, the Trustee would sell the portion of the Receivables allocable to each Series that did not vote to disapprove of the sale of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms, which may cause early termination of the Trust and a loss to certificate holders of each such Series (including the Certificate Holders) if the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay certificate holders of such Series in full. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver would have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the Transferor. In addition, in the event of a Servicer Default relating to the insolvency of the Servicer, if no Servicer Default other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the certificate holders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership."

  Consumer Protection Laws. The Accounts and Receivables are subject to numerous Federal and state consumer protection laws imposing requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. During recent years, Federal legislative proposals have attempted unsuccessfully to limit the maximum annual percentage rate that issuers may assess on credit card accounts. If such legislation were enacted and imposed an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is likely that the Portfolio Yield (averaged over a period of three consecutive Monthly Periods) would be reduced to a rate below the average of the Base Rates for such Monthly Periods and therefore a Pay Out Event would occur with respect to the Certificates. See "Description of the Certificates--Pay Out Events." In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers. As a result of these developments and other factors, there can be no assurance as to whether any Federal or state legislation will be promulgated imposing additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

  Pursuant to the Agreement, the Transferor covenants to accept reassignment of each Receivable not complying in all material respects with all requirements of applicable law as of the time of its creation if, as a result of such noncompliance, the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or unavailable. The Transferor makes certain other representations and warranties relating to the validity and enforceability of the Receivables. The Trustee has not made, however, and it is not anticipated that it will make, any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment of the Investor Interest in the Receivables affected thereby. See "Description of the Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables --Consumer Protection Laws."

  Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificate Holders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are insufficient funds available to reimburse such losses. See "Description of the Certificates--Defaulted Receivables; Adjustments and Fraudulent Charges."

  Competition in the Credit Card Industry. The credit card industry is highly competitive and operates in an environment increasingly focused on the interest and fees charged to consumers for credit card services. As issuers seek to expand their share of the market, there is increased use of advertising, target marketing, pricing competition and incentive programs, all of which may adversely impact issuer profit margins. The MasterCard and VISA associations do not require adherence to specific underwriting standards, and therefore credit card issuers may compete on the basis of individual account solicitation and underwriting criteria. The Transferor has traditionally competed as a low fixed-rate provider of credit card services targeting highly creditworthy customers who carry balances on their credit cards. The growth of the Transferor's credit card portfolio is largely due to customers who, attracted by its low rates, have transferred balances from competing credit card issuers, as well as due to higher balances from purchases and cash advances. The Transferor is participating in such competition through direct marketing programs and average annual percentage rates the Transferor believes compare favorably to rates charged by certain of the Transferor's competitors and operating efficiencies which permit it to maintain a favorable cost structure. If cardholders choose to utilize competing sources of credit, the amount and rate of new Receivables generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The size of the Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the amount of new Receivables generated declines significantly, Receivables from Additional Accounts (to the extent available) may be added to the Trust, as described below, or a Pay Out Event could occur, in which event the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events."


  Year 2000. Many computer systems use two digits rather than four to define the applicable year, and therefore may not recognize the date "00" as the Year 2000. This could result in the inability of the system properly to process transactions with dates in the Year 2000 or thereafter. People's Bank has assessed and, where necessary, is updating its computer systems and business processes to provide for their continued functionality. People's Bank's failure to become fully Year 2000 ready could disrupt, at least temporarily, its ability to carry out its servicing duties for the Trust, affecting the timely transfer of funds to the Trustee and the calculation of amounts to be distributed with respect to the Certificates. People's Bank expects to complete implementation of the necessary changes in a timely manner and does not anticipate that the costs related to such implementation will be material to any single year or quarter. Notwithstanding People's Bank's efforts, the nature of the Year 2000 Issue (as defined herein) is such that unanticipated developments affecting People's Bank information and non-information technology systems, and/or those of its vendors, suppliers, customers, and other third parties, or the discovery of additional information not previously known to People's Bank, may result in changes to People's Bank estimates of Year 2000 readiness. In particular, with respect to its credit card operations, People's Bank exchanges data with and relies on data supplied by a number of other entities, such as VISA, MasterCard, its external credit card processor and various credit bureaus. While People's Bank expects its Year 2000 preparations to be completed on a timely basis, there can be no assurance that the systems of other companies on which People's Bank's systems may rely also will be completed in a timely fashion. Lack of readiness by these third parties could expose People's Bank to impairment of business processes and activities, and People's Bank has assessed these risks and created contingency plans intended to address perceived risks. People's Bank cannot predict what effect the failure of any such third party to address, in a timely manner, the Year 2000 problem could have on People's Bank and the Receivables. Further, neither People's Bank nor the Trust can assure that any future developments with respect to the Year 2000 Issue, and People's Bank's Year 2000 readiness or the readiness of third parties in connection therewith, will be those that have been anticipated. See "People's Bank Year 2000 Readiness."

  Payments and Maturity. The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Controlled Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. The minimum monthly payment currently required on the Accounts generally approximates 3% of the statement balances (as of specific dates), plus past due amounts. A portion of the Receivables volume is a result of convenience use by obligors who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon. A significant decrease in the cardholder monthly payment rate or minimum required payment could slow the accumulation of principal during the Controlled Accumulation Period or delay the payment of principal on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date or during the Rapid Amortization Period, and such delay of the accumulation of principal or payment of principal, as the case may be, could adversely affect the ability of investors to reinvest profitably. See "--Ability to Change Terms of the Receivables," "Maturity Considerations" and "The Credit Card Business of People's Bank--Underwriting Procedures."

  Social, Technological and Economic Factors. Changes in card usage and payment patterns by cardholders may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes to financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels, personal bankruptcy levels and relative interest rates. As a consequence of some of these factors, the credit card industry has experienced fluctuating levels of losses and delinquencies. The loss and delinquency experience of the Trust Portfolio also reflects these fluctuations.

  Effect of Subordination of the Class B Certificates. The Class B Certificates are subordinated in right of payment of principal to payments of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the Class A Investor Interest has been paid in full as described herein. In addition, the Class B Investor Interest is subject to reduction if the Class A Required Amount for any Monthly Period is not funded from Collections allocable to the Class A Investor Interest, from payments under the Class A Interest Rate Cap, from Excess Spread, from Shared Finance Charge Collections from other Series allocable to the Certificates or from Reallocated Collateral Principal Collections and if the Collateral Interest has been reduced to zero. If the Class B Investor Interest suffers such a reduction, the portion of Finance Charge Collections allocable to the Class B Certificate Holders in future Monthly Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced. See "Description of the Certificates--Subordination." Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and Shared Finance Charge Collections from other Series available for that purpose for such Distribution Date.

  Further, in the event of a sale of the Receivables due to an Insolvency Event, the portion of the net proceeds of such sale allocable to pay principal with respect to the Certificate Holders' interest in such Receivables will first be used to pay principal amounts due to the Class A Certificate Holders and will then be used to pay principal amounts due to the Class B Certificate Holders, thereby causing a loss to Class B Certificate Holders if such remaining portion is insufficient to pay the Class B Certificate Holders in full. See "Description of the Certificates--Principal Payments" and "--Pay Out Events." If the Class B Investor Interest is reduced to zero, the Class A Certificate Holders will bear directly the credit and other risks associated with their undivided interest in the Trust.

  Ability to Change Terms of the Receivables. Pursuant to the Agreement, the Transferor has not transferred, and will not transfer, the Accounts to the Trust. Only the Receivables arising in the Accounts have been and will be so transferred. As owner of the Accounts, the Transferor has the right (to the extent provided in the applicable credit card agreements and the Agreement) to determine the periodic finance charge and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charges, other fees or Interchange could decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event for the Certificate Holders and the commencement of the Rapid Amortization Period. Under the Agreement, the Transferor has agreed that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not (i) reduce the annual percentage rate which determines the periodic finance charges assessed on the Receivables or other fees on the accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield as of such date would be less than the weighted average base rates of all Series then issued and outstanding or (ii) unless required by law, reduce such periodic finance charge if its reasonable expectation is that the Portfolio Yield would be less than the highest certificate rate for any Series then issued and outstanding. Such changes may include the reduction or waiver of annual membership fees in connection with the Transferor's marketing efforts. The term "Base Rate" with respect to the Certificates generally means, with respect to any Monthly Period, the weighted average of (x) the lesser of the Class A Certificate Rate and the Class A Cap Rate, (y) the lesser of the Class B Certificate Rate and the Class B Cap Rate, and (z) the Collateral Rate (weighted based on the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, respectively, as of the last day of the preceding Monthly Period) plus the Servicing Fee Rate. The term "Portfolio Yield" means generally, with respect to the Certificates and any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Finance Charge Receivables allocable to the Investor Interest billed during such Monthly Period after subtracting the Investor Default Amount for such Monthly Period (but in no event greater than the aggregate amount of Collections for such Monthly Period), Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account and deposited into the Finance Charge Account and allocable to the Class A Certificates for such Monthly Period, and the denominator of which is the Investor Interest as of the last day of the preceding Monthly Period. In addition, the Transferor has agreed that, upon the occurrence of the Pay Out Event described in clause (iv) of "Description of the Certificates--Pay Out Events" (relating to the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such Monthly Periods), the Transferor will not, unless required by law, reduce the annual percentage rate determining the periodic finance charges on the Accounts to a rate that would result in such periodic finance charges on the last day of such Monthly Period being less than the weighted average of the base rates for all Series then issued and outstanding. The Transferor has also agreed not to change the terms of the Accounts, unless (i) if the Transferor has a comparable segment of credit card accounts, the change is also made applicable to the comparable segment of the portfolio of accounts with similar characteristics owned by it and (ii) if the Transferor does not own such a comparable segment, any such change is not made with the intent to benefit the Transferor materially over the Certificate Holders. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Transferor's ability to change the terms of the Accounts. While the Transferor has no current intention of decreasing the periodic finance charges on the overall Trust Portfolio, there can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions changing this or other Account terms. In addition, an increase in the periodic finance charges and other fees applicable to the Accounts might have the result of decreasing the volume of Receivables generated on those Accounts. A significant decrease in Receivables could cause the Transferor Interest to decline below the Minimum Transferor Interest. The Transferor would be obligated in such event to add Receivables from Additional Accounts or Automatic Additional Accounts (to the extent available) to the Trust. If the Transferor were unable to convey Receivables in Additional Accounts to the Trust when required by the Agreement, a Pay Out Event would occur.

  Master Trust Considerations. The Trust, as a master trust, will issue the Certificates, has issued eight prior Series of certificates, five of which are currently outstanding, and may issue additional Series of certificates in the future. See "Annex I: Prior Series Issued and Outstanding." While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating Collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits; the Series 1999-1 Supplement will not permit the subordination of Series 1999-1 to any other Series) or other Series to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series that either (x) the Rating Agency delivers written confirmation to the Trustee that such issuance or Exchange will not result in the Rating Agency reducing or withdrawing its rating on any outstanding Series or (y) if at the time of the issuance or Exchange there is no outstanding Series currently rated by a Rating Agency, a nationally recognized investment banking firm or commercial bank delivers a certificate to the Trustee to the effect that the issuance or Exchange will not have an adverse effect on the timing or distribution of payments to such other Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, or that a change in the character of the Trust Portfolio, through, for instance, the addition of Receivables arising from Accounts and Receivables arising from Additional Accounts or Automatic Additional Accounts, might not have an impact on the timing and amount of payments received by a Certificate Holder, including as a result of the refixing of the Investor Percentage with respect to the allocation of the Principal Receivables. See "Description of the Certificates--Exchanges" and "--Allocation Percentages."

  Addition of Accounts. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts from time to time, the Receivables in which will be conveyed to the Trust. Such Additional Accounts will likely include accounts originated using criteria different from those which were applied to previously-designated Accounts, because such Accounts were originated at a different date, under different underwriting criteria or by different institutions, or represent a separate segment of the

Transferor's credit card business. Consequently, there can be no assurance that Additional Accounts designated in the future will be originated, priced or underwritten in the same manner as previously-designated Accounts. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates-- Addition of Accounts."

  Control. Subject to certain exceptions, the certificate holders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Supplement. Under certain circumstances, however, the consent or approval of a specified percentage of the aggregate investor interest of all outstanding Series or of the investor interest of each Series will be required to take or direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. In such instances, the interests of the Holders of the Certificates may not be aligned with the interests of the holders of certificates of such other Series. Thus, even if the requisite majority of Certificate Holders votes to take or direct such action, the certificate holders of such other Series may control whether or not such action occurs.

  Certificate Ratings. It is a condition to issuance of the Class A Certificates that the Class A Certificates be rated in the highest generic rating category by at least one nationally recognized statistical rating organization. It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated in one of the three highest generic rating categories by at least one nationally recognized statistical rating organization. As used herein, the term "Rating Agency" with respect to the Certificates, and with respect to any other Series, means the statistical rating organization or organizations from whom ratings have been solicited as specified in the Supplement with respect to such Series. The ratings address the likelihood of full payment of principal and interest of the Certificates by the Scheduled Series 1999-1 Termination Date. The ratings are based primarily on the quality of the Receivables, the credit support provided by the Collateral Interest, the Interest Rate Caps and, with respect to the rating of the Class A Certificates, the terms of the Class B Certificates. The ratings are not a recommendation to purchase, hold or sell Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agency if in its judgment circumstances so warrant. The ratings do not address the possibility of the occurrence of a Pay Out Event, and they do not address the likelihood of any payment in respect of either Class A Excess Interest or Class B Excess Interest.

  Limited Credit Enhancement. Although credit enhancement with respect to the Offered Certificates will be provided by (i) the Collateral Interest and (ii) with respect to the Class A Certificates, the subordination of the Class B Certificates, the Collateral Interest and the Class B Investor Interest are limited and will be reduced by certain claims made that are not paid from Finance Charge Collections allocated to the Certificates and are not reimbursed from Excess Spread or Shared Finance Charge Collections. If Finance Charge Collections allocated to the Investor Interest, Excess Spread, Shared Finance Charge Collections allocated to the Certificates, and Reallocated Principal Collections are not sufficient to cover the Class A Investor Default Amount and the Class B Investor Default Amount in any Monthly Period and if the Collateral Interest has been reduced to zero, the Investor Interest will be reduced (unless it is otherwise reimbursed) resulting in a reduction of the amount of Collections allocable to Certificate Holders in future Monthly Periods and in a reduction of the aggregate principal amount returned to the Certificate Holders. If the Collateral Interest and, with respect to the Class A Certificates, the Class B Investor Interest are reduced to zero, Class A Certificate Holders and Class B Certificate Holders will bear directly the credit and other risks associated with their respective undivided interests in the Trust. See "Description of the Certificates --Reallocation of Cash Flows" and "--Defaulted Receivables; Adjustments and Fraudulent Charges."

  Reductions of the Collateral Interest and the Class B Investor Interest, other than reductions resulting from principal payments, will be reimbursed by Excess Spread and Shared Finance Charge Collections which are allocated and available to fund such amounts. Certain factors, such as lowering the finance charges (including late fees and annual membership fees) on outstanding Receivables balances and increased convenience use by obligors who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon, may lower the amount of Finance Charge Receivables generated as well as Collections in respect thereof, and may thereby reduce the Excess Spread and Shared Finance Charge Collections available to replenish the credit enhancement. See "Description of the Certificates--Allocation of Funds." Finally, a slowing in payment rates on the Receivables could extend the final Distribution Date for the Class A Certificates and Class B Certificates beyond the Scheduled Payment Date for each such class. See "-- Payments and Maturity." The Reallocated Collateral Principal Collections and the Reallocated Class B Principal Collections may only be utilized to cover Required Amounts on and prior to the Scheduled Series 1999-1 Termination Date and will not be available otherwise to pay the remaining principal on the Certificates at any time.

  Book-Entry Registration. The Offered Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Offered Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Offered Certificate Owners will not be recognized by the Trustee as Certificate Holders, as that term is used in the Agreement. Hence, until such time, Offered Certificate Owners will only be able to exercise the rights of Offered Certificate Holders indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

  Reports to Certificate Holders. Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede, as nominee for DTC and the registered holder of the Offered Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and generally will not be sent by the Servicer or the Trustee to the Offered Certificate Owners. See "Description of the Certificates--Book-Entry Registration," "--Definitive Certificates" and "--Reports to Certificate Holders."

  Limitations on Interest Rate Cap Coverage. The Class A Notional Amount of the Class A Interest Rate Cap will be reduced during the Controlled Accumulation Period to an amount not less than the Expected Class A Principal. Any Class A Excess Principal will not have the benefit of the Class A Interest Rate Cap. The Class B Notional Amount of the Class B Interest Rate Cap will be reduced to zero on the Class B Scheduled Payment Date. To the extent the Class B Investor Interest is greater than zero on the Class B Scheduled Payment Date, the Class B Certificate Holders will not have the benefit of the Class B Interest Rate Cap. In addition, the Offered Certificates will not include the right to receive any interest on Excess Principal in excess of the Class A Cap Rate or the Class B Cap Rate, as applicable. While distributions may be made in respect of the Class A Excess Interest or the Class B Excess Interest, such distributions are not addressed in the ratings assigned by the Rating Agency.

                                   THE TRUST

  The Trust has been formed in accordance with the laws of the State of New York pursuant to the Agreement. Prior to its formation, the Trust did not have any assets or obligations. The Trust has not and will not engage in any activity, other than as described herein. The Trust will exist only for the transactions described herein, including the receipt of the Receivables and holding such Receivables, the issuance of the Exchangeable Transferor Certificate, the issuance of certificates of other, previously-issued Series, the issuance of the Certificates and other undivided interests representing additional Series and related activities (including, with respect to any Series, receiving any Enhancement and entering into the Enhancement agreement relating thereto) and making payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

  The property of the Trust consists of the Receivables, all monies due or to become due thereunder, all proceeds of the Receivables, proceeds of insurance policies relating to the Receivables, Interchange, Recoveries, all monies on deposit in the Collection Account and the Excess Funding Account, funds on deposit in accounts established pursuant to the Series 1999-1 Supplement, funds on deposit in any Series accounts established for the benefit of certificate holders other than the Certificate Holders pursuant to the related Supplement, funds on deposit and securities held in the Reserve Account for the benefit of the Class A Certificate Holders, the Interest Rate Caps for the benefit of the Class A Certificates and the Class B Certificates, the Collateral Interest and any other Enhancement issued with respect to any additional Series (the drawing on, withdrawal from or payment on such Enhancement, and the funds on deposit in any Series account with respect to any additional Series, will not be available to Certificate Holders). The Trust will include the Receivables from Additional Accounts and Automatic Additional Accounts which may be added from time to time pursuant to the terms of the Agreement and will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

                   THE CREDIT CARD BUSINESS OF PEOPLE'S BANK

General

  People's Bank began its credit card program in 1985 by marketing a low interest rate credit card to highly creditworthy individuals in its market area. As a result of the initial program's success, People's Bank expanded the program nationally. The Nilson Report ranked People's Bank the 17th largest VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") credit card issuer in the United States as of June 30, 1999 on the basis of outstanding balances. People's Bank further expanded its credit card operations in 1996 by establishing a limited branch in the United Kingdom, which had generated credit card receivables of approximately $266 million as of June 30, 1999. No receivable generated by the United Kingdom branch will be included in the Trust Portfolio. All of the eligible receivables in the Trust Portfolio are payable in United States dollars.

  The Receivables conveyed or to be conveyed to the Trust by People's Bank pursuant to the Agreement have been or will be generated from transactions made by holders of certain VISA and certain MasterCard credit card accounts, a subset of People's Bank's entire portfolio of credit card accounts, and include finance charges and fees billed to the Accounts. The Accounts were generated under the VISA or MasterCard associations of which People's Bank is a member.

  People's Bank services all of its accounts and receivables at its facilities in Bridgeport, Connecticut. Certain operations are performed on behalf of People's Bank by Total System Services, Inc., of Columbus, Georgia ("Total System"), including statement processing, printing and mailing. People's Bank has used Total System for such services since it launched its credit card program in 1985. People's Bank expects that as of April 2000 the processing and other services provided by Total System will be provided by First Data Resources, Inc. ("FDR"). If Total System, or, during or after April 2000, FDR, were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of such services could be time-consuming. As a result, delays in payments to Certificate Holders could occur.

  The entire portfolio of People's Bank VISA and MasterCard credit card accounts (the "Bank Portfolio"), of which the Accounts giving rise to the Trust Portfolio are a part, includes premium accounts (i.e., VISA Gold, Gold MasterCard, VISA Platinum and Platinum MasterCard and business accounts) and standard accounts (i.e., VISA Classic and standard MasterCard). The Accounts from which Receivables arose in the initial Trust Portfolio included only the standard accounts and not premium accounts. Since the May 1, 1996 addition of Additional Accounts, the Trust Portfolio has included both standard and premium accounts. As of June 30, 1999, 23.32% of the accounts in People's Bank Portfolio were premium accounts and 76.68% were standard accounts, and the receivables balance of premium accounts and standard accounts, as a percentage of the total balance of the receivables in People's Bank Portfolio, was 33.99% and 66.01%, respectively. Both premium and standard accounts undergo the same credit analysis, but premium accounts generally carry higher annual membership fees and have higher credit limits.

  The VISA and MasterCard credit card accounts may be used for three types of transactions: credit card purchases, cash advances and convenience checks. Purchases occur when cardholders use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use convenience checks to (i) transfer balances from other credit card accounts to their People's Bank accounts and (ii) draw against their VISA and MasterCard credit card accounts at any time. Amounts due with respect to purchases, cash advances and convenience checks are included in the Receivables.

  In addition, cardholders have been able to purchase insurance covering their account balances since March 1985. Premiums for this insurance are charged to the account for each monthly Billing Cycle. Such insurance premiums are included in the Receivables transferred to the Trust and are treated as Finance Charge Receivables.

  Each cardholder is subject to an agreement with People's Bank governing the terms and conditions of the VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, People's Bank reserves the right, subject to fifteen days' prior notice to the cardholder or as may be required by law, to add to, change or terminate any terms, conditions, services or features of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

  The credit evaluation, collection and charge-off policies and servicing practices of People's Bank, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

  Transactions creating the Receivables through the use of credit cards are processed through the VISA and MasterCard systems. Should either system materially curtail its activities, or should People's Bank cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

Account Origination

  The VISA and MasterCard credit card accounts owned by People's Bank were principally generated through direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by People's Bank and affinity marketing programs which are originated by People's Bank by soliciting prospective cardholders from identifiable groups with a common interest or a common cause, and with the assistance of an organization of the members of such group ("Affinity Program Accounts"). The predominant amount of all national accounts are originated through targeted, prescreened direct-mail solicitations. People's Bank applies the same credit criteria without distinction among the foregoing sources of applications, as described below in "Underwriting Procedures".

Underwriting Procedures

  All applications for accounts originated by People's Bank are reviewed for completeness and creditworthiness based on the credit underwriting criteria established by People's Bank. People's Bank uses credit reports issued by independent credit reporting agencies with respect to the applicant. In the event there are discrepancies between the application and the credit report, and in certain other circumstances, People's Bank may verify certain information regarding the applicant.

  All applications, including prescreened direct mail candidates, are evaluated by utilizing a credit scoring system. The credit scoring model used by People's Bank was developed with Fair, Isaac Companies, which has extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile and certain application information in order to statistically quantify credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. From time to time, the credit scoring models used by People's Bank are reviewed and are periodically updated to reflect more current statistical data. Based on statistical analysis, People's Bank has established a policy that certain accounts receiving high credit scores may be automatically approved without judgmental review. Judgmental underwriting of People's Bank's credit card accounts is used to evaluate those who score below the preset level for automatic approval and above the preset level for automatic rejection.

  In the case of prescreened direct mail solicitations, selection criteria established by People's Bank are used by credit bureaus to generate or screen lists of qualifying individuals. Members of People's Bank's Credit Card Services then mail solicitations to those qualifying individuals on the list. Additional credit criteria are applied on a case-by-case basis to those qualifying individuals accepting such solicitation to determine the appropriate line of credit for such individuals. The information requested in the response forms received from prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholders based on a credit profile that includes existing indebtedness, past payment patterns on other consumer loans and certain other criteria. The response forms of individuals responding to prescreened direct mail solicitations are reviewed by People's Bank and are checked again through credit reporting bureaus. If no change in credit performance has occurred, an offer of credit is made. Generally, each new cardholder is issued a credit card that expires two to three years after issuance. People's Bank generally reissues credit cards with two-to three-year expiration dates, so long as the payment history of the cardholder satisfies certain criteria.

Billing and Payments

  The Bank Portfolio has different billing and payment structures, including minimum payment levels, annual membership fees and periodic charges.

  For purposes of administrative convenience, the VISA and MasterCard credit card accounts of People's Bank generally are grouped into twenty-two billing cycles ending on the 5th through 27th day of each month (other than the 24th day) (each, a "Billing Cycle"). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to accountholders. See "The Receivables." The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on each of the days referred to above. See "The Receivables."

  Monthly billing statements are sent to accountholders with either debit or credit activity during the Billing Cycle. Generally, each month, accountholders must make at least a minimum payment equal to the greater of
(i) 3% of the account balance and (ii) $10, plus any past due amount; provided, however, that if the remaining balance is less than $10, the minimum payment will be equal to the amount of such remaining balance.

  The periodic finance charges assessed on cash advances and convenience checks are calculated by multiplying the average daily cash advance balance by the applicable daily periodic rate. Periodic finance charges are calculated on cash advances (including unpaid finance charges) from the date of the transaction or, if a convenience check is used, the day the convenience check is posted to the cardholder's account. The periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable daily periodic rate. Periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). The credit card agreement provides that periodic finance charges are not assessed in most circumstances on purchases if the purchaser's new balance shown in the billing statement is paid within 25 days after the last day of the Billing Cycle, or if the purchaser's previous balance is zero. The current fixed annual percentage rate for purchases generally ranges from 12.99% to 15.99%; however, People's Bank offers introductory rates below the standard rate. An increase in the fixed annual percentage rate for purchases might have the result of decreasing the volume of Receivables generated. The current fixed annual percentage rate for cash advances is generally 19.80%. For a break-down of the yield from finance charges and fees billed, see the table titled "Revenue Experience-- Representative Portfolio" included under "Receivable Yield Considerations."

  Under the terms of People's Bank's agreement with each of its cardholders, People's Bank may change the annual percentage rates applicable to Accounts. The annual percentage rates and other terms of the cardholder agreements are continually reviewed by People's Bank, and further changes to annual percentage rates and such terms may occur based on changes in the law, changes in the marketplace or prudent business practices. People's Bank expects to implement further selected changes to annual percentage rates. See "Risk Factors--Ability to Change Terms of the Receivables."

  In addition, People's Bank may, at its option, increase the annual percentage rates for purchases, balance transfer checks and cash advances for the accounts of cardholders who fail to make payments by the due date or who exceed the total credit limit set by People's Bank; however, People's Bank's current practice is to lower such rates back to the corresponding standard rates that were in effect upon compliance by such cardholders with the terms of the accounts (e.g., making timely payments and staying within the credit limit) for 5 consecutive Billing Cycles.

  People's Bank may, at its option, reduce the minimum payment requirements and periodic finance charges described above for the accounts of cardholders with outstanding credit card balances to devise repayment programs. Such repayment programs generally involve reducing the minimum monthly payment and/or reducing the finance charges assessed.

  People's Bank generally originates credit card accounts that do not require payment of an annual membership fee. Some of the accounts may be subject to annual membership fees and to certain additional fees, including: (i) a late fee, generally in the amount of $29, with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee equal to 3% of the amount of each cash advance (minimum $3) applied per transaction at ATMs, People's Bank or any other bank; (iii) an overlimit fee, generally in the amount of $29; and (iv) a returned check fee, generally in the amount of $29. Subject to the requirements of applicable laws, People's Bank may change certain of these fees and rates at any time by written notice to cardholders. Pursuant to the terms of the cardholder agreement, People's Bank may change the terms of such agreement and must give cardholders 15 days' prior notice of any change which would result in an increase in the rate of finance charges on existing balances or new activity, or other fees, or impose a fee not set forth in such agreement. People's Bank may, pursuant to its agreements with cardholders, apply payments received on the Accounts to finance charges, principal balances and other amounts due in the order that it may elect from time to time.

  Collection of Delinquent Accounts. An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within one calendar month from the statement date. Efforts to collect delinquent credit card receivables are made by People's Bank's personnel and collection agencies and attorneys retained by People's Bank. Under current practice, accountholders that become one to ten days delinquent may be sent a notice and telephone calls to the accountholder may begin once an account becomes delinquent. People's Bank uses an automated dialer to telephone delinquent accountholders. People's Bank also uses the on-line collections system of Total System and a Fair, Isaac Companies scoring system to analyze the collection risk on such accounts.

  Generally, within 31 days of contractual delinquency, no additional extensions of credit through such account are authorized and, between 61 and 91 days of contractual delinquency, the account is closed. Consistent with the credit and collection policies of People's Bank, in certain infrequent circumstances, People's Bank may enter into arrangements with cardholders to extend or otherwise change payment schedules, which can include the suspension of finance charge accruals or bringing current (or "reaging") accounts where cardholders make three consecutive minimum monthly payments. People's Bank will enter into such arrangements only in circumstances where it believes its ability to collect on the account will be enhanced by such arrangements.

  As a result of recent changes in regulatory guidelines, People's Bank modified its methodology for charging off delinquent receivables during the fourth quarter of 1998. The prior practice had been to charge off delinquent receivables between the 210th through the 240th day of delinquency. The current policy of People's Bank is to charge-off, as a loan loss, the receivables balance less finance charges for both purchases and cash advances in the month in which the receivable becomes 181 days past due. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. People's Bank also adopted a new methodology for charging off bankruptcies in June 1999. The new policy is being phased in over the balance of calendar year 1999. At the time an account is charged off, an evaluation of its collectibility is made on a case by case basis to determine whether further remedies should be pursued by collection personnel at People's Bank, outside collection agencies or, in some cases, outside attorneys. Delinquency levels are monitored by collection managers and information is reported regularly to senior management. Under the terms of the Agreement, any Recoveries will be included in the assets of the Trust and considered Finance Charge Receivables.

Loss and Delinquency Experience

  The following tables set forth the delinquency and loss experience for each of the periods shown for receivables in accounts which would have substantially satisfied the criteria for inclusion of its related receivables in the Trust Portfolio (the "Representative Portfolio"). These Representative Portfolio tables illustrate the historical performance of the Receivables as if all Accounts in the Trust as of the Series Cut-Off Date (including the Additional Accounts added on the Series Cut-Off Date and as of August 12,
1999) were included in the Trust Portfolio since their origination. In fact, the Transferor has in the past added pools of Additional Accounts that are about to reprice from an introductory pricing period. During the introductory pricing period, Accounts generally exhibit lower levels of yield and loss than do more seasoned Accounts with standard pricing. As a consequence, the Representative Portfolio tables below show revenue and loss experience that incorporates the impact of introductory pricing and newer account loss experience which are not representative of the Trust Portfolio.

  The Servicer will file with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Representative Portfolio included in the tables set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to pay may be different from those which prevailed during the periods reflected below.

                                Loss Experience
                           Representative Portfolio
                            (Dollars in Thousands)

                           Six Months
                         Ended June 30,            Years Ended December 31,
                         --------------        ----------------------------------
                              1999                1998        1997        1996
                         --------------        ----------  ----------  ----------
Average Receivables
 Outstanding(1)...           $3,393,589        $3,037,407  $2,644,601  $2,076,314
Gross Charge-
 Offs(2)(3).............         95,947           148,940     133,621      99,497
Recoveries(4)...........          9,181            16,132      12,703       8,260
Net Charge-Offs(3)......         86,766           132,808     120,918      91,237
Net Charge-Offs as
 Percentage of Average
 Receivables
 Outstanding(3).........           5.11%(5)(6)       4.37%       4.57%       4.39%

--------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge-Offs are calculated before Recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud.

(3) The amounts of charge-offs include principal, interest and fees.

(4) Recoveries have historically been allocated to the Trust on a pro rata basis. As of September, 1997, People's Bank effected a change in the methodology for calculating Recoveries. The revised policy treats Recoveries relating to previously charged-off Receivables as Finance Charge Receivables.

(5) Calculated on an annualized basis.

(6) The increased amount of net charge-offs as a percentage of average receivables outstanding between 1998 and 1999 reflects the implementation of the revised charge-off policy. The policy change requires a receivable to be charged off the month in which it becomes 181 days delinquent, compared to the prior policy of charging off receivables between the 210th and 240th day of delinquency. For operational purposes, this change began January 1999 and is being phased-in over a period of up to 12 months. During the six months ended June 30, 1999, approximately $11.6 million of gross charge-offs, or .68% of average receivables outstanding, were a result of phasing in this revised policy.

                            Delinquency Experience
                           Representative Portfolio
                            (Dollars in Thousands)

                           As of June 30,                       As of December 31,
                         ------------------ -----------------------------------------------------------
                                1999               1998                1997                1996
     Number of Days      ------------------ ------------------- ------------------- -------------------
     Delinquent(1)       Amount  Percentage  Amount  Percentage  Amount  Percentage  Amount  Percentage
------------------------ ------- ---------- -------- ---------- -------- ---------- -------- ----------
31 to 60 days........... $29,060    0.91%   $ 32,750    0.93%   $ 30,625    1.05%   $ 30,036    1.25%
61 to 90 days...........  19,495    0.60      22,021    0.63      20,589    0.72      19,158    0.79
91 to 120 days..........  16,594    0.51      17,287    0.50      16,002    0.56      14,833    0.61
121 to 150 days.........  14,349    0.44      13,895    0.40      13,141    0.46      12,460    0.52
151 to 180 days.........  12,374    0.38      11,135    0.32      10,847    0.38       9,688    0.40
181 days or
 greater (2)............   5,454    0.17      16,964    0.49      15,856    0.55      14,621    0.60
                         -------    ----    --------    ----    --------    ----    --------    ----
Total(3)................ $97,326    3.01%   $114,052    3.27%   $107,060    3.72%   $100,796    4.17%
                         =======    ====    ========    ====    ========    ====    ========    ====

--------
(1) Number of days delinquent means the number of days after the billing date next following the original billing date. For example, 31 days delinquent means that no payment is received within 61 days after the original billing date.

(2) The decline in the amount and percentage of delinquent receivables in this category as of June 30, 1999 reflects the implementation of the revised policy to charge-off a delinquent receivable during the month in which it becomes 181 days delinquent. The prior practice had been to charge-off delinquent receivables between the 210th and 240th day of delinquency and therefore, the category "181 days or greater" has been reduced.

(3) Delinquencies are calculated as a percentage of outstanding receivables as of the end of each calendar month. Delinquencies include bankruptcies.

  Delinquencies and charge-offs as a percentage of the Representative Portfolio are affected by a variety of factors. Among them are: (i) the rate of growth of receivables in the Representative Portfolio; (ii) general economic conditions in the United States and particularly the nationwide rise in consumer loan delinquencies and the rise in personal bankruptcy filings;
(iii) the seasoning of the accounts in the Representative Portfolio; and (iv) the creation and inclusion in the Representative Portfolio of a product group that generated higher revenues and higher losses. This product group represented approximately $44 million of receivables as of June 30, 1999. People's Bank will not add additional receivables of this type to the Trust without Rating Agency approval.

  Charge-offs as a percentage of the Representative Portfolio have fluctuated since 1996 as a result of a variety of factors. The decrease in net charge-offs between 1997 and 1998 reflects a change in methodology for calculating recoveries. See "--Recoveries." The increase in charge-offs between 1998 and 1999 reflects the implementation of a revised charge-off policy (see "-- Billing and Payments--Collection of Delinquent Accounts"), and increased payment rates. For operational purposes, the charge-off policy change began January 1999 and is being phased-in over a period of up to 12 months.

  The decline in delinquencies in 1997 and 1998 compared to 1996 can be attributed primarily to the increased rate of growth of Receivables and the increased percentage of unseasoned accounts in the Representative Portfolio, as well as tightened credit underwriting criteria. The decline in delinquencies between 1998 and 1999 is primarily attributable to the phased-in implementation of the revised charge-off policy. The revised policy has accelerated the charge-off of accounts within the "181 days or greater" delinquency category.

  People's Bank believes that conformity with its underwriting procedures (see "--Underwriting Procedures") will keep the loss and delinquency experience within historical norms, although there can be no assurance that the loss and delinquency amounts as a percentage of the Representative Portfolio will remain at current levels.

Recoveries

  Recoveries have historically been allocated to the Trust on a pro rata basis. On September 24, 1997, People's Bank adopted a methodology pursuant to which the Transferor is required to transfer to the Trust on each Transfer Date occurring after such date the amount of Recoveries received by the Servicer during the preceding Monthly Period with respect to the Receivables in the Trust Portfolio. Recoveries are treated as collections of Finance Charge Receivables. See "--Loss and Delinquency Experience."

Interchange

  Creditors participating in the VISA and MasterCard associations receive certain fees as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of these fees collected in connection with cardholder charges for merchandise and services is passed from the banks clearing the transactions for merchants to credit card issuing banks. These fees currently range from approximately 1.35% to 2.64% of the transaction amount. People's Bank is required, pursuant to the terms of the Agreement, to transfer to the Trust those fees attributed to cardholder charges for merchandise and services in the Accounts ("Interchange"). Such percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Interchange is treated as Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections and payments to Certificate Holders and calculating the Portfolio Yield.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts from People's Bank Portfolio of VISA and MasterCard credit card accounts satisfying eligibility criteria set forth in the Agreement (the "Trust Portfolio"). Such criteria do not create a selection adverse to the Certificate Holders. Pursuant to the Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then-existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Additional Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Agreement also provides that the Transferor will add as Automatic Additional

Accounts certain new accounts opened in the ordinary course of its business. Automatic Additional Accounts will be added to the Trust on the business day that they are originated if certain requirements are satisfied. See "Description of the Certificates--Addition of Accounts." Automatic Additional Accounts will consist of certain of the Transferor's VISA and MasterCard credit card accounts, constituting Eligible Automatic Additional Accounts and satisfying certain other criteria, and arising in Accounts designated by the Transferor from time to time. The Transferor may designate additional categories of Automatic Additional Accounts; provided, however, that the Transferor shall have received notice from each Rating Agency that such designation will not result in a downgrading or withdrawal of its rating of any certificates of any Series outstanding. In addition, the Transferor is required to designate Eligible Additional Accounts as Additional Accounts (x) to maintain the Transferor Interest such that on any Record Date the Transferor Interest for the related Monthly Period equals or exceeds 7% or such higher percentage as may be stated in any Supplement (such percentage, the "Minimum Transferor Interest") of the average Aggregate Principal Receivables and (y) to maintain, for so long as certificates of any Series, including the Certificates, remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the Minimum Aggregate Principal Receivables. The term "Aggregate Principal Receivables" means, as of any date of determination, the sum of (i) the aggregate amount of Principal Receivables and (ii) the amount on deposit in the Excess Funding Account (exclusive of the amount of any investment earnings thereon), in each case, as of the end of the last day of the Monthly Period immediately preceding such date of determination. The "Minimum Aggregate Principal Receivables" required to be maintained through the designation by the Transferor of Additional Accounts shall generally be an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to Principal Receivables for each Series. Such amount may be increased by a Supplement pursuant to which additional Series may be issued. The Transferor will convey the Receivables then-existing or thereafter created under such Additional Accounts to the Trust. See "Description of the Certificates--Addition of Accounts." Further, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions discussed herein) to remove certain Accounts designated by the Transferor whether such Receivables are then- existing or thereafter created. See "Description of the Certificates--Removal of Accounts." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same credit card accounts designated as Accounts by the Transferor plus any Additional Accounts and Automatic Additional Accounts and minus any Removed Accounts. As of each date an Account is added, and on any date Additional Accounts or Automatic Additional Accounts are added, to the Trust, and on the date any new Receivables are created or are added to the Trust, as applicable, the Transferor will (or will be deemed to) represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties."

  Some of the Accounts are recently solicited, unseasoned accounts and the Receivables include Receivables that are at various stages of contractual delinquency. Because the Accounts were selected as of the Series Cut-Off Date, there can be no assurance that all of the accounts will continue to meet the eligibility requirements during the life of the Trust. The Receivables in the Accounts are the unsecured obligations of the cardholders.

  The Receivables in the Trust Portfolio as of the Series Cut-Off Date, after giving effect to Additional Accounts conveyed on the Series Cut-Off Date and on August 12, 1999, totaled $3,192,370,227. The Accounts had, as of the close of the June 30, 1999 Monthly Period, an average outstanding balance of $1,411.07 and an average credit limit of $6,767.93. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 20.85%, and the weighted average age of the Accounts was approximately 31 months. As of the close of the June 30, 1999 Monthly Period, cardholders whose Accounts giving rise to the Receivables are included in the Trust Portfolio have billing addresses in all 50 states and the District of Columbia. The Transferor anticipates that it will convey Additional Accounts or Automatic Additional Accounts during the three-month period following the Closing Date. See "Description of the Certificates--Addition of Accounts."

  The following tables summarize the Trust Portfolio by various criteria as of the close of the June 1999 Monthly Period (including the Additional Accounts added on the Series Cut-Off Date and on August 12, 1999). Because the future composition of the Trust Portfolio may change over time, these tables may not necessarily be indicative of the composition of the Trust Portfolio after the June 1999 Monthly Period.

                        Composition by Account Balance
                                Trust Portfolio

                                          Percentage                 Percentage
                                           of Total                   of Total
                                Number of Number of   Receivables    Receivables
Account Balance Range           Accounts   Accounts     Balance        Balance
---------------------           --------- ---------- --------------  -----------
Credit Balance.................    57,192     2.55%  $   (6,689,557)    (0.21)%
Zero Balance...................   990,247    44.20                0      0.00
$0.01--$1,000.00...............   422,582    18.86      146,475,161      4.59
$1,000.01--$3,000.00...........   316,792    14.14      609,996,853     19.11
$3,000.01--$5,000.00...........   230,737    10.30      915,261,799     28.67
$5,000.01--$10,000.00..........   216,693     9.67    1,455,922,142     45.60
Over $10,000.00................     6,209     0.28       71,403,829      2.24
                                ---------   ------   --------------    ------
  Total........................ 2,240,452   100.00%  $3,192,370,227    100.00%
                                =========   ======   ==============    ======

                          Composition by Credit Limit
                                Trust Portfolio

                                           Percentage                Percentage
                                            of Total                  of Total
                                 Number of Number of   Receivables   Receivables
Credit Limit Range               Accounts   Accounts     Balance       Balance
------------------               --------- ---------- -------------- -----------
$0.01--$1,000.00................    97,933     4.37%  $    7,336,043     0.23%
$1,000.01--$2,000.00............    51,321     2.29       28,885,193     0.91
$2,000.01--$3,000.00............    63,652     2.84       61,758,366     1.93
$3,000.01--$4,000.00............   101,047     4.51      111,087,982     3.48
$4,000.01--$5,000.00............   223,693     9.99      297,889,227     9.33
$5,000.01--$10,000.00........... 1,647,398    73.53    2,514,682,426    78.77
Over $10,000.00.................    55,408     2.47      170,730,990     5.35
                                 ---------   ------   --------------   ------
  Total......................... 2,240,452   100.00%  $3,192,370,227   100.00%
                                 =========   ======   ==============   ======

                   Composition by Period of Delinquency
                                Trust Portfolio

                                     Percentage                Percentage
Period of Delinquency                 of Total                  of Total
(Days Contractually        Number of Number of   Receivables   Receivables
Delinquent)                Accounts   Accounts     Balance       Balance
---------------------      --------- ---------- -------------- -----------
Current................... 2,182,603    97.42%  $2,979,006,176    93.31%
1-30 Days.................    36,284     1.62      117,459,916     3.68
31-60 Days................     7,219     0.32       28,651,089     0.90
61 or More Days...........    14,346     0.64       67,253,046     2.11
                           ---------   ------   --------------   ------
  Total................... 2,240,452   100.00%  $3,192,370,227   100.00%
                           =========   ======   ==============   ======

                          Composition by Account Age
                                Trust Portfolio

                                           Percentage                Percentage
                                            of Total                  of Total
                                 Number of Number of   Receivables   Receivables
Account Age                      Accounts   Accounts     Balance       Balance
-----------                      --------- ---------- -------------- -----------
0 to 6 Months...................   230,448    10.29%  $  595,086,038     18.64%
Over 6 to 12 Months.............   385,684    17.21      550,724,542     17.25
Over 12 to 24 Months............   593,432    26.49      570,110,067     17.86
Over 24 to 48 Months............   657,008    29.32      800,150,001     25.07
Over 48 Months..................   373,880    16.69      676,299,579     21.18
                                 ---------   ------   --------------   -------
  Total......................... 2,240,452   100.00%  $3,192,370,227   100.00%
                                 =========   ======   ==============   =======

              Geographic Distribution by Receivables Balance
                                Trust Portfolio

                                           Percentage                Percentage
                                            of Total                  of Total
                                 Number of Number of   Receivables   Receivables
                                 Accounts   Accounts     Balance       Balance
                                 --------- ---------- -------------- -----------
California......................   228,596    10.20%  $  321,626,039    10.07%
Texas...........................   149,250     6.66      224,494,795     7.03
Connecticut.....................   126,342     5.64      206,541,649     6.47
New York........................   153,317     6.84      202,926,807     6.36
Florida.........................   144,198     6.44      196,395,844     6.15
Illinois........................    92,778     4.14      135,589,246     4.25
Pennsylvania....................   102,663     4.58      132,507,936     4.15
Ohio............................    91,017     4.06      127,485,031     3.99
Michigan........................    71,074     3.17      100,650,773     3.15
New Jersey......................    73,225     3.27       97,326,707     3.05
Other(1)........................ 1,007,992    45.00    1,446,825,400    45.33
                                 ---------   ------   --------------   ------
  Total......................... 2,240,452   100.00%  $3,192,370,227   100.00%
                                 =========   ======   ==============   ======

--------

(1) Includes the 40 states not listed above, the District of Columbia, and other jurisdictions, each of which represents less than 3.05% of the total receivables balance.

                            MATURITY CONSIDERATIONS

  The Agreement provides that the Class A Certificate Holders and the Class B Certificate Holders will not receive principal payments until the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively, except in the event of a Pay Out Event, which will result in the commencement of the Rapid Amortization Period. A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor or the Holder of the Exchangeable Transferor Certificate to make certain payments or transfers of funds for the benefit of the Certificate Holders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency events involving the Transferor, (d) the occurrence of a Servicer Default which would have a material adverse effect on the Certificate Holders, (e) the failure of the Transferor to convey Receivables arising under Additional Accounts when required by the Agreement, (f) the Trust becoming subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly

Periods to a rate which is less than the average of the Base Rates for such period, (h) the failure to pay each class of Offered Certificates in full on or prior to its applicable Scheduled Payment Date or (i) the failure of the Interest Rate Cap Provider to make any payment under the Interest Rate Caps within five days of the date such payment was due. See "Description of the Certificates--Pay Out Events."

  Controlled Accumulation Period. On each Transfer Date beginning with the Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences, an amount equal to the least of (a) the Available Investor Principal Collections with respect to the related Monthly Period, (b) the "Controlled Deposit Amount," which is equal to the sum of the Controlled Accumulation Amount for the related Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period, and (c) the Class A Adjusted Investor Interest on such Transfer Date will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. Amounts deposited in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificate Holders on the Class A Scheduled Payment Date. On the Transfer Date during the Controlled Accumulation Period immediately following the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) the Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor Interest will be deposited into the Distribution Account for distribution to the Class B Certificate Holders on the Class B Scheduled Payment Date. If, for any Monthly Period prior to the payment in full of the Class A Investor Interest and the Class B Investor Interest, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount (or, after the Class A Investor Interest is zero, the Class B Investor Interest), any such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations described herein (to the extent that the Transferor Interest exceeds the Minimum Transferor Interest), paid to the Holder of the Exchangeable Transferor Certificate. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, the remaining Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earliest of the date the Collateral Interest has been paid in full, the Scheduled Series 1999-1 Termination Date and the termination of the Trust.

  Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date. Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date. Although it is anticipated that Available Investor Principal Collections with respect to each Monthly Period during the Controlled Accumulation Period will be available on the related Transfer Date to make a deposit of the Controlled Deposit Amount to the Principal Funding Account and that the Class A Investor Interest will be paid to the Class A Certificate Holders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificate Holders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

  "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $24,142,857.14; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described below under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the

Servicer in accordance with the Series 1999-1 Supplement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and scheduled to create Shared Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

  "Accumulation Shortfall" means on each Transfer Date with respect to the Controlled Accumulation Period prior to the Class A Scheduled Payment Date, the excess, if any, of the applicable Controlled Deposit Amount for the immediately preceding Transfer Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such preceding Transfer Date.

  Should the Rapid Amortization Period commence, the Certificate Holders will be entitled to receive monthly payments of principal on each Distribution Date (beginning with the Distribution Date in the month following the month in which the Rapid Amortization Period commences) equal to the product of the applicable Investor Percentage and Principal Collections received during the related Monthly Period (less the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts), plus certain amounts treated as Principal Collections with respect to such Monthly Period (including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs), plus the amount of Shared Principal Collections, if any, allocable to the Certificates with respect to such Monthly Period (collectively, the "Available Investor Principal Collections"). Allocations based upon the applicable Fixed Investor Percentage may result in deposits to the Principal Funding Account with respect to the Class A Certificates or the Distribution Account with respect to the Class B Certificates and the Collateral Interest during the Controlled Accumulation Period or distributions of principal to Certificate Holders during the Rapid Amortization Period greater, relative to the declining balance of the Investor Interest, than would be the case if a percentage based on such declining balance were used to determine the percentage of Collections to be deposited or distributed, as the case may be, in respect of the Investor Interest. See "Description of the Certificates--Allocation Percentages."

  A significant decline in the amount of Receivables generated during the Revolving Period could result in the occurrence of a Pay Out Event for the Certificate Holders and the commencement of the Rapid Amortization Period, thus shortening the maturity of the Certificates. Conversely, a significant decline in the amount of Receivables generated during the Controlled Accumulation Period or the Rapid Amortization Period could result in an extension of the final payment of the Certificates. If the maturity of the Offered Certificates has been shortened at a time when interest rates generally available are lower than the Offered Certificate Rates, the yield to maturity realized by the Offered Certificate Holders upon reinvestment at the lower prevailing interest rates may be lower than if the Offered Certificates remained outstanding until the expected maturity. Conversely, if the maturity of the Offered Certificates is extended at a time when interest rates generally available are higher than the Offered Certificate Rates, the yield to maturity realized by the Offered Certificate Holders may be lower than if the Offered Certificates had matured when expected and the Offered Certificate Holders had reinvested at the higher prevailing interest rates.

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Representative Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                      Cardholder Monthly Payment Rates(1)
                           Representative Portfolio

                                                 Six Months
                                                 Ended June    Years Ended
                                                    30,       December 31,
                                                 ---------- -------------------
                                                    1999    1998   1997   1996
                                                 ---------- -----  -----  -----
Lowest..........................................   12.91%   11.49% 10.31%  8.92%
Highest.........................................   16.96    14.82  14.45  10.84
Average(2)......................................   14.59    13.39  11.72   9.98

--------

(1) Monthly payment rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables balance.
(2) The average monthly payment rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.


  The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which Certificate Holders could expect to receive payments of principal on the Certificates during either the Controlled Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

  Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Accumulation Amounts, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the Class A Investor Interest will be paid to the Class A Certificate Holders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificate Holders on the Class B Scheduled Payment Date. As described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively.

                        RECEIVABLE YIELD CONSIDERATIONS

  The gross revenues from finance charges and fees billed to accounts in the Representative Portfolio for the six months ended June 30, 1999 and each of the three years ended December 31, 1998, 1997 and 1996 are set forth in the following table. The historical yield figures in the table are calculated on a billed basis, net of rebated fees and other charges. Collections of Receivables included in the Trust are on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, yields on a billed basis may exceed cash yields as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed yields on a billed basis as amounts collected in a current period may include amounts billed during prior periods. The yield on both a billed basis and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and cash advance fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur periodic finance charges.

                              Revenue Experience
                           Representative Portfolio
                            (Dollars in Thousands)

                                Six Months
                                  Ended               Years Ended
                                 June 30,             December 31,
                                ----------  ----------------------------------
                                   1999        1998        1997        1996
                                ----------  ----------  ----------  ----------
Finance Charges and Fees
 Billed(1)....................  $  248,911  $  460,556  $  395,434  $  318,532
Average Receivables
 Outstanding(2)...............  $3,393,589  $3,037,407  $2,644,601  $2,076,314
Yield from Finance Charges and
 Fees Billed(3)(4)............       14.67%      15.16%      14.95%      15.34%

--------

(1) Finance Charges and Fees Billed include periodic finance charges, annual membership fees, late fees, returned check fees, overlimit fees, the premium of any insurance covering a cardholder's account balances, cash advance transaction fees, interchange and recoveries allocable to the related receivables. The annual membership fees, as presented, reflect full recognition upon billing. The methodology adopted in September 1997 for payment of Recoveries relating to charged-off Receivables in the Trust may favorably impact future yield levels for the Representative Portfolio by paying more Recoveries to the Trust than under the previous pro rata payment methodology.
(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(3) Yield from Finance Charges and Fees Billed is calculated as a percentage of the Average Receivables Outstanding.

(4) Calculated on an annualized basis.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Certificates, approximately
$         (of which $         is attributable to the Class A Certificates and
$         is attributable to the Class B Certificates), before deduction of
expenses, will be paid to PSFC, other than $    thereof, which will be
deposited in the Finance Charge Account for the payment of interest on the Certificates with respect to the first Distribution Date. PSFC intends to distribute substantially all of the remaining proceeds to the Transferor through the declaration and payment of a dividend and/or a distribution of capital to the Transferor, and the Transferor will use such proceeds for its general corporate purposes.

                                 PEOPLE'S BANK

  People's Bank was formed in 1842 and is headquartered in Bridgeport, Connecticut. People's Bank is a majority-owned subsidiary of People's Mutual Holdings, which as of June 30, 1999 owned 59.7% of the issued and outstanding common stock of People's Bank. People's Bank is chartered as a Connecticut stock savings bank, and, as a state chartered non-member bank, is regulated by the State of Connecticut Department of Banking and by the FDIC. People's Bank is the largest independent bank in Connecticut, with total assets of approximately $10.4 billion, total liabilities of approximately $9.6 billion, and total stockholders' equity of approximately $782 million as of June 30, 1999. At June 30, 1999, People's Bank's Tier 1 leverage capital ratio was 6.8%, satisfying the minimum ratio of 4.0% generally required by the FDIC. People's Bank is also subject to the FDIC's risk-based capital regulations, which require minimum ratios of Tier 1 capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively. People's Bank satisfied these requirements at June 30, 1999 with ratios of 8.0% and 10.9%, respectively. People's Bank's regulatory capital ratios at June 30, 1999 exceeded the FDIC's numeric criteria for classification as a "well capitalized" institution.

  People's Structured Finance Corp. ("PSFC"), which is currently the Holder of the Exchangeable Transferor Certificate, is a wholly-owned special purpose Connecticut subsidiary of People's Bank. In establishing PSFC, People's Bank has taken steps to ensure that PSFC is a bankruptcy remote corporation. These steps include (but are not limited to) (a) the appointment of two independent directors to PSFC's board of directors, (b) the creation of PSFC as a special purpose subsidiary of People's Bank pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of PSFC's business and restrictions on PSFC's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar state laws without the prior unanimous affirmative vote of all of its directors, including the prior unanimous affirmative vote of both of its independent directors), and (c) the maintenance by PSFC of separate bank accounts, corporate records and books of account. The Exchangeable Transferor Certificate, representing the Transferor Interest in the Trust, was transferred to PSFC pursuant to an Assignment and Assumption Agreement, dated as of December 15, 1995, by and between People's Bank and PSFC.

                   PEOPLE'S BANK'S YEAR 2000 READINESS


General

  People's Bank, like all companies that utilize information technology, is facing challenges associated with the inability of many existing systems to process time-sensitive data accurately beyond the year 1999 (referred to as the "Year 2000 Issue"). If not modified or replaced, system failures or miscalculations could result in adverse effects on the ability to meet customer needs or other obligations in a timely manner.

  The actions being taken by People's Bank in response to Year 2000 Issues are consistent with policy statements and guidelines issued by the Federal Financial Institutions Examination Council, and can be grouped into five general phases: awareness, assessment, renovation, validation and implementation. The awareness and assessment phases are complete, and People's Bank has substantially completed the renovation, validation and implementation phases of its Year 2000 efforts. As part of and following achievement of Year 2000 compliance, systems will continue to be subject to a certification process in a controlled test environment. People's Bank's testing efforts continue to include participation in industry and governmental entity testing, and People's Bank engages in its certification testing process even if system vendors represent that systems are Year 2000 ready.

  Notwithstanding People's Bank's efforts, the nature of the Year 2000 Issue is such that unanticipated developments affecting People's Bank's information and non-information technology systems, and/or those of its vendors, suppliers, customers, and other third parties, or the discovery of additional information not previously known to People's Bank, may result in changes to People's Bank's estimates of Year 2000 readiness. People's Bank will continue to address the readiness of key business partners throughout People's Bank's Year 2000 efforts, and will develop additional contingency plans, if needed, based on these third party assessments. The following summary is based upon information believed to be accurate as of September 15, 1999.

Current Status

  Information Technology Systems and Applications Run by People's
Bank. People's Bank completed Year 2000 certification of its "in-house" mission critical software systems and applications (those developed or maintained internally, and those purchased or licensed from vendors) in early April 1999, and these systems are currently in normal day-to-day use.

  Information Technology Hardware. People's Bank completed Year 2000 certification of its mission critical hardware in March 1999, and these systems are currently in normal day-to-day use.

  Third-Party Service Providers. People's Bank outsources servicing of several mission critical business processes, including its credit card processing, to outside service providers. People's Bank completed Year 2000 certification of its mission critical systems provided by third-party servicers in June 1999, and these systems are currently in normal day-to-day use.

  Non-Mission Critical Systems. Non-mission critical systems are divided into two groups. The first group consists of systems that do not have an immediate or direct impact on the level of service provided to People's Bank's customers. These systems primarily serve as volume processing or simplification tools for People's Bank's back-office operations. The second group consists of systems used by single departments and/or employees. People's Bank has substantially completed Year 2000 certification of these two groups of systems, substantially all of which are currently in normal day-to-day use. People's Bank's progress with respect to these non-mission critical systems is consistent with its project plan.

  Third-Party Vendors and Suppliers. People's Bank has contacted its key business partners, including vendors, service providers and suppliers, seeking information regarding the Year 2000 readiness status of each. To date, People's Bank has received responses indicating varying degrees of readiness. People's Bank continues to monitor the activities of third party vendors in developing and implementing plans to address Year 2000 Issues. People's Bank is also prepared to reevaluate certain business relationships should they be determined to not adequately address the Year 2000 Issue. The effect, if any, on People's Bank's operations from the failure of these vendors to appropriately address the Year 2000 Issue cannot reasonably be estimated at this time. People's Bank has reviewed available financial information of a select group of business partners in an effort to gauge their capacity to fulfill their contractual obligations to People's Bank. Based on this evaluation, People's Bank believes there are no issues of concern, at this time, regarding the ability of these business partners to continue to provide products and services to People's Bank.

Cost of Year 2000 Efforts

  People's Bank does not expect incremental costs associated with system modifications for Year 2000 compliance to be material. Based on present knowledge, total Year 2000 costs (which include the costs of monitoring third-party vendor compliance and other costs not directly associated with People's Bank's own systems, as well as internal staff time and retention programs for key employees) are estimated to be between $12 million and $15 million for the four-year period from 1997 through 2000. Costs incurred in 1997, 1998 and 1999 (through August 31) totalled approximately $9.7 million.

Risks of Non-Compliance

  People's Bank expects that its Year 2000 efforts will be effective in forestalling or mitigating the impact of possible system failures or interruptions. Nevertheless, it is analyzing operational problems that would be reasonably likely to result from the failure by People's Bank and certain third parties to complete efforts necessary to achieve Year 2000 compliance in a timely manner. One potential scenario being addressed includes a significant reduction in liquidity for an indeterminate period of time due to possible lowered deposits, increased withdrawals, impairment of borrowing ability, changes in loan repayment patterns, and disruptions in the financial markets generally. People's Bank's analysis in this regard is a dynamic and ongoing one, reflecting People's Bank's own progress in meeting Year 2000 goals and the progress of external parties in meeting theirs.

  The failure of People's Bank to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect People's Bank's results of operations, liquidity, and financial condition. As a financial institution, People's Bank faces Year 2000 risks different from those facing companies engaged in other types of activities, and is particularly sensitive to relationships with outside entities. Issues that may have a particular effect on People's Bank include those set forth below.

  Liquidity Risk. People's Bank continues to assess the effect that Year 2000 Issues may have on its ability to obtain funds as needed. This initiative includes efforts to identify the impact these issues may have on providers of funds to People's Bank, counterparties to financial transactions such as swaps and repurchase arrangements, credit card asset-backed securities markets, securities markets, the secondary market for mortgage loans, and depositors generally. People's Bank has also taken into account the need to limit its liquidity exposure during critical Year 2000 time periods.

  Risk of Regulatory Sanctions. The failure of People's Bank to address Year 2000 Issues adequately may result in the imposition of regulatory sanctions by the FDIC and the Connecticut Department of Banking. The FDIC joined with other federal bank regulatory agencies in issuing formal guidelines establishing Year 2000 safety and soundness standards. If an insured bank fails to meet the standards prescribed by the guidelines, the FDIC may take enforcement action against the bank. People's Bank believes that its Year 2000 efforts comply with applicable regulatory guidelines, and does not anticipate the imposition of any regulatory sanctions based upon noncompliance.

Contingency Plans

  People's Bank maintains standing emergency and disaster preparedness plans, including updates on a regular basis, as part of normal business practices. People's Bank has developed contingency plans to address possible negative effects specific to the Year 2000 Issue, including the possibility of unplanned system difficulties or failure of third parties to successfully prepare for the century date change. Testing of these plans has been and will continue to be conducted throughout 1999 utilizing a management framework similar to an emergency command center. As a related measure, and as part of normal business practices, People's Bank maintains procedures, including updates on a regular basis, for year end information technology processing. People's Bank is developing a millennium changeover event plan utilizing existing processing procedures as well as the incorporation of certain activities specific to the Year 2000 Issue.

  In addition, People's Bank has formulated and continues to refine contingency plans for addressing potential liquidity issues. These plans are considered to be of particular importance because liquidity concerns are attributable to the convergence of several factors (including changes in customer behavior, securities market disruptions, and access to normal funding sources) that are difficult to predict and are largely beyond People's Bank's control.

                        DESCRIPTION OF THE CERTIFICATES

  The Offered Certificates will be issued pursuant to the Agreement, including the Series 1999-1 Supplement, entered into between People's Bank, as Transferor of the Certificates and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the Certificate Holders and the holders of other undivided interests in the Trust, substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor has executed eight Supplements in connection with the issuance of other Series of certificates, five of which are currently outstanding, and may execute further Supplements thereto between the Transferor and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including each Supplement, to Certificate Holders without charge upon written request. The following summary describes certain terms of the Agreement (including the Series 1999-1 Supplement) and is qualified in its entirety by reference to the Agreement (including the Series 1999-1 Supplement).

General

  Each of the Certificates will represent a fractional undivided interest in certain assets of the Trust, including the right to receive the Collections received with respect to the Receivables in the Trust allocable to the Certificates and, with respect to the Offered Certificates, the benefit of the Interest Rate Caps.

  Payments of interest and principal will be made on each related Distribution Date to Offered Certificate Holders in whose names the Offered Certificates were registered as of (i) the business day preceding the Distribution Date with respect to book-entry Offered Certificates and (ii) the last day of the calendar month preceding such Distribution Date with respect to Definitive Certificates (each, a "Record Date"), and to the Collateral Interest Holder. Class A Monthly Interest and Class B Monthly Interest will accrue from and including the Distribution Date occurring in the preceding month (in the case of the first Distribution Date, from and including the Closing Date) to and including the day preceding the current Distribution Date. Interest payments on the Offered Certificates will be derived from Finance Charge Collections, amounts paid under the Interest Rate Caps, Principal Collections otherwise allocable to the Collateral Interest and, for the Class A Certificate Holders, withdrawals from the Reserve Account, Principal Funding Investment Proceeds and Principal Collections otherwise allocable to the Class B Certificates. Allocations of Finance Charge Collections with respect to any Distribution Date will not exceed the product of the Investor Percentage with respect to Finance Charge Receivables and such Collections.

  Each of the Class A Certificates and the Class B Certificates will initially be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Offered Certificate Owner acquiring an interest in the Offered Certificates will be entitled to receive a certificate representing such person's interest in the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Offered Certificate Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Offered Certificate Holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Offered Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  In the event that Definitive Certificates are issued, a Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the Transfer Agent and Registrar or, in the case of the Class A Certificates, the co-transfer agent and co-registrar in Luxembourg, upon presentation of the Certificate or satisfactory evidence of the destruction, loss or theft thereof to the Transfer Agent and Registrar or to the co-transfer agent and co-registrar, as applicable. An indemnity satisfactory to the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as the case may be, and the Trustee may be required at the expense of the Offered Certificate Holder before a replacement Offered Certificate will be issued. The Certificate Holder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and either the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as applicable) connected therewith.

Book-Entry Registration

  Offered Certificate Holders may hold their Offered Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the physical Offered Certificate or Offered Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and

Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating organizations ("DTC Participants") deposit with DTC. DTC also facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its DTC Participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the Commission.

  DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

  In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

  The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Transferor makes no representations as to the accuracy or completeness of such information.

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customers or Euroclear Participants on such day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

  Purchases of Offered Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each actual Offered Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Offered Certificate Owners will not receive written confirmation from DTC of their purchase, but Offered Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Offered Certificate Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Offered Certificate Owners.

  Offered Certificate Owners will not receive certificates representing their ownership interest in Offered Certificates, except in the event that use of the book-entry system for the Offered Certificates is discontinued.

  To facilitate subsequent transfers, all Offered Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Offered Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Offered Certificate Owners of the Offered Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Offered Certificates are credited, which may or may not be the Offered Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Offered Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede will consent or vote with respect to Offered Certificates. Under its usual procedures, DTC mails an omnibus proxy to the Transferor as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Offered Certificates are credited on the record date (identified in a listing attached thereto).

  Principal and interest payments on the Offered Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Offered Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Offered Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

  Offered Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, Offered Certificate Owners will receive all distributions of principal and interest on the Offered Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Offered Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Offered Certificate Owners. It is anticipated that the only "Offered Certificate Holder" (as such term is used in the Agreement) of Offered Certificates in book-entry form will be Cede, as nominee of DTC. Offered Certificate Owners will not be recognized by the Trustee as Offered Certificate Holders, as such term is used in the Agreement, and Offered Certificate Owners will only be permitted to exercise the rights of Offered Certificate Holders indirectly through the Participants who in turn will exercise the rights of Offered Certificate Holders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal and interest on the Offered Certificates. Participants and Indirect Participants with which Offered Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Offered Certificate Owners. Accordingly, although Offered Certificate Owners will not possess Offered Certificates, Offered Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an Offered Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

  DTC has advised the Transferor that it will take any action permitted to be taken by an Offered Certificate Holder under the Agreement only at the direction of one or more Participants to whose account with DTC the Offered Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to Certificateholders. See "--Definitive Certificates."

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

  Cedelbank, societe anonyme ("Cedelbank") is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Customers") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Cedelbank and MGT/EOC. Cedelbank currently accepts over 110,000 securities issues on its books. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Cedelbank Customers in the United States are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See Annex II, "Global Clearance, Settlement and Tax Documentation Procedures". Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificate Holder under the related Agreement on behalf of a Cedelbank Customer or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

  The Offered Certificates will be issued in fully registered, certificated form to Offered Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Offered Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Offered Certificate Owners representing not less than 50% of each of the Class A Investor Interest and the Class B Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Offered Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all the Offered Certificate Owners through Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Offered Certificates and instructions for re-registration, the Trustee will issue the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Agreement ("Holders").

  Distribution of principal and interest on the Offered Certificates will be made by the "Paying Agent" (as defined in the Agreement) directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. During the Revolving Period, interest payments, and during either the Controlled Accumulation Period or the Rapid Amortization Period, interest and principal payments in respect of the Offered Certificates, will be made to Offered Certificate Holders as provided herein on each Distribution Date to the Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Offered Certificate (whether Definitive Certificates or the certificates registered in the name of Cede representing the Offered Certificates), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Offered Certificate Holders. The Trustee will provide such notice to registered Offered Certificate Holders not later than the fifth day of the month of such final distribution.

  Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar" (as defined in the Agreement), which initially will be Bankers Trust Company and, in the case of the Class A Certificates, at the offices of the co-transfer agent and co-registrar in Luxembourg, which initially will be Bankers Trust Luxembourg, S.A. Holders electing to transfer or exchange Definitive Certificates will be required to surrender such Certificates to the Transfer Agent and Registrar (or the co-transfer agent and co-registrar in Luxembourg, as applicable), accompanied by a written instrument of transfer in a form satisfactory to the Transfer Agent and Registrar (or the co-transfer agent and co-registrar, as applicable) and the Trustee. Upon surrender of such Certificates for transfer or exchange, the Transferor will, subject to the terms of the Agreement, execute and the Trustee will authenticate and deliver (or, in the case of an exchange, the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as applicable, will deliver) Definitive Certificates in the name of the transferee or transferees or in the name of the exchanging Holder, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar, or the co-transfer agent and co-registrar in Luxembourg, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, or the co-transfer agent and co-registrar in Luxembourg, as applicable, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.

Interest Payments

  Interest will accrue on the Class A Investor Interest at the Class A Certificate Rate and on the Class B Investor Interest at the Class B Certificate Rate during each Interest Period following the Initial Interest
Period and will accrue on the Class A Investor Interest at a rate of   % per
annum and on the Class B Investor Interest at a rate of   % per annum during
the Initial Interest Period. Interest will be distributed on October 15, 1999 and on each Distribution Date thereafter to Certificate Holders. Interest on the Class A Certificates will be distributed in the amount of the sum of (v) the product of (a) the Class A Certificate Rate, (b) the lesser of the Class A Adjusted Investor Interest as of the preceding Distribution Date after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class A Principal as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest) and (c) the actual number of days in the related Interest Period divided by 360, plus (w) the Class A Covered Amount for the related Interest Period, plus (x) to the extent that there is any Class A Excess Principal as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals on such preceding Distribution Date), an amount equal to the product of (a) the Class A Excess Principal, (b) the lesser of the Class A Certificate Rate and the Class A Cap Rate, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (v), (w) and (x) collectively, the "Class A Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on the Class A Certificates (including interest on any overdue Class A Monthly Interest calculated at a default rate of interest) during any prior accrual period which has not been distributed to the Class A Certificate Holders, plus (z) to the extent that there is any Class A Excess Principal as at the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals on such preceding Distribution Date) and there is available Excess Spread on such Distribution Date, an amount equal to the product of (a) the amount by which the Class A Certificate Rate exceeds the Class A Cap Rate, (b) the Class A Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Excess Interest").

  In the case of the Class B Certificates, interest will be distributed in the amount of the sum of (w) the product of (a) the Class B Certificate Rate, (b) the lesser of the Class B Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class B Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class B Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) to the extent that there is any Class B Excess Principal as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals on such preceding Distribution Date), an amount equal to the product of (a) the Class B Excess Principal, (b) the lesser of the Class B Certificate Rate and the Class B Cap Rate, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (w) and (x) collectively, the "Class B Monthly Interest"), plus
(y) to the extent permitted by applicable law, any interest accrued on the Class B Certificates (including interest on any overdue Class B Monthly Interest calculated at a default rate of interest) during any prior accrual period not distributed to the Class B Certificate Holders, plus (z) to the extent that there is any Class B Excess Principal as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals on such preceding Distribution Date) and there is available Excess Spread on such Distribution Date, an amount equal to the product of (a) the amount by which the Class B Certificate Rate exceeds the Class B Cap Rate, (b) the Class B Excess Principal, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Excess Interest").

  Any amounts in respect of distributable interest specified in clause (z) above in each of the two preceding paragraphs with respect to the Class A Certificates and the Class B Certificates that are unpaid on the Distribution Date following the Interest Period in which they accrued will not be carried over to future Distribution Dates.

  "Expected Class A Principal" means (a) on each date to and excluding the first Distribution Date occurring after the Monthly Period in which the Controlled Accumulation Period commences (the "Initial Class A Accumulation Date"), the Class A Initial Investor Interest, and (b) on each date thereafter through but not including the Class A Scheduled Payment Date, the Class A Initial Investor Interest less the product of (i) the Controlled Accumulation Amount (ii) and the number of Distribution Dates which have occurred from and including the Initial Class A Accumulation Date, and (c) on each date thereafter, zero. "Expected Class B Principal" means the amount of the Class B Investor Interest that is equal to (a) the Class B Initial Investor Interest on each date to but excluding the Class B Scheduled Payment Date, and (b) on each date thereafter, zero. "Class A Excess Principal" and "Class B Excess Principal" (collectively, the "Excess Principal") mean on any date of determination the amount by which the Class A Adjusted Investor Interest or the Class B Investor Interest exceeds the Expected Class A Principal or the Expected Class B Principal, respectively, after giving effect to all payments, deposits and withdrawals on such date.

  Interest payments up to the Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest on any Distribution Date will be funded from Finance Charge Collections allocated to the Class A Certificates and the Class B Certificates, respectively, with respect to the preceding Monthly Period, and interest payments up to the Class A Covered Amount will be funded from Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account. Payments of any Class A Monthly Cap Rate Interest, Class B Monthly Cap Rate Interest and the Class A Covered Amount remaining unpaid after application of such available funds will be paid from Excess Spread and Shared Finance Charge Collections allocated to the Certificates. The Class A Monthly Interest in excess of the sum of the Class A Monthly Cap Rate Interest and the Class A Covered Amount and Class B Monthly Interest in excess of the Class B Monthly Cap Rate Interest will be funded from payments made pursuant to, respectively, the Class A Interest Rate Cap and the Class B Interest Rate Cap and, if necessary, Excess Spread and Shared Finance Charge Collections. To the extent the sum of (w) the applicable Floating Investor Percentage of Finance Charge Collections during the preceding Monthly Period, (x) with respect to the Class A Covered Amount, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account, and (y) Shared Finance Charge Collections allocated and available to the Certificates is insufficient to pay such Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest and such Class A Covered Amount, then (i) Reallocated Principal Collections (to the extent available) will be used to make such payments to the Class A Certificates, and (ii) Reallocated Collateral Principal Collections (to the extent available) remaining after such payments to the Class A Certificates will be used to make such payments to the Class B Certificates.

Determination of LIBOR

  The Trustee will determine LIBOR for each Interest Period (as defined below) following the Initial Interest Period. For purposes of calculating LIBOR, "London Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and deposits in U.S. dollars) in London.

  "LIBOR" means, for a specific Interest Period (other than the Initial Interest Period), the rate for deposits in U.S. dollars for a period equal to one month (commencing on the first day of an Interest Period) which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the LIBOR Determination Date (as defined below) for such Interest Period. If such rate does not appear on Telerate Page 3750, the rate for such Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of such Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period equal to one month (commencing on the first day of such Interest Period).

  "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, that the Initial Interest Period will commence on the Closing Date.

  "LIBOR Determination Date" means with respect to any Interest Period, the second London Banking Day preceding the first day of each Interest Period.

  "Reference Banks" means four major banks in the London interbank market selected by the Trustee.

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current Interest Period and the immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at
(800) 735-7777. The Trustee will cause the Class A Certificate Rate as well as the amount of Class A Monthly Interest and the Distribution Date applicable to an Interest Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Period. Such information will also be included in a statement to the Certificate Holders of record prepared by the Servicer. See "--Reports to Certificate Holders."

The Interest Rate Caps

  On the Closing Date, the Trustee will enter into the Interest Rate Caps with the Interest Rate Cap Provider. The Class A Interest Rate Cap and the Class B Interest Rate Cap will be for the exclusive benefit of the Class A Certificate Holders and the Class B Certificate Holders, respectively.

  The notional amount of the Class A Interest Rate Cap (the "Class A Notional Amount") will at all times be equal to or greater than the amount of the Expected Class A Principal less the aggregate notional amount of any portions of the Class A Interest Rate Cap sold on or prior to the date of determination. Pursuant to the Class A Interest Rate Cap, on each Transfer Date on which the Class A Certificate Rate for the related Interest Period
exceeds   % (the "Class A Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class A Notional Amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Class A Interest Rate Cap will terminate on the day immediately following the Class A Scheduled Payment Date; provided, however, that the Class A Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agency, which in each case will not result in the reduction or withdrawal of the rating of the Offered Certificates (such substitute interest rate cap, a "Replacement Interest Rate Cap"; such alternative arrangement, a "Qualified Substitute Arrangement"). Furthermore, pursuant to the terms of the Class A Interest Rate Cap and in addition to its other rights thereunder, the Interest Rate Cap Provider may transfer all of its rights, obligations and interests under the Class A Interest Rate Cap to an affiliate of the Group (as defined below) provided that, among other things, (a) such affiliate has either a financial program or counterparty rating of a least "AA+" by Standard & Poor's, at least "Aa3" by Moody's and, if rated by Fitch IBCA, Inc. ("Fitch"), at least "AA-" by Fitch or a short-term unsecured debt or short-term certificate of deposit rating of at least "A-1+" by Standard & Poor's, a long-term unsecured debt or long-term certificate of deposit rating of at least "Aa3" by Moody's and, if rated by Fitch, a long-term unsecured debt or long-term certificate of deposit rating of at least "AA-" by Fitch and (b) such transfer will not result in a reduction or withdrawal of the rating of the Offered Certificates.

  The notional amount of the Class B Interest Rate Cap (the "Class B Notional Amount") will at all times be equal to the amount of the Expected Class B Principal less the aggregate notional amount of any portions of the Class B Interest Rate Cap sold on or prior to the date of determination. Pursuant to the Class B Interest Rate Cap, on each Transfer Date on which the Class B
Certificate Rate for the related Interest Period exceeds   % (the "Class B Cap
Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess,
(ii) the Class B Notional Amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Class B Interest Rate Cap will terminate on the day immediately following the Class B Scheduled Payment Date; provided, however, that the Class B Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement. Furthermore, pursuant to the terms of the Class B Interest Rate Cap and in addition to its other rights thereunder, the Interest Rate Cap Provider may transfer all of its rights, obligations and interests under the Class B Interest Rate Cap to an affiliate of the Group provided that, among other things, (a) such affiliate has a financial program or counterparty rating of at least "AA+" by Standard & Poor's, at least "Aa3" by Moody's and, if rated by Fitch, at least "AA-" by Fitch or a short-term unsecured debt or short-term certificate of deposit rating of at least "A-1+" by Standard & Poor's, a long-term unsecured debt or long-term certificate of deposit rating of at least "Aa3" by Moody's and, if rated by Fitch, a long-term unsecured debt or long-term certificate of deposit rating of at least "AA-" by Fitch and (b) such transfer will not result in a reduction or withdrawal of the rating of the Offered Certificates.

  In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Trustee, at the direction of the Servicer, shall use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expense of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

  The Trustee, on behalf of the Trust, may sell all or a portion of an Interest Rate Cap in an amount equal to the excess on such date of the Class A Notional Amount or the Class B Notional Amount, as applicable, over the Class A Adjusted Investor Interest or the Class B Investor Interest, respectively, subject to (among other things) Rating Agency confirmation of the rating of the related class of Offered Certificates. Funds from any such sale will be applied as Class A Available Funds or Class B Available Funds, respectively, in accordance with the allocations described below in "--Allocation of Funds."

The Interest Rate Cap Provider

  The following information has been obtained from the Interest Rate Cap Provider and has not been verified by People's Bank or the Underwriters. No representation or warranty is made by People's Bank or the Underwriters with respect thereto.

  The Interest Rate Cap Provider is Goldman Sachs Mitsui Marine Derivative Products, L.P. ("GSMMDP"). GSMMDP was formed as a Delaware limited partnership in October 1993 to act as principal in a broad range of over-the-counter interest rate and currency derivative products. The principal place of business of GSMMDP is 85 Broad Street, New York, New York 10004.

  GSMMDP currently has a "AA+" financial program rating from Standard & Poor's and "Aaa" counterparty rating from Moody's. GSMMDP is 50% owned (directly or indirectly) by each of The Goldman Sachs Group, Inc. ("Group") and Mitsui Marine and Fire Insurance Co., Ltd. ("Mitsui"). GSMMDP also has the benefit of a support agreement from Mitsui and Group. Under the support agreement each of Group and Mitsui have jointly and severally agreed to provide liquidity to GSMMDP and to ensure that GSMMDP maintains a predetermined level of net worth.



Principal Payments

  During the Revolving Period (which begins on the Closing Date and ends on the day before the Controlled Accumulation Period or the Rapid Amortization Period begins), unless a reduction in the Required Collateral Interest has occurred, no principal payments will be made to Certificate Holders and Principal Collections allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections. On each Transfer Date relating to the Controlled Accumulation Period, the Trustee at the direction of the Servicer will deposit in the Principal Funding Account an amount equal to the least of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be deposited in the Distribution Account for payment to the Class A Certificate Holders on the Class A Scheduled Payment Date. If the Class A Investor Interest has been paid in full on the Class A Scheduled Payment Date, on the Transfer Date immediately following the Class A Scheduled Payment Date, amounts equal to the lesser of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificate Holders. Such amounts in the Distribution Account will be paid to the Class B Certificate Holders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, any Available Investor Principal Collections remaining after application to the Offered Certificates as described herein will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment is made to the Collateral Interest Holder, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a)(i) Principal Collections received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts, plus
(b) any Shared Principal Collections from other Series that are allocated to Series 1999-1 with respect to such Monthly Period.

  During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer Principal Collections (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Certificates from the Principal Account to the Principal Funding Account until the Transfer Date preceding the Class A Scheduled Payment Date as described under "--Application of Collections."

  On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificate Holders will be entitled to receive the sum of the Available Investor Principal Collections for the related Monthly Period plus, if the Rapid Amortization Period commences after the commencement of the Controlled Accumulation Period, the Principal Funding Account Balance, in an amount up to the Class A Investor Interest until the earliest of the date the Class A Certificates are paid in full, the Scheduled Series 1999-1 Termination Date and the termination of the Trust. After payment in full of the Class A Investor Interest, the Class B Certificate Holders will be entitled to receive on each Distribution Date with respect to the Rapid Amortization Period the Available Investor Principal Collections until the earliest of the date the Class B Certificates are paid in full, the Scheduled Series 1999-1 Termination Date and the termination of the Trust. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Scheduled Series 1999-1 Termination Date) and on the Scheduled Series 1999-1 Termination Date, the Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Scheduled Series 1999-1 Termination Date and the termination of the Trust. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period. See "--Application of Collections" and "-- Allocation of Funds" below for a discussion of the method by which Principal Collections and Shared Principal Collections available to the Certificates are allocated during either the Controlled Accumulation Period or the Rapid Amortization Period.

Postponement of Controlled Accumulation Period

  Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than fourteen months. On each Determination Date until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Transfer Date preceding the Class A Scheduled Payment Date, based on (a) the monthly Principal Collections expected to be distributable to certificate holders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificate holders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than fourteen months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The Accumulation Period Length will not be determined to be less than four months.

Subordination

  The Class B Investor Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class A Monthly Servicing Fee. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates and the Class B Monthly Servicing Fee. No payment of principal will be made to the Class B Certificate Holders until the Class A Investor Interest is paid in full. No payment of principal will be made to the Collateral Interest Holder on any date until all payments of principal to the Class A Certificate Holders and the Class B Certificate Holders to be made on such date have been paid or provided for in full; provided, however, that on each Transfer Date, if a reduction of the Required Collateral Interest has occurred, payments of principal may be made to the Collateral Interest Holder prior to or concurrently with payments of principal to Class A Certificate Holders and Class B Certificate Holders. In addition, payment of the Required Amounts, which includes payments to cover shortfalls in respect of (among other things) interest and Monthly Servicing Fees, will be made on each Distribution Date first to the Class A Certificate Holders and then to the Class B Certificate Holders. No payment of interest will be made to the Collateral Interest Holder on any date until the Class A Required Amount and the Class B Required Amount, if any, on such date have been paid in full. Certain principal payments otherwise allocable to the Collateral Interest Holder and, if the foregoing are insufficient, allocable to the Class B Certificate Holders may be reallocated to the Class A Certificate Holders, and certain principal payments otherwise allocable to the Collateral Interest Holder may be reallocated to the Class B Certificate Holders; and, as a result of such reallocations, the Collateral Interest and, if the Collateral Interest has been reduced to zero, the Class B Investor Interest may thereby decrease. To the extent one or both of the Collateral Interest and the Class B Investor Interest are so reduced, the percentage of Finance Charge Collections allocated to the Collateral Interest Holder and, as applicable, the Class B Certificate Holders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such decrease in the Collateral Interest and/or the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Collateral Interest Holder and/or the Class B Certificate Holders will be reduced. See "--Allocation of Funds" and "--Reallocation of Cash Flows."

Conveyance of Receivables

  On July 9, 1993, the Transferor transferred and assigned to the Trust all of its right, title and interest in and to the Receivables in the Accounts then outstanding and all Receivables thereafter created in the Accounts and all monies due or to become due with respect thereto (including Principal Receivables, Finance Charge Receivables and all proceeds of such Receivables). On October 4, 1994, July 14, 1995, May 1, 1996, October 1, 1996, May 1, 1997,
August 1, 1997, November 1, 1997, February 2, 1998, June 30, 1998, February 1, 1999, June 30, 1999 and August 12, 1999, the Transferor transferred and assigned to the Trust Receivables arising from certain Additional Accounts designated pursuant to the Agreement. On each day that an Eligible Automatic Additional Account has been originated or shall be originated or designated as an Automatic Additional Account by the Transferor (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in "Addition of Accounts"), the Transferor has added or will add the Receivables in each such account to the Trust and such accounts are treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount. On March 2, 1998, May 28, 1998 and June 30, 1999, the Transferor caused the Trustee to reassign from the Trust to the Transferor the Receivables arising from certain Removed Accounts designated pursuant to the Agreement.

  In connection with the transfer of the Receivables to the Trust, the Transferor indicated in its computer files the conveyance of the Receivables to the Trust. In addition, the Transferor provided the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number and indicating the total outstanding Receivable balance transferred. The

Transferor has provided the Trustee an updated list of each Account, identified by account number and indicating the total outstanding Receivable balance as of June 30, 1999, which list has been and will be further updated periodically to reflect new Automatic Additional Accounts and Additional Accounts and the removal of Removed Accounts. The Transferor will not deliver to the Trustee any other records or agreements relating to the Accounts or Receivables. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Connecticut state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

Exchanges

  The Agreement provides for the Trustee to issue two types of certificates:
(i) one or more Series of investor certificates transferable and having the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate evidencing the Transferor Interest, currently held by PSFC and transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more Supplements, the Holder of the Exchangeable Transferor Certificate may tender such certificate, or the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the Transferor may tender the certificates evidencing all or a portion of any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Agreement, the Transferor and the Trustee will execute a Supplement in conjunction with such an Exchange that will specify, with respect to any newly issued Series, certain terms which may include: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue including the interest accrual period with respect to such Series; (vii) the name of the clearing agency, if any; (viii) the method for allocating Collections to certificate holders of such Series; (ix) the names of any accounts to be used by such Series and the terms governing the operations of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the minimum amount of Aggregate Principal Receivables required to be maintained by the Transferor through the designation of Additional Accounts; (xiii) the Enhancement Provider and terms of the Enhancement with respect thereto; (xiv) the base rate applicable to such Series; (xv) the terms on which the certificates of such Series may be repurchased by the Transferor or remarketed to other investors; (xvi) the series termination date; (xvii) any deposit into any account maintained for the benefit of certificate holders of such Series; (xviii) the number of classes of such Series, and if more than one class, the rights and priorities of each such class; (xix) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or permanent global certificate will be paid);
(xx) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xxi) whether Interchange or other fees will be included in funds available to certificate holders of such Series; (xxii) the priority of any Series with respect to any other Series; (xxiii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; and (xxiv) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, the Trustee or the Trust is required or intends to provide for prior review or obtain the consent of any Certificate Holder to issue any additional Series. As a condition of an Exchange, however, the Trustee must receive written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Offered Certificates. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer, from time to time, additional Series.

  The Agreement provides that the Holder of the Exchangeable Transferor Certificate may perform Exchanges and the related Supplements may define Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization periods or accumulation periods, as the case may be, while other Series are not. Thus, certain Series may not be amortizing or accumulating, as the case may be, while other Series are amortizing or accumulating. Moreover, each Series may have the benefits of the Enhancement available only to such Series. Under the Agreement, the Trustee shall hold any such form of Enhancement only on behalf of the Series to which the Enhancement relates. Likewise, with respect to each such form of Enhancement, a different form of Enhancement agreement may be delivered to the Trustee. The Agreement also provides that the related Supplements may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series) and may vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. In addition, a Supplement may permit (as does the Series 1999-1 Supplement) an Investor Exchange by which the certificate holders of such Series may elect to exchange their certificates for one or more newly issued Series of certificates upon the satisfaction of certain conditions specified in the Agreement and the related Supplement. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. The Series 1999-1 Supplement will not permit the subordination of such Series to any other Series issued or which may hereafter be issued by the Trust. There is no limit to the number of Exchanges that may be performed under the Agreement. The Trust will terminate only as provided in the Agreement.

  Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate plus, in the case of an Investor Exchange, the current principal amount of the investor certificates to be exchanged, (ii) its certificate rate (or method for calculating such rate) and (iii) the Enhancement Provider, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among others: (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series, unless otherwise stated, will be characterized as indebtedness of the Transferor under existing law for Federal, Connecticut and New York state income tax purposes, (iii) an opinion of counsel to the effect that the issuance of such Series will not materially adversely impact the Federal, Connecticut or New York state income tax characterization of any outstanding Series or result in the Trust being subject to Federal, New York or Connecticut tax at the entity level, (iv) the Enhancement, if any, and an appropriate form of Enhancement agreement or instrument with respect thereto executed by the Transferor and the Enhancement Provider, (v) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any Series then outstanding, (vi) the existing Exchangeable Transferor Certificate and, if applicable, certificates of the Series to be exchanged, and (vii) a certificate of an officer of the Transferor that on the date such Exchange occurs, after giving effect to such Exchange, the Transferor Interest will be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

Representations and Warranties

  The Transferor has made and will make upon execution of each Supplement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date and the closing date of the issuance by the Trust of the initial Series of certificates, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Series Cut-Off Date, or, with respect to any Additional Account or Automatic Additional Account, the date on which such Additional Account or Automatic Additional Account was transferred to the Trust, each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by Certificate Holders holding not less than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest and (ii) as a result the interests of the Certificate Holders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or Certificate Holders holding not less than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--Pay Out Events."

  The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the closing date of the issuance by the Trust of the related Series of certificates, each of the Receivables then-existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee (but no longer than 120 days), of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee or any "Enhancement Provider" (as defined in the Agreement), or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that, except with respect to certain breaches relating to prior liens, as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under such Receivables or their proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected with respect to such Ineligible Receivable and (ii) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest; provided, however, that if the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be less than the Minimum Transferor Interest or would otherwise not be permitted by law, then such Ineligible Receivable shall be removed upon the Transferor depositing in the Excess Funding Account (for allocation as a Principal Receivable) in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificate Holders or the Trustee on behalf of Certificate Holders.

  The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date and the closing date of the issuance by the Trust of the related Series of certificates (a) the Agreement, including the Supplement, constitutes a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then-existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificate Holders), Recoveries and Interchange with respect to the Trust or the grant of a first priority security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificate Holders), which is effective as to each such Receivable upon the creation thereof and which has been perfected. The Transferor has made, and will make (or has been or will be deemed to make), similar representations and warranties to the Trust in connection with each assignment of Receivables in Additional Accounts or Automatic Additional Accounts. In the event of a breach of any of the representations and warranties described in the first sentence of this paragraph, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the sum of the investor interests of all Series issued and outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificate Holders), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice (but no longer than 120 days). The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment with respect to each Series of certificates required to be repurchased following such notice, including the Certificates, will generally be equal to the investor interest of each such Series on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate (less the amounts previously allocated for payment of interest and principal with respect to each such Series of certificates) through the end of the interest accrual periods of each such Series. The reassignment deposit amount shall equal the sum of the reassignment deposits with respect to each Series then issued and outstanding which is required to be repurchased following such notice. The payment of such reassignment deposit amount into the Distribution Account will be considered a prepayment in full of all Receivables and will be paid in full to the certificate holders of such Series upon presentation and surrender of their certificates. In the Series 1999-1 Supplement, the Transferor represents and warrants that, as of the Closing Date, the Agreement, as supplemented by such Supplement, constitutes a legal, valid and binding obligation of the Transferor. Upon a breach of this representation, either the Trustee or the holders of Certificates evidencing aggregate undivided interests in the Trust aggregating more than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificate Holders) may direct the Transferor to purchase the Certificates (but not the certificates of any other Series) on terms and conditions substantially similar to those set forth above. If the Trustee or the certificate holders (including the Certificate Holders) give a notice as provided above, the obligation of the Transferor to make any such deposit or repurchase will constitute the sole remedy respecting a breach of the representations and warranties (set forth in this paragraph) available to the Trustee or the certificate holders.

  An "Eligible Account" is defined to mean a VISA or MasterCard credit card account owned by the Transferor which, as of the Series Cut-Off Date, (a) is payable in United States dollars, (b) has not been identified on the computer files of the Transferor as relating to a cardholder who has died or commenced action relating to bankruptcy or who is the subject of an involuntary bankruptcy, insolvency or similar action, (c) has not been classified by the Transferor as counterfeit, fraudulent, stolen or lost, or as a corporate business card, (d) has not been charged off by the Transferor in its customary and usual manner for charging off such Account as of the Series Cut-Off Date,
(e) has not been (and no Receivables in such Account have been) sold or pledged to any other person, (f) is not an account on which People's Bank or an affiliate of People's Bank is the obligor and (g) as of the date of origination of such account, the obligor of which had a billing address in the United States, its territories or possessions.

  An "Eligible Receivable" is defined to mean each Receivable (a) arising under an Eligible Account, an Eligible Additional Account (in the case of Additional Accounts) or an Eligible Automatic Additional Account (in the case of Automatic Additional Accounts), as the case may be, (b) created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement complying in all material respects with all requirements of law applicable to the Transferor,
(c) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation and at all times thereafter, the Transferor or the Trust had good and marketable title free and clear of all liens and security interests (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy related exceptions), (f) which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the State of New York, (g) as to which as of the time of its transfer to the Trust, the Transferor has satisfied all material obligations on its part with respect to such Receivable required to be satisfied, (h) which is not, at the time of its transfer to the Trust, subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy related defenses and (i) as to which the Transferor has done nothing to impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Certificate Holders.

  The Trustee has not made, and it is not required or anticipated that the Trustee will make, any general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, has delivered and will deliver to the Trustee on or before March 31 of each year, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust. The

Transferor has undertaken to file any such opinion of counsel delivered to the Trustee with the Commission as an exhibit to a report on Form 8-K filed under the provisions of the Exchange Act.

Sale of Accounts

  The Transferor has the right to sell, transfer or pledge the Accounts; provided, however, that(i) the Rating Agency has advised the Transferor and the Trustee that such sale, transfer or pledge will not result in the reduction or withdrawal of the then-existing rating of any of the certificates, (ii) the Transferor and the Servicer determine such sale, transfer or pledge will not be materially adverse to the interests of the Certificate Holders, (iii) such purchaser, transferee or pledgee shall expressly assume in a supplemental agreement the applicable obligations and covenants of the Transferor and (iv) certain other conditions specified in the Agreement are satisfied.

Addition of Accounts

  On each day an Eligible Automatic Additional Account is originated (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in the next succeeding sentence), the Transferor will add the Receivables in each such account to the Trust and such accounts shall be treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount. An "Eligible Automatic Additional Account" is, as of the relevant date of addition, an Automatic Additional Account that is (i) a VISA or MasterCard credit card account, satisfying the criteria set forth in the definition of Eligible Account, or (ii) any other consumer revolving credit account (x) satisfying the criteria set forth in the definition of Eligible Account without regard to the requirement that such account be a VISA or MasterCard credit card account, (y) which would not cause any Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then-existing rating of any Series of certificates and (z) to which, to the extent provided in any Supplement, the Enhancement Provider for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Agreement provides that Automatic Additional Accounts will be transferred to the Trust only if the following conditions are met: the number of Automatic Additional Accounts the Receivables of which are designated to be added to the Trust since (i) the first day of the eleventh preceding Monthly Period minus the number of Automatic Additional Accounts whose inclusion has been approved by the Rating Agency, that satisfy certain other conditions and that were added on the initial day of the addition of such type of Account since the first day of such eleventh preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which were required to be and have been designated to be added to the Trust since the first day of such eleventh preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such eleventh preceding Monthly Period shall not exceed 15% of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (ii) the first day of the second preceding Monthly Period minus the number of Automatic Additional Accounts whose inclusion has been approved by the Rating Agency, that satisfy certain other conditions and that were added on the initial day of the addition of such type of Account since the first day of such second preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which were required to be and have been designated to be added to the Trust since the first day of such second preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such second preceding Monthly Period shall not exceed 10% of the number of Accounts on the first day of such second preceding Monthly Period (the lesser of the amounts described in clauses (i) and (ii) of this sentence, the "Maximum Addition Amount"). The Transferor, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time.

  As described above in "The Receivables," the Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Transferor will be required to add Additional Accounts (i) if on any Record Date the

Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest of the Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement) or (ii) if, on any date of determination, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables. Each such Additional Account must be an "Eligible Additional Account." An "Eligible Additional Account" is, as of the date such account is added to the Trust, either (i) a VISA or MasterCard credit card account satisfying the criteria set forth in the definition of Eligible Account or (ii) any other consumer revolving credit account, (a) satisfying the criteria set forth in the definition of Eligible Account (without regard to the requirement that such account be a VISA or MasterCard credit card account), (b) the addition of the receivables of which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then-existing rating of any Series of certificates and (c) to which, to the extent provided in any Supplement, the Enhancement Provider for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then-existing or thereafter created subject to the following conditions, among others: (i) the Transferor shall have given prior written notice of such additions to the Rating Agency, (ii) the Transferor shall have received notice from the Rating Agency that the inclusion of such accounts as Additional Accounts will not result in the reduction or withdrawal of its then-existing rating of any Series of certificates, (iii) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any Series of certificates, including the Certificate Holders, was used in selecting the Additional Accounts and (iv) each Account was an Eligible Additional Account.

  The Transferor anticipates that it may, during the three-month period following the Closing Date, designate additional credit card accounts in People's Bank Portfolio as Additional Accounts or Automatic Additional Accounts meeting the requirements of the Agreement. These Accounts will have been originated utilizing the same underwriting criteria as are normally applied to other Accounts in the Trust Portfolio, although such new Accounts are likely to be relatively unseasoned, and may include accounts that are still subject to introductory rates. The Transferor expects that any such addition of Additional Accounts or Automatic Additional Accounts would not have a material adverse impact on the performance of the Receivables comprising the Trust Portfolio.

Removal of Accounts

  Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Transferor Interest for the related Monthly Period exceeds 10% of Aggregate Principal Receivables on such Determination Date, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal from the Trust without notice to the Certificate Holders (the "Removed Accounts"). The Transferor is permitted to designate and require reassignment of Receivables from Removed Accounts only upon satisfaction of the following conditions, among others: (i) the Transferor shall have delivered to the Trustee for execution a written reassignment and, within five business days (or as soon as is reasonably practicable) after such removal and reassignment, a computer file or microfiche list containing a true and complete list of all Removed Accounts, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables as of the "Removal Date" (as defined in the Agreement); (ii) the Transferor shall represent and warrant that no selection procedure which is materially adverse to the interests of the Certificate Holders was utilized by the Transferor in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur or (b) cause the Transferor Interest as a percentage of Aggregate Principal Receivables to be less than 10% on such Removal Date; (iv) the Transferor shall have delivered prior written notice of the removal to the Rating Agency and prior to the date on which such Receivables are to be removed, the Transferor shall have received notice from the Rating Agency that such removal will not result in the reduction or withdrawal of the then-existing rating of any Series of certificates; (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above; and (vi) the Transferor, the Trustee and the Rating Agency will have received an opinion of counsel that the proposed removal will not adversely affect the Federal income tax characterization of the Trust. The Transferor previously designated Receivables from certain Accounts for deletion and removal from the Trust and reassignment to the Transferor on March 2, 1998, May 28, 1998 and June 30, 1999.

Discount Option

  The Transferor may at its option at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in designated Accounts on and after the date such option (the "Discount Option") is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation of the Discount Percentage will become effective only upon satisfaction of the requirements set forth in the Agreement, including confirmation by each Rating Agency that such designation will not result in a withdrawal or reduction of its rating of any outstanding Series of certificates. On the date of processing of any Collections, the product of the Discount Percentage and Collections of Receivables that arise in the designated Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed Finance Charge Collections and will be applied accordingly. The Transferor may at its option, at any time, temporarily or permanently suspend the Discount Option. Each Certificate Holder by its acceptance of a beneficial interest in a Certificate shall be deemed to have consented to the exercise by the Transferor of the Discount Option at such time as the Transferor determines to exercise such option.

The Collection Account

  The Servicer has established and will maintain, or cause to be maintained, in the name of the Trust, for the benefit of Certificate Holders, a "Collection Account," which is a non-interest bearing segregated trust account established with a "Qualified Institution," defined either as the corporate trust department of a Qualified Trust Institution or as a depository institution (which may include the Servicer, the Trustee or an affiliate of the Servicer), organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), or a long-term rating of at least Aa3 by Moody's and AAA by Standard & Poor's and deposit insurance as required by law and by the FDIC. In addition, the Supplement with respect to any Series may require the Trustee to establish and maintain a subaccount of the Collection Account for such Series (such subaccount, a "Collection Subaccount"). Funds in the Collection Account or, as provided in the related Supplement, any Collection Subaccount, may be invested to the extent provided in such Supplement, at the direction of the Servicer, in specified investments including (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating from Standard & Poor's of A-1+ and either the certificates of deposit of which have a rating from Moody's of P-1 or the long-term unsecured debt obligations of which have a rating from Moody's of Aa3, and which demand deposits, time deposits and certificates of deposit are fully insured to the limits as required by law and by the FDIC, (iii) commercial paper having, at the time of the Trust's investment, a rating of P-1 and A-1+, respectively, from Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds rated AAA-m or AAAm-G by Standard & Poor's or P-1 by Moody's or which have otherwise been approved in writing by the Rating Agency and (vi) certain open-end diversified investment companies which have been approved in writing by the Rating Agency ("Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account or any Collection Subaccount will be paid monthly to the

Transferor or as otherwise specified in the related Supplement. The Servicer has the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the sole purpose of carrying out the Servicer's duties under the Agreement. The Servicer will initially make daily deposits of Collections allocable to the Investor Interest into the Collection Account and will not be entitled to use any such deposited funds for its own purposes. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the purpose of making distributions to the Certificate Holders in the manner provided in the related Supplement. The Paying Agent shall initially be the Trustee. The Supplement provides for the establishment of a Series 1999-1 Collection Subaccount and the investment of certain funds therein in Permitted Investments. In addition, the Servicer has established and will maintain or cause to be maintained with a Qualified Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account, the "Excess Funding Account" for the benefit of the certificate holders of each Series and the Holder of the Exchangeable Transferor Certificate. Amounts on deposit in such Excess Funding Account will be invested in the manner directed by the Transferor in Permitted Investments. See "--Excess Funding Account."

Series 1999-1 Accounts

  The Servicer will establish and maintain with a Qualified Trust Institution in the name of the Trustee for the benefit of the Certificate Holders, two separate accounts in a segregated trust account maintained in the corporate trust department of such Qualified Trust Institution (which accounts need not be deposit accounts), and which will be designated the "Finance Charge Account" and the "Principal Account." The Servicer will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Trust Institution). In addition, the Trustee will establish the Principal Funding Account and the Reserve Account for the benefit of the Class A Certificate Holders. See "--Principal Funding Account" and "--Reserve Account" for discussions of the Principal Funding Account and the Reserve Account, respectively.

  A "Qualified Trust Institution" is a depository institution (which may include the Trustee) having corporate trust powers, organized under the laws of the United States or any one of the states thereof, which at all times has a long-term rating of at least Baa3 by Moody's and of at least BBB- by Standard & Poor's and deposit insurance as required by law and by the FDIC. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer will have the revocable power to withdraw funds from the Collection Account, the Finance Charge Account, the Principal Account and the Excess Funding Account for the purpose of carrying out the Servicer's duties under the Agreement. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificate Holders. The Distribution Account shall not contain any funds of the Transferor or amounts allocable to the Transferor Interest, and no amounts on deposit therein shall be made available to the Transferor.

  The Finance Charge Account, the Principal Account, the Principal Funding Account, the Reserve Account and the Distribution Account are collectively referred to as the "Series 1999-1 Accounts."

Allocation Percentages

  Pursuant to the Agreement, the Servicer will allocate between the Investor Interest, the investor interest of all other Series of certificates issued and outstanding and the Transferor Interest all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage (or the applicable percentage for each other Series) and the Transferor Percentage in each case. "Collections" (as defined in the Agreement) will be applied first, as

Collections in respect of Finance Charge Receivables ("Finance Charge Collections") and, second, as Collections in respect of Principal Receivables ("Principal Collections").

  The Investor Percentage will be calculated as follows:

  Finance Charge Collections and Receivables in Defaulted Accounts; Principal Collections during Revolving Period. When used with respect to Finance Charge Collections, or with respect to Receivables in Accounts written off as uncollectible ("Defaulted Accounts") at any time, or when used with respect to Principal Collections during the Revolving Period, "Investor Percentage" means for any Monthly Period, the "Floating Investor Percentage," which shall be, on any date of determination (except, in the case of Finance Charge Receivables and Defaulted Receivables, with respect to the first Monthly Period), the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest, determined as of the last day of the Monthly Period immediately preceding such date of determination (or with respect to the first Monthly Period, the Initial Investor Interest), and the denominator of which is the greater of (i) the Aggregate Principal Receivables, determined as of the last day of the Monthly Period immediately preceding such date of determination (or with respect to the first Monthly Period, as of the Closing
Date), and (ii) the sum of the numerators used to calculate the applicable investor percentages for all outstanding Series on such date of determination. With respect to the first Monthly Period, allocations to Series 1999-1 of Finance Charge Receivables and Receivables in Defaulted Accounts from the immediately preceding Monthly Period described in the preceding sentence will be zero. Such amounts so allocated will be further allocated between the Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

  Principal Collections during the Controlled Accumulation Period or the Rapid Amortization Period. When used with respect to Principal Collections for any Monthly Period during the Controlled Accumulation Period or the Rapid Amortization Period, "Investor Percentage" means the "Fixed Investor Percentage," which shall be, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period (or, if there has been an Investor Exchange with respect to the Certificates after the end of the Revolving Period, the Investor Interest as of the end of the Revolving Period will be reduced ratably to reflect the amount of Certificates tendered and canceled pursuant to any Investor Exchange), and the denominator of which is the greater of (a) the Aggregate Principal Receivables determined as of the last day of the Monthly Period immediately preceding such date of determination and (b) the sum of the numerators used to calculate the applicable investor percentages for all outstanding Series on such date of determination with respect to Principal Receivables. Such amounts so allocated will be further allocated between the Class A Certificate Holders, the Class B Certificate

Holders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day.

  The "Transferor Percentage" will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentage and the applicable investor percentages with respect to all other Series of investor certificates issued and outstanding.

  "Class A Investor Interest" for any date means an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class A Certificate Holders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates prior to such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates prior to such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class B Investor Interest" for any date means an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class B Certificate Holders prior to such date, minus (c) the aggregate amount, if any, of Class B Investor Charge-Offs for all Transfer Dates prior to such date, minus (d) the aggregate amount, if any, of Reallocated Class B Principal Collections for all prior Transfer Dates with respect to which the Collateral Interest has not been reduced, minus (e) the aggregate amount, if any, by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates, plus (f) the aggregate amount of Excess Spread and Shared Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount, if any, of Collateral Interest Charge-Offs for all Transfer Dates prior to such date, minus (d) the aggregate amount, if any, of Reallocated Principal Collections for all prior Transfer Dates, minus (e) the aggregate amount, if any, by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates, plus (f) the aggregate amount of Excess Spread and Shared Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

  "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the then current Class A Investor Interest minus the Principal Funding Account Balance, if any, on such date.

  "Adjusted Investor Interest," for any date of determination, means an amount equal to the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest, in each case as of such date.

  As a result of the calculations described above, Finance Charge Collections received during any Monthly Period will generally be allocated to the Certificate Holders based on the relationship of the amount of the Investor Interest to the Aggregate Principal Receivables in the Trust (which may fluctuate from month to month). As described above, during the Revolving Period the Investor Percentage applied when allocating Principal Collections is expected to vary from month to month because the Investor Interest as a percentage of the Aggregate Principal Receivables in the Trust will fluctuate from day to day. During the Controlled Accumulation Period and the Rapid Amortization Period, however, the amount of Principal Collections allocated to the Investor Interest each day will generally be equal to the Investor Percentage with respect to Aggregate Principal Receivables on the last day of the Revolving Period or as of the effective date of the most recent tender and cancellation of Certificates pursuant to an Investor Exchange, if any, after the commencement of the Controlled Accumulation Period or the Rapid Amortization Period.

Excess Funding Account

  At any time during which no Series is in an accumulation period or amortization period (including any rapid amortization period), or for a Series in an accumulation period or an amortization period, during which the principal funding account, if any, is fully funded or amounts have otherwise been deposited in an account established for the benefit of such Series sufficient to pay the principal amount of such Series in full, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Holder of the Exchangeable Transferor Certificate will be deposited in the Excess Funding Account on any business day in an amount equal to the difference on such business day between the Transferor Interest and the Minimum Transferor Interest; provided, however, that to the extent the Transferor Interest has been reduced below the Minimum Transferor Interest as a result of Receivables in Defaulted Accounts (which are not Ineligible Receivables) allocated to the Transferor Interest, no funds will be deposited in the Excess Funding Account in respect of such reduction attributable to such Receivables in Defaulted Accounts, as determined below. Funds on deposit in the Excess Funding Account will be withdrawn and either (i) paid to the Holder of the Exchangeable Transferor Certificate to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust or (ii) allocated to one or more Series when they are in accumulation or amortization periods (including any rapid amortization period). Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. With respect to any date, to the extent that the Minimum Transferor Interest exceeds the Transferor Interest due to the allocation of Principal Receivables in any Defaulted Accounts to the Transferor Interest on such date, the Transferor will not be required to make a deposit to the Excess Funding Account with respect to the portion of such excess equal to the lesser of (i) the product of the Principal Receivables in such Defaulted Accounts and the Transferor Percentage on such date and (ii) the product of (a) the amount by which the Minimum Transferor Interest exceeds the Transferor Interest and (b) a percentage, the numerator of which is the Transferor Percentage of the Principal Receivables in such Defaulted Accounts on such day and the denominator of which is the Aggregate Principal Receivables at the end of the preceding date of processing minus the Aggregate Principal Receivables on the current date prior to the deposit of any amount in the Excess Funding Account.

  Any funds on deposit in the Excess Funding Account at the beginning of the Rapid Amortization Period for Series 1999-1 will be paid to the Certificate Holders as a payment in respect of principal, and during the Controlled Accumulation Period will be deposited in the Principal Funding Account or, after the Class A Scheduled Payment Date, in the Distribution Account, to the extent that the Available

Investor Principal Collections allocable to the Investor Interest are insufficient to deposit the applicable Controlled Deposit Amount (or, in each case, if more than one Series is in amortization, such funds will be allocated pro rata, based on the aggregate outstanding principal amount of each such Series on the last day of the applicable revolving period).

  Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Permitted Investments. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as Collections in respect of Finance Charge Receivables as described herein.

Application of Collections

  The Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. Notwithstanding the foregoing, for as long as
(a) (i) the Servicer provides to the Trustee a letter of credit or other arrangement covering risk of collection of the Servicer acceptable to the Rating Agency and (ii) the Transferor and the Trustee shall have received a notice from the Rating Agency that such letter of credit or other arrangement would not result in the lowering or withdrawal of such Rating Agency's then-existing rating of any Series of certificates or (b) People's Bank remains the Servicer under the Agreement, if People's Bank or any of its affiliates in which the Collection Account is maintained has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance as required by law and the FDIC, then the Servicer need not deposit collections on the day indicated in the preceding sentence but may use for its own benefit all such collections until the related Transfer Date at which time the Servicer will make such deposits in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  Throughout the existence of the Trust, on each business day the Servicer shall allocate and pay to the Holder of the Exchangeable Transferor Certificate an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections and Finance Charge Collections in respect of such business day.

  On each business day, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

    (a) an amount equal to the applicable Floating Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Collections will be deposited into the Finance Charge Account;

    (b) during the Revolving Period, an amount equal to the applicable Floating Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, up to an amount by which the Collateral Interest exceeds the Required Collateral Interest as of such day (such excess, the "Collateral Interest Surplus"), will be deposited in the Principal Account. On any business day when the amount on deposit in the Principal Account exceeds the applicable Collateral Interest Surplus, such excess will be treated as Shared Principal Collections and applied as such;

    (c) during the Controlled Accumulation Period, an amount equal to the sum of (i) the applicable Fixed Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, together with certain amounts treated as Principal Collections, including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs (collectively, the "Principal Allocation"), (ii) any amount of Shared Principal Collections and (iii) amounts withdrawn from the Excess Funding Account allocated to the Certificates will be deposited in the

  Principal Account, up to, during any Monthly Period, an amount equal to the sum of the applicable Controlled Deposit Amount and the applicable Collateral Interest Surplus. On any business day when the amount on deposit in the Principal Account exceeds the sum of the applicable Controlled Deposit Amount for the Certificates and the applicable Collateral Interest Surplus, such excess will be treated as Shared Principal Collections and applied as such; and

    (d) during the Rapid Amortization Period, if any, an amount equal to the applicable Principal Allocation, any amount of Shared Principal Collections and any amounts withdrawn from the Excess Funding Account allocated to the Certificates, up to the amount of the Investor Interest, will be deposited into the Principal Account.

  During any Monthly Period, Shared Principal Collections will be allocated to each outstanding Series pro rata based on the amount of the shortfall in deposits in respect of Principal Collections to cover amounts payable to the certificate holders of any Series and, as applicable, to holders of other related undivided interests in the Trust out of Collections in respect of Principal Receivables. The Servicer will pay any remaining Shared Principal Collections on such business day to the Holder of the Exchangeable Transferor Certificate (so long as the Transferor Interest exceeds the Minimum Transferor Interest).

  Any Shared Principal Collections and other amounts not paid to the Transferor because the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest, together with any adjustment payments (as described in the third paragraph of "--Defaulted Receivables; Adjustments and Fraudulent Charges" below), will be deposited into and held in the Excess Funding Account, and on the commencement of the Amortization Period with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the holders of certificates of such Series have been paid in full. "Amortization Period," with respect to any Series, refers to the period following the related revolving period, which will be the early amortization period, the rapid amortization period, the controlled accumulation period, the controlled amortization period, or such other amortization or accumulation period, in each case as defined, as applicable, with respect to such Series in the related Supplement. Any proceeds from any repurchase of the certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Pay Out Event caused by the appointment of a receiver or conservator for the Transferor or in connection with the termination of the Trust will be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Finance Charge Collections, as applicable.

Allocation of Funds

  Payment of Fees, Interest and Other Items. On each Transfer Date (except as noted below), the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will withdraw all amounts on deposit in the Finance Charge Account in respect of allocations of Finance Charge Receivables during the immediately preceding Monthly Period and make the following payments and deposits in the following order:

    (i) An amount equal to the Class A Available Funds with respect to such Transfer Date will be distributed in the following priority:

      (a) the sum of (x) the product of (i) the lesser of the Class A Certificate Rate and the Class A Cap Rate (or % for the Initial Interest Period), (ii) the Class A Adjusted Investor Interest determined as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals made on such Distribution
    Date) or, for the Initial Interest Period, the Class A Initial Investor Interest, and (iii) the actual number of days in the related Interest

    Period or the Initial Interest Period divided by 360 (the "Class A Monthly Cap Rate Interest") and (y) the Class A Covered Amount for the related Interest Period plus any overdue Class A Monthly Cap Rate Interest and Class A Covered Amount in respect of which a distribution to Class A Certificate Holders has not been made, will be deposited in the Distribution Account for distribution to Class A Certificate Holders on the next succeeding Distribution Date;

      (b) an amount equal to the Class A Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class A Monthly Servicing Fees will be paid to the Servicer;

      (c) an amount equal to the Class A Investor Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

      (d) an amount equal to the unreimbursed Class A Investor Charge-Offs will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below; and

      (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

  The excess of the Class A Monthly Interest over the sum of the Class A Monthly Cap Rate Interest and the Class A Covered Amount will be funded from and to the extent of payments made pursuant to the Class A Interest Rate Cap and from Excess Spread.

    (ii) An amount equal to the Class B Available Funds with respect to such Transfer Date will be distributed in the following priority:

      (a) an amount equal to the product of (i) the lesser of the Class B Certificate Rate and the Class B Cap Rate (or % for the Initial Interest Period), (ii) the Class B Investor Interest determined as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date) or, for the Initial Interest Period, the Class B Initial Investor Interest, and
    (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 (the "Class B Monthly Cap Rate Interest"), plus any overdue Class B Monthly Cap Rate Interest in respect of which a distribution to Class B Certificate Holders has not been made, will be deposited in the Distribution Account for distribution to Class B Certificate Holders on the next succeeding Distribution Date;

      (b) an amount equal to the Class B Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class B Monthly Servicing Fees will be paid to the Servicer;

      (c) an amount equal to the Class B Investor Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

      (d) an amount equal to the unreimbursed Class B Investor Charge-Offs will be treated as Principal Collections and (other than those amounts treated as Reallocated Principal Collections) will be applied on such Transfer Date in accordance with "--Payments of Principal" below; and

      (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

  The excess of the Class B Monthly Interest over the Class B Monthly Cap Rate Interest will be funded from and to the extent of payments made pursuant to the Class B Interest Rate Cap and from and to the extent of Excess Spread.

    (iii) An amount equal to the Collateral Available Funds with respect to such Transfer Date will be distributed in the following priority:

      (a) an amount equal to the Collateral Interest Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Collateral Interest Monthly Servicing Fees will be paid to the Servicer; and

      (b) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of Finance Charge Collections allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period, (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date, (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1999-1 Supplement with respect to such Transfer Date and (d) the proceeds from the sale of all or any portion of the Class A Interest Rate Cap deposited into the Collection Account during such Monthly Period. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of Finance Charge Collections allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period and (b) the proceeds from the sale of all or any portion of the Class B Interest Rate Cap deposited into the Collection Account during such Monthly Period. "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of Finance Charge Collections allocated to the Investor Interest with respect to such Monthly Period.

  "Excess Spread" on each Transfer Date will equal the sum of (a) the excess of the Class A Available Funds over the Class A Payment Amount, (b) the excess of the Class B Available Funds over the Class B Payment Amount and (c) the excess of the Collateral Available Funds over the Collateral Interest Monthly Servicing Fee payable on such Transfer Date.

  Excess Spread. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the preceding Monthly Period and make the following payments and deposits in the following priority:

    (a) an amount equal to the Class A Required Amount will be used to pay such Class A Required Amount and will be applied and distributed in accordance with the priorities described in clauses (i)(a) through (i)(d) above under "--Payment of Fees, Interest and Other Items";

    (b) an amount equal to the Class B Required Amount will be used to pay such Class B Required Amount and will be applied and distributed in accordance with the priorities described in clauses (ii)(a) through (ii)(d) above under "--Payment of Fees, Interest and Other Items";

    (c) an amount equal to the amount of any accrued and unpaid interest on any overdue Class A Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class A Certificate Rate plus 0.50% and (y) the actual number of days such Class A Monthly Interest is or was at any time overdue, divided by 360, will be deposited in the Distribution Account for distribution to Class A Certificate Holders on the next succeeding Distribution Date;

    (d ) an amount equal to the amount of any accrued and unpaid interest on any overdue Class B Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class B Certificate Rate plus 0.50% and (y) the actual number of days such Class B Monthly Interest is or was at any time overdue, divided by 360, will be deposited in the Distribution Account for distribution to Class B Certificate Holders on the next succeeding Distribution Date;

    (e) an amount equal to any unreimbursed reductions in the Class B Investor Interest in connection with the payment of the Class A Required Amount will be applied to reinstate the Class B Investor Interest and will be treated as Principal Collections and applied on such Transfer Date in accordance with "--Payments of Principal" below;

    (f) an amount equal to the product of (i) an amount equal to LIBOR plus 1.50% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (ii) the Collateral Interest as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals made on such date) or, for the first Transfer Date, the Initial Collateral Interest, and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 (the "Collateral Monthly Interest"), plus any overdue Collateral Monthly Interest in respect of which a distribution to the Collateral Interest Holder has not been made, will be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

    (g) an amount equal to the amount by which the Class A Monthly Interest for the preceding Interest Period exceeds the Class A Monthly Cap Rate Interest (other than Class A Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class A Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods, will be deposited in the Distribution Account for distribution to Class A Certificate Holders on the next succeeding Distribution Date;

    (h) an amount equal to the amount by which the Class B Monthly Interest for the preceding Interest Period exceeds the Class B Monthly Cap Rate Interest (other than Class B Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class B Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods, will be deposited in the Distribution Account for distribution to Class B Certificate Holders on the next succeeding Distribution Date;

    (i) an amount equal to the aggregate Collateral Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

    (j) an amount equal to any unreimbursed reductions in the Collateral Interest for reasons other than payment of principal to the Collateral Interest Holder will be applied to reinstate the Collateral Interest and will be treated as Principal Collections and applied on such Transfer Date in accordance with "--Payments of Principal" below;

    (k) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

    (l) any other amounts due and payable under the Loan Agreement will be applied and distributed in accordance with and to the extent specified in the Loan Agreement;

    (m) an amount equal to the amount of any Class A Excess Interest accruing during the related Interest Period;

    (n) an amount equal to the amount of any Class B Excess Interest accruing during the related Interest Period;

    (o) the balance, if any, will constitute Shared Finance Charge Collections, to be applied and distributed as described below in "--Shared Finance Charge Collections";

    (p) any amounts remaining after application as Shared Finance Charge Collections will be applied to the payment of other accrued and unpaid expenses of the Trust, if any; and

    (q) any amounts remaining after application as Shared Finance Charge Collections and to expenses of the Trust, if any, will be paid to the Holder of the Exchangeable Transferor Certificate.

  Shared Finance Charge Collections. Shared Finance Charge Collections will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding. Any such Shared Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be applied to the payment of other expenses of the Trust, as described in clause (p) above under "--Excess Spread," and thereafter will be distributed to the Holder of the Exchangeable Transferor Certificate. Any amounts designated as Shared Finance Charge Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied first, to the extent of any shortfalls in the amount available from the Finance Charge Account, to make the payments and deposits described in clauses (i)(a) through (i)(d) above under "--Payment of Fees, Interest and Other Items," second, to make the payments and deposits described in clauses (ii)(a) through (ii)(d) above under "--Payment of Fees, Interest and Other Items," third, to make the payment described in clause
(iii)(a) above under "--Payment of Fees, Interest and Other Items," fourth, to reimburse any reductions in the Class B Investor Interest arising in connection with the payment of the Class A Required Amount, fifth, to pay the Collateral Monthly Interest and sixth, to make the payments described above in clauses (g), (h), (i), (j), (k) and (l) of "--Excess Spread" and thereafter paid to the Holder of the Exchangeable Transferor Certificate. If the amount on deposit in the Finance Charge Account with respect to the allocations of Finance Charge Receivables during the preceding Monthly Period and any amounts designated as Shared Finance Charge Collections pursuant to the Supplements for any other Series and allocable to the Certificates are insufficient to make any of the payments or deposits specified in clauses (i)(a) through
(i)(d) and (ii)(a) through (ii)(d) above under "--Payment of Fees, Interest and Other Items," the Trustee, acting pursuant to the Servicer's instructions, will apply Principal Collections allocated to the Collateral Interest as Reallocated Collateral Principal Collections on the Transfer Date, first to cover any remaining Class A Required Amount and second to cover any Class B Required Amount, and if the Reallocated Collateral Principal Collections on such Transfer Date are less than the remaining Class A Required Amount, to apply Principal Collections allocated to the Class B Certificates as Reallocated Class B Principal Collections on the Transfer Date to cover any remaining Class A Required Amount. See "--Reallocation of Cash Flows."

  Payments of Principal. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections on deposit in the Principal Account in the following priority:

    (i) On each Transfer Date with respect to the Revolving Period:

      (a) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan
    Agreement; and

      (b) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "-- Shared Principal Collections."

    (ii) On each Transfer Date with respect to the Controlled Accumulation Period (beginning on the first Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences):

      (a) prior to the Class A Scheduled Payment Date, an amount equal to the Class A Monthly Principal will be deposited in the Principal Funding Account, and on the Transfer Date immediately preceding the Class A Scheduled Payment Date the aggregate amount on deposit in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificate Holders on the Class A Scheduled Payment Date;

      (b) for each Transfer Date after the Class A Investor Interest has been paid in full, an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificate Holders;

      (c) on each Transfer Date with respect to the Controlled Accumulation Period in which a reduction in the Required Collateral Interest has occurred, an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

      (d) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "-- Shared Principal Collections."

    (iii) On each Transfer Date with respect to the Rapid Amortization Period (beginning on the first Transfer Date following the Monthly Period in which the Rapid Amortization Period commences):

      (a) an amount equal to the Class A Monthly Principal will be deposited in the Distribution Account for distribution to the Class A Certificate Holders on the next succeeding Distribution Date;

      (b) after the Class A Investor Interest has been paid in full, an amount equal to the Class B Monthly Principal will be deposited in the Distribution Account for distribution to the Class B Certificate Holders on the next succeeding Distribution Date;

      (c) after the Class B Investor Interest has been paid in full, an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

      (d) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "-- Shared Principal Collections."

  "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Class B Monthly Principal" with respect to the Transfer Date relating to the Controlled Accumulation Period immediately following the Class A Scheduled Payment Date, or with respect to any Transfer Date relating to the Rapid Amortization Period, beginning with the Transfer Date on which the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) Available Investor Principal Collections on deposit in the Principal Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

  "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest effected as described in clause (3) of the proviso in the definition of "Required Collateral Interest," an amount equal to the lesser of
(i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any further adjustments thereto for the benefit of the Class A Certificate Holders and the Class B Certificate Holders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections with respect to the related Monthly

Period on deposit in the Principal Account on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period prior to repayment in full of the Class B Investor Interest an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any further adjustments thereto for the benefit of the Class A Certificate Holders and the Class B Certificate Holders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections with respect to the related Monthly Period remaining on deposit in the Principal Account after allocations to the Offered Certificates on such Transfer Date or (c) with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, beginning with the Transfer Date on which the Class B Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the lesser of (i) Available Investor Principal Collections with respect to the related Monthly Period on deposit in the Principal Account on such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Transfer Date) and (ii) the Collateral Interest for such Transfer Date.

  Shared Principal Collections. Principal Collections for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the Controlled Deposit Amount to the Principal Funding Account with respect to the Class A Certificates or of the Class B Investor Interest to the Distribution Account with respect to the Class B Certificates, and during the Rapid Amortization Period, the deposit of the Class A Investor Interest and the Class B Investor Interest to the Distribution Account, and under certain circumstances during the Revolving Period, the Controlled Accumulation Period and the Rapid Amortization Period, payments to the Collateral Interest Holder, in each case as described above. The Servicer will determine the amount of Principal Collections for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificate Holders and any similar amount remaining for any other Series. The Servicer will allocate Shared Principal Collections derived from Principal Collections allocated to the Investor Interest to cover any scheduled or permitted principal distributions to certificate holders of other Series, and deposits to principal funding accounts, if any, for any other Series entitled thereto which have not been covered out of the Principal Collections allocable to such Series and out of certain other amounts for such Series ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the Holder of the Exchangeable Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account. Any amounts designated as Shared Principal Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied as described in "--Payments of Principal" above.

Reallocation of Cash Flows

  On each Distribution Date during the Revolving Period, the Controlled Accumulation Period and the Rapid Amortization Period, if any, the Servicer will determine the Class A Required Amount and the Class B Required Amount. If either or both of the Required Amounts are greater than zero after application of available Finance Charge Collections, Excess Spread, and Shared Finance Charge Collections, then Principal Collections allocable to the Collateral Interest will be reallocated and applied first to fund the remaining Class A Required Amount, if any, and second to fund to the remaining Class B Required Amount, if any, and to the extent that Reallocated Collateral Principal Collections are less than such remaining Class A Required Amount, Principal Collections allocable to the Class B Certificates will then be reallocated and applied to fund the remaining Class A Required Amount. The Collateral Interest will be reduced by the amount of Reallocated Collateral Principal Collections and

Reallocated Class B Principal Collections applied to fund the Required Amounts. The Class B Investor Interest will be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) applied to fund the Class A Required Amount.

  "Class A Required Amount" for any date means the amount, if any, by which the Class A Available Funds with respect to the related Monthly Period are insufficient to pay the Class A Payment Amount for the related date.

  "Class A Payment Amount" for any date means the aggregate of (i) the Class A Monthly Cap Rate Interest with respect to the related Distribution Date and any Class A Monthly Cap Rate Interest accrued during any prior period and not distributed to the Class A Certificate Holders, (ii) the Class A Covered Amount and any Class A Covered Amount accrued during any prior period and not distributed to the Class A Certificate Holders, (iii) the Class A Monthly Servicing Fee with respect to the related Distribution Date and any accrued and unpaid Class A Monthly Servicing Fees from prior Monthly Periods, (iv) the Class A Investor Default Amount for the related Monthly Period, and (v) unreimbursed Class A Investor Charge-Offs.

  "Class B Required Amount" for any date means the amount, if any, by which the Class B Available Funds for any Monthly Period are insufficient to pay the Class B Payment Amount.

  "Class B Payment Amount" for any date means the aggregate of (i) the Class B Monthly Cap Rate Interest with respect to the related Distribution Date and any Class B Monthly Cap Rate Interest accrued during any prior period and not distributed to the Class B Certificate Holders, (ii) the Class B Monthly Servicing Fee with respect to the related Distribution Date and any accrued and unpaid Class B Monthly Servicing Fees from prior Monthly Periods, (iii) the Class B Investor Default Amount for the related Monthly Period, and (iv) unreimbursed Class B Investor Charge-Offs.

  "Required Amounts" for any date means the Class A Required Amount and the Class B Required Amount, collectively.

  Principal Collections allocable to the Collateral Interest and the Class B Certificates for the purpose of determining Collections available to be applied as Reallocated Principal Collections will be determined (i) for any Monthly Period during the Revolving Period by multiplying the Collateral Floating Allocation or the Class B Floating Allocation, as the case may be, by the applicable Floating Investor Percentage of Principal Collections for such Monthly Period, and (ii) for any Monthly Period during the Controlled Accumulation Period or the Rapid Amortization Period, if any, by multiplying the Collateral Fixed Allocation or the Class B Fixed Allocation, as the case may be, by the applicable Fixed Investor Percentage of Principal Collections for such Monthly Period, and in each case adding certain other amounts treated as Principal Collections (including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs).

  Any reductions of the Class B Investor Interest or of the Collateral Interest, if reduced to an amount less than the Required Collateral Interest, due to payment of the Class A Required Amount or, with respect to the Collateral Interest, payment of the Class B Required Amount, will thereafter be reimbursed and the Class B Investor Interest and the Collateral Interest, as the case may be, increased on each Distribution Date by the amount, if any, of Excess Spread and any Shared Finance Charge Collections from other Series available for that purpose (in the case of the Collateral Interest, up to the Required Collateral Interest).

  "Reallocated Class B Principal Collections" for any Monthly Period means Principal Collections allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

  "Reallocated Collateral Principal Collections" for any Monthly Period means Principal Collections allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Interest Charge-Offs for the related Transfer Date.

  "Reallocated Principal Collections" for any date means Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections, for such date, collectively.

Defaulted Receivables; Adjustments and Fraudulent Charges

  On the eighth business day of each month but not later than the tenth calendar day (and if such day is not a business day, the preceding business day) (such date, a "Determination Date"), the Servicer will calculate the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the preceding Monthly Period. The terms "Class A Investor Default Amount," "Class B Investor Default Amount" and "Collateral Default Amount" mean, respectively, for any Monthly Period, the product of (a) the Class A Floating Allocation, the Class B Floating Allocation or the Collateral Floating Allocation, as the case may be, determined as of the end of the Monthly Period, (b) the Floating Investor Percentage for Receivables in Defaulted Accounts and (c) the amount of Defaulted Receivables for such Monthly Period (the sum of the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount being sometimes referred to as the "Investor Default Amount"). The term "Defaulted Receivables" means, for any Monthly Period, Receivables which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables.

  On each Determination Date, if the Class A Investor Default Amount exceeds the amount of Class A Available Funds, Excess Spread, Shared Finance Charge Collections and Reallocated Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period immediately preceding such Determination Date, the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Principal Collections as of the related Distribution Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections in excess of the Collateral Interest as of such Distribution Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificate Holders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Class A Available Funds, Excess Spread and Shared Finance Charge Collections allocated and available for such purpose as described under "--Allocation of Funds."

  On each Determination Date, if the Class B Investor Default Amount exceeds the amount of Class B Available Funds, Excess Spread, Shared Finance Charge Collections and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Determination Date, the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Principal Collections as of the related Distribution Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Class B Available Funds, Excess Spread and Shared Finance Charge Collections allocated and available for that purpose as described under "--Allocation of Funds."

  On each Determination Date, if the Collateral Default Amount exceeds the amount of Excess Spread and Shared Finance Charge Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Determination Date, the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Interest Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Collateral Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread and Shared Finance Charge Collections allocated and available for that purpose as described under "--Allocation of Funds." An "Investor Charge-Off" means a Class A Investor Charge-Off, a Class B Investor Charge-Off or a Collateral Interest Charge-Off, as the context requires.

  The Servicer shall be obligated to reduce on a net basis at the end of each Monthly Period the aggregate amount of Principal Receivables (i) created in respect of merchandise refused or returned by the obligor thereunder or as to which the obligor thereunder has asserted a counterclaim or defense, (ii) reduced by the Servicer by any charge-back or other principal adjustment,
(iii) created as a result of a fraudulent or counterfeit charge, (iv) resulting from adjustments relating to returned or dishonored checks, or (v) resulting from Servicer error. The Transferor Interest will be reduced by the amount of any such adjustment; provided, however, that if the Transferor Interest would be reduced below the Minimum Transferor Interest by virtue of any such adjustment, the Holder of the Exchangeable Transferor Certificate will be required to make an adjustment payment to be deposited to the Excess Funding Account in an amount equal to the amount by which the Transferor Interest would have been reduced below the Minimum Transferor Interest.

Required Collateral Interest

  The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially, the Initial Collateral Interest and (ii) thereafter on each Transfer Date an amount equal to 8.25% of the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest on such Transfer Date, after taking into account all deposits into the Principal Funding Account on such Transfer Date and all payments to be made on the related Distribution Date, but not less than $12,000,000; provided, however, that (1) if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required

Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Offered Certificates as of the last day of the Monthly Period preceding such Transfer Date, less cash held in the Principal Funding Account as of such Transfer Date, after taking into account deposits and payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time upon written confirmation from the Rating Agency that such reduction will not result in the Rating Agency reducing or withdrawing its rating on the Class A Certificates or the Class B Certificates.

Principal Funding Account

  Pursuant to the Series 1999-1 Supplement, the Trustee will establish and maintain with a Qualified Trust Institution a segregated trust account held for the benefit of the Class A Certificate Holders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer Principal Collections (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections."

  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Class A Certificates up to an amount (the "Class A Covered Amount") equal to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the preceding Distribution Date after giving effect to all payments, deposits and withdrawals on such Distribution Date. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") will be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included as Class A Available Funds for such Transfer Date.

Reserve Account

  Pursuant to the Series 1999-1 Supplement, the Trustee will establish and maintain with a Qualified Trust Institution a segregated trust account held for the benefit of the Class A Certificate Holders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Offered Certificates (to the extent described above under "--Allocation of Funds--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.50% of the Class A Investor Interest or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with written confirmation from the Rating Agency that such designation will not result in a reduction or withdrawal of the Rating Agency's rating on the Class A Certificates or the Class B Certificates and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event to occur and will not cause an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-1. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

  On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and treated as Class A Available Funds for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal Funding Investment Shortfall with respect to such Transfer Date; provided that the amount of such withdrawal will be reduced to the extent that interest and other investment income on Reserve Account funds are deposited in the Finance Charge Account and treated as Finance Charge Collections as described in the last sentence of the immediately preceding paragraph. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

  The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

Final Payment of Principal; Termination of Trust

  The Investor Interest will be subject to optional purchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest if certain conditions set forth in the Agreement are met. The Investor Interest will be subject to mandatory purchase by the Transferor on the Distribution Date immediately preceding the Scheduled Series 1999-1 Termination Date if the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The mandatory purchase requirement is in addition to any other provisions and remedies provided by the Agreement and will not serve to relieve any party of obligations it may otherwise have or waive any remedy that is otherwise provided. The purchase price will be equal to the Investor Interest, plus accrued and unpaid interest (other than Class A Excess

Interest or Class B Excess Interest, as the case may be) on the Certificates at the applicable Offered Certificate Rate or Collateral Rate, as applicable, and any other amounts owing under the Loan Agreement through the date preceding the date on which the purchase occurs, less the amounts, if any, previously accumulated for the payment of principal and interest with respect to the Certificates. The net proceeds of such purchase and any such accumulated amounts will be distributed pro rata to Certificate Holders on the Distribution Date following the Monthly Period in which such purchase occurs as final payment of the Certificates. Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made no later than the May 2005 Distribution Date (the "Scheduled Series 1999-1 Termination Date").

  Unless the Servicer and the Holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of: (a) the day after the Distribution Date with respect to any Series following the day on which funds shall have been deposited in the Collection Account or the applicable Series account sufficient to pay in full (i) the aggregate investor interest of all Series outstanding plus accrued interest thereon (other than Class A Excess Interest or Class B Excess Interest, as the case may be) at the applicable certificate rates through the applicable interest accrual period prior to the Distribution Date with respect to each such Series and (ii) all amounts owed to each Enhancement Provider and (b) if a trust extension has occurred, the extended trust termination date, which shall be no later than the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of the Agreement. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account and other similar bank accounts of the Trust with respect to other Series).

  In the event that the Investor Interest is greater than zero on the Scheduled Series 1999-1 Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables as specified in the Agreement, in an amount up to 110% of the Investor Interest of the Certificates at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any Collections on the Receivables will be distributed on the Scheduled Series 1999-1 Termination Date, as the final payment of the Certificates, first, pro rata to the Class A Certificate Holders in an amount sufficient to pay the Class A Investor Interest in full, second, pro rata to the Class B Certificate Holders in an amount sufficient to pay to Class B Investor Interest in full, and the balance to the Collateral Interest Holder.

Pay Out Events

  The Revolving Period will continue through the end of the June 2001 Monthly Period and the Controlled Accumulation Period will begin at such time, unless such date is postponed as described under "--Postponement of Controlled Accumulation Period" or a Pay Out Event occurs prior to such date. The Rapid Amortization Period will commence when a Pay Out Event occurs or is deemed to occur. A Pay Out Event with respect to the Certificates refers to any of the following events:

    (i) failure on the part of the Transferor or the Holder of the Exchangeable Transferor Certificate (a) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which will not exceed five business days), unless such failure is due to certain force majeure events, or (b) duly to observe or perform in any material respect any covenants or agreements of the Transferor, which in the case of subclause (b) hereof has a material adverse effect on the Certificate Holders (which determination shall be made without regard to whether amounts are available under the Interest Rate Caps), continues unremedied for a period of 60 days after written notice and continues to affect materially and adversely the interests of the Certificate Holders for such period;

    (ii) any representation or warranty made by the Transferor in the Agreement, including the Series 1999-1 Supplement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificate Holders are materially and adversely affected (which determination shall be made without regard to whether amounts are available under the Interest Rate Caps); provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

    (iii) certain events of insolvency, conservatorship or receivership relating to the Transferor;

    (iv) with respect to any Determination Date, the average of the Portfolio Yields for the three consecutive Monthly Periods preceding such Determination Date is a rate which is less than the average of the Base Rates for such Monthly Periods;

    (v) the Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

    (vi) after any applicable grace period, a failure by the Transferor to convey Receivables in Additional Accounts to the Trust when required by the Agreement;

    (vii) any Servicer Default occurs which would have a material adverse effect on the Certificate Holders (which determination shall be made without regard to whether amounts are available under the Interest Rate
  Caps);

    (viii) failure to have paid the Class A Investor Interest in full on the Class A Scheduled Payment Date or to have paid the Class B Investor Interest in full on the Class B Scheduled Payment Date; or

    (ix) failure of the Interest Rate Cap Provider to make any payment under the Class A Interest Rate Cap or the Class B Interest Rate Cap within five days of the date such payment was due.

  In the case of any event described in clause (i), (ii) or (vii), a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period described in such clauses, either the Trustee or Certificate Holders evidencing undivided interests aggregating more than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificate Holders) declare that, as of the date of such notice, a Pay Out Event has occurred. In the case of either event described in clause (iii) or (v), a Pay Out Event with respect to all Series, and in the case of any event described in clause (iv), (vi),
(viii), or (ix), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred, without any notice or other action on the part of the Trustee, the Certificate Holders or all certificate holders, as appropriate, immediately upon the occurrence of such event. The Rapid Amortization Period will commence on the date a Pay Out Event occurs or is deemed to have occurred. Monthly distributions of principal to the Certificate Holders will begin (if they have not already) on the first Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs. Thus, Certificate Holders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of Federal or state law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor (an "Insolvency Event"), on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Agreement, within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner, unless otherwise instructed within a specified period by the Certificate Holders and other holders of undivided interests in the Trust representing undivided interests aggregating more than 50% of the investor interest of each Series (or, with respect to any Series with two or more classes, more than 50% of each class) to the effect that such Certificate Holders and interest holders disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and if not so instructed the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections of the Receivables and applied as provided above in "--Application of Collections."

  If the only Pay Out Event to occur is either the insolvency of a Transferor or the appointment of a conservator or receiver for a Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

Collection and Other Servicing Procedures

  Pursuant to the Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer maintains a blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

  Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer maintains blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

  Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and in issuing credit cards, providing billing records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificate Holders and on behalf of the Trustee.

Servicer Covenants

  In the Agreement, the Servicer covenants with the certificate holders (including the Certificate Holders) and the Trustee, as to each Receivable and related Account, that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, and will maintain in effect all qualifications required in order to service the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the certificate holders (including the Certificate Holders); (b) it will not permit any rescission or cancellation of the Receivables, except in accordance with the credit and collection policies of the Transferor or as ordered by a court of competent jurisdiction or other governmental authority; (c) it will do nothing to impair the rights of the certificate holders (including the Certificate Holders) in the Receivables or the related Accounts; and (d) it will not reschedule, revise or defer payments due on the Receivables except in accordance with the credit and collection policies of the Transferor for servicing receivables.

  Under the terms of the Agreement, all Receivables in an Account will be assigned and transferred or reassigned and transferred to the Servicer and such account shall no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with and such noncompliance has not been cured within 60 days thereafter and has a material adverse effect on the certificate holders' interest in such Receivable. If the Holder of the Exchangeable Transferor Certificate is the Servicer, such reassignment and retransfer shall be made on or before the end of the Monthly Period in which such reassignment obligation arises, by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In addition, if the Transferor Interest would be reduced below the Minimum Transferor Interest, People's Bank as Transferor will deposit into the Excess Funding Account an amount equal to the amount by which the Transferor Interest will be reduced below the Minimum Transferor Interest (such reassignment and retransfer to the Servicer to be effected only upon such deposit by the Servicer in the Excess Funding Account). If the Transferor is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account no later than the Transfer Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be allocated as Collections pursuant to the Agreement. In either case, this retransfer and reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificate Holders if such covenant or warranty of the Servicer is not satisfied. In either case, the Trust's interest in any such assigned Receivables, upon each such reassignment or assignment and transfer, shall be automatically assigned to the Servicer.

Servicing Compensation and Payment of Expenses

  The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Transferor Interest (the "Transferor Servicing Fee"), the Certificate Holders, certificate holders of all of the other Series and other holders of undivided interests in the Trust. The portion of the Servicing Fee allocable to each Series of certificates, including the Certificates, on any Distribution Date will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the investor interest of such Series with respect to the last day of the related Monthly Period. The portion of the Servicing Fee allocable to each of the Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder on each Distribution Date, commencing with the November 1999 Distribution Date (respectively, the "Class A Monthly Servicing Fee," the "Class B Monthly Servicing Fee" and the "Collateral Interest Monthly Servicing Fee"; together, the "Monthly Servicing Fees"), will be equal to one-twelfth of the product of 2% per annum (the "Servicing Fee Rate") and the Class A Adjusted Investor Interest, the Class B Investor Interest or the Collateral Interest, as the case may be, as of the last day of the related Monthly Period. The Monthly Servicing Fees will be paid each month from the Finance Charge Account; however, payment thereof will be made after payment to Certificate Holders of certain distributions of interest therefrom. On any Distribution Date with respect to any Monthly Period, the Transferor Servicing Fee will equal one-twelfth of the product of (a) the Transferor Interest and (b) the weighted average servicing fee percentage with respect to all Series of certificates.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, Paying Agent, Transfer Agent and Registrar and independent accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the certificate holders other than Federal, state and local income and franchise taxes, if any, of the Trust.

Certain Matters Regarding the Transferor and the Servicer

  The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law and except as described below. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. Notwithstanding the foregoing, People's Bank may transfer its servicing obligations to any of its affiliates (which meets certain eligibility standards set forth in the Agreement) or, subject to certain conditions set forth in the Agreement, to any other entity which the Rating Agency has advised in writing will not result in the reduction or withdrawal of its then-existing rating of the Certificates and be relieved of its obligations and duties under the Agreement.

  The Agreement provides that the Servicer will indemnify the Trust, for the benefit of the certificate holders (including the Certificate Holders), and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Agreement; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of or resulting from fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificate Holders or the Offered Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificate Holders, (c) the Trust, the Certificate Holders or the Offered Certificate Owners for any losses, claims, damages or liabilities incurred by any Certificate Holder in its capacity as an investor, including without limitation, losses incurred as a result of Defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificate Holders or the Offered Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificate Holders or the Offered Certificate Owners arising under any tax law, including without limitation any Federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificate Holders or the Offered Certificate Owners in connection therewith to any taxing authority.

  The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificate Holders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

  The Agreement provides that, in addition to Exchanges, the Holder of the Exchangeable Transferor Certificate may transfer all or a portion of the Exchangeable Transferor Certificate to any other party upon written consent of the Transferor; provided, however, that, in each case, prior to any such transfer (i) (a) the Trustee receives written notification from the Rating Agency then rating each Series that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it and (b) the Trustee receives (among other things) a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates of each Series as debt for Federal, New York or Connecticut state income tax purposes or result in the trust being treated as a taxable entity and will not be treated as a taxable exchange to certificate holders or (ii) such transfer complies with the provisions of the next succeeding paragraph. The Transferor, in its capacity as the original holder of the Exchangeable Transferor Certificate, transferred its interest in the Exchangeable Transferor Certificate to PSFC in accordance with the requirements described in clause (i) of the preceding sentence, pursuant to an Assignment and Assumption Agreement dated as of December 15, 1995 by and between the Transferor and PSFC.

  Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplemental agreement for the assumption of the Transferor's or Servicer's obligations and delivery of an officer's certificate with respect to the compliance of the transaction with the applicable provisions of the Agreement and an opinion of counsel to the effect that such supplemental agreement is legal, valid and binding, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement. The Transferor may effect any sale, transfer or pledge of the Accounts or any of its obligations under the Agreement or effect any merger, consolidation or assumption which is not in accordance with the provisions of the preceding sentence so long as, among other conditions set forth in the Agreement: (a) the Transferor and Servicer determine that such event will not be adverse to the interests of the certificate holders of any Series; (b) the Rating Agency indicates that such event will not adversely affect the then-existing rating of certificates of any Series outstanding, including the Certificates; and (c) the purchaser, transferee, pledgee or successor entity executes a supplemental agreement whereby such entity agrees to assume the obligations of the Transferor.

Servicer Default

  In the event of any Servicer Default (as defined below), either the Trustee or certificate holders and other interest holders representing undivided interests aggregating more than 50% of the sum of the investor interests of all certificates and other undivided interests in the Trust outstanding, by written notice to the Servicer (and to the Trustee if given by the certificate holders and other interest holders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor and the Holder of the Exchangeable Transferor Certificate under the Agreement and, as applicable, in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer, which successor Servicer must satisfy certain eligibility criteria contained in the Agreement. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right to accept reassignment of the Receivables at a price generally equal to the higher of (i) the outstanding principal balance of the certificates plus accrued interest through the date of reassignment and (ii) the average bid quoted by two recognized dealers for a similar security rated in the highest rating category by the Rating Agency and having a remaining maturity approximately equal to the remaining maturity of such Series.

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement (or within the applicable grace period, which shall not exceed five business days);

    (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the holders of outstanding Series, including the Certificate Holders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificate holders for such period; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement, or in any certificate delivered pursuant to the Agreement or any Supplement, proves to have been incorrect when made which has a material adverse effect on the rights of certificate holders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after written notice; or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

  In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificate holders from effecting a Service Transfer.

Reports to Certificate Holders

  On each Distribution Date, the Paying Agent will forward to each Certificate Holder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth among other things: (a) the total amount distributed to the Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder, respectively, (b) the amount of the distribution made on such Distribution Date allocable to Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal, respectively, (c) the amount of the distribution made on such Distribution Date allocable to Class A Monthly Interest, Class B Monthly Interest and Collateral Monthly Interest, respectively, (d) the amount of Principal Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively, (e) the aggregate amount of Principal Receivables, the Investor Interest, the Adjusted Investor Interest, the Class A Investor Interest, the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest, and the Floating Investor Percentage, the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, the Fixed Investor Percentage, the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, in each case as of the end of the last day of the preceding Monthly Period, (f) the aggregate outstanding balance of Accounts which are up to 30 days delinquent, 31 to 60 days delinquent, and 61 or more days delinquent in accordance with the Servicer's then-existing credit card guidelines by class of delinquency as of the end of the preceding Monthly Period, (g) the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the preceding Monthly Period, (h) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and Collateral Interest Charge-Offs for the preceding Monthly Period and the aggregate amount of Investor

Charge-Offs reimbursed to each class on the Transfer Date immediately preceding such Distribution Date, (i) the amount of the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee and the Collateral Interest Monthly Servicing Fee for the preceding Monthly Period, (j) the "Pool Factor" as of the end of the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of Investor Interest to Initial Investor Interest), (k) the Principal Funding Account Balance as of the related Transfer Date, (l) the Accumulation Shortfall for the preceding Monthly Period, (m) the Principal Funding Investment Proceeds transferred to the Finance Charge Account on the related Transfer Date, (n) the Class A Principal Funding Investment Shortfall on the related Transfer Date, (o) the amount of Class A Available Funds and Class B Available Funds on deposit in the Finance Charge Account on the related Transfer Date, (p) the aggregate amount of Finance Charge Collections allocable to the Investor Interest for the preceding Monthly Period, (q) the Required Amounts, if any, and, if the amount payable under the Interest Rate Caps and Shared Finance Charge Collections available to the Certificates are insufficient to satisfy the Required Amounts, the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections to be applied thereto, and any reductions in the Collateral Interest and the Class B Investor Interest to satisfy the Class A Required Amount and the Class B Required Amount, as the case may be, (r) the Available Reserve Account Amount and the Reserve Account draw amount, and (s) the ratio of the Collateral Interest to the Investor Interest of the Certificates as of the last day of the preceding Monthly Period.

  On or before January 31 of each calendar year, beginning with 2000, the Paying Agent will furnish to each person who at any time during the preceding calendar year was an Offered Certificate Holder of record a statement prepared by the Servicer containing the information required to be contained in the Monthly Servicer Report, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was an Offered Certificate Holder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Offered Certificate Holders to prepare their tax returns.

  So long as the Class A Certificates are listed on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date (including the Scheduled Series 1999-1 Termination
Date) in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information described in this section, "Description of the Certificates--Reports to Certificate Holders," will be available for review at the main office of the Listing Agent of the Trust in Luxembourg.

  Notices to Certificate Holders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificate Holders will also be given by mail to the addresses of such holders as they appear in the certificate register.

Evidence as to Compliance

  The Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent accountants to furnish a report to the effect that such firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of Accounts under the Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion that the system of internal accounting controls in effect on the date set forth in such report relating to certain servicing procedures performed by the Servicer under the Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the applicable sections of the Agreement, except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. In addition, on or before March 31 of each calendar year, such firm has compared or will compare the amounts contained in the Servicer's statements and certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report confirming that such amounts are in agreement except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report.

  The Agreement provides for delivery to the Trustee, on or before March 31 of each calendar year, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or has caused to be performed, its obligations in all material respects under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

Amendments

  The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without certificate holder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add any other provisions with respect to matters or questions arising under the Agreement and any Supplement which are not inconsistent with the provisions of the Agreement and any Supplement. See "The Receivables." The Agreement may be amended from time to time without the consent of the certificate holders by the Trustee, and by the Transferor or the Servicer with the consent of the Trustee, to (a) provide for the transfer by the Transferor of its interest in and to all or part of the Accounts in accordance with the provisions of the Agreement and (b) provide for the purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide for the treatment of Principal Collections, in an amount up to the aggregate amount by which the purchase price of Principal Receivables as sold thereafter is less than 100%, as Finance Charge Collections; provided, however, that any such action shall not adversely affect in any material respect the interests of the certificate holders (pursuant to the Series 1999-1 Supplement, each Certificate Holder will be deemed to have agreed to the exercise of such option by the Transferor at such time the Transferor determines to exercise such options); provided, further, however, that the Servicer and the Trustee shall have received notice from the Rating Agency that any such amendment will not result in the reduction or withdrawal of its then-existing rating of the certificates of any Series. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables to or from the Trust will not be considered amendments requiring certificate holder consent under the provisions of the Agreement or any Supplement.

  The Agreement may be amended by the Transferor, the Servicer and the Trustee, with the consent of the holders of certificates evidencing undivided interests aggregating not less than 662/3% of the principal amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of certificate holders of any Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (b) change the definition of or the manner of calculating the interest of any certificate holder of such Series or (c) reduce the aforesaid percentage of undivided interests, the holders of which are required to consent to any such amendment, in each case without the consent of all certificate holders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificate holder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

List of Certificate Holders

  Upon written request of certificate holders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Interest, the Trustee after having been adequately indemnified by such certificate holders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such certificate holders access during business hours to the current list of certificate holders of the Trust for purposes of communicating with other certificate holders with respect to their rights under the Agreement. The Agreement generally does not provide for any annual or other meetings of certificate holders. See "--Book-Entry Registration" and "--Definitive Certificates" above.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

  The Transferor independently represents and warrants in the Agreement that the transfer of Receivables, Interchange and Recoveries constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, Interchange and Recoveries, except for the interest of the Transferor as the then-current holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in such property. The Transferor also independently represents and warrants in the Agreement that, in the event the transfer of Receivables, Interchange and Recoveries by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC"), as in effect in the State of New York, there will exist a valid, subsisting and enforceable first priority perfected security interest in such property in existence at the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such property created thereafter in favor of the Trust on and after their creation, except for certain tax and other customary liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

  The Transferor independently represents that the Receivables are "accounts" or "general intangibles" for purposes of the UCC as in effect in the State of New York. The transfer and assignment of accounts and the transfer of accounts and general intangibles as security for an obligation are covered by Article 9 of the UCC, with the transfer and assignments of accounts treated in the same fashion as the creation and perfection of a security interest therein. The filing of an appropriate financing statement is required to perfect the interest of the Trust therein. Financing statements covering the Receivables have been filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the closing date of the issuance by the Trust of the initial Series of certificates could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Transferor represents and warrants that it has transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver or the State of Connecticut Department of Banking may have priority over the interest of the Trust in such Receivable.

Certain Matters Relating to Conservatorship and Receivership

  The Transferor is chartered as a Connecticut stock savings bank and is subject to regulation and supervision by the State of Connecticut Department of Banking. If the Transferor becomes insolvent or is in an unsound condition or if certain other circumstances occur, the State of Connecticut Department of Banking may request the Attorney General of Connecticut to apply to the Connecticut Court for an order appointing a conservator or receiver for the Transferor. Since the Transferor is a FDIC-insured bank, Connecticut law requires the conservator or receiver to be the Connecticut Banking Commissioner and permits the Commissioner to request that the FDIC be appointed conservator or receiver. In addition, the FDIC may appoint itself as conservator or receiver for the Transferor if the FDIC determines that one or more of certain conditions exist (such as, but not limited to, the Transferor's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease and desist order, concealment of records or assets, inability to meet obligations, the incurrence (or likelihood) of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of the Transferor).

  The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Transferor could exercise. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor or the Servicer. To the extent that the Transferor has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should not be subject to avoidance if the Agreement and Supplements thereto and related documents are approved by the Transferor and are continuously maintained as records of the Transferor (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of the Transferor. As a result, payments to the Trust with respect to the Receivables (up to the amount of actual, direct compensatory damages, as described below) should not be subject to recovery by the FDIC as conservator or receiver of the Transferor. The foregoing conclusions regarding avoidance or recovery are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. If, however, the FDIC, as conservator or receiver for the Transferor, were to assert a contrary position or were to assert that the security interest was unperfected or unenforceable, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term "actual direct compensatory damages." On August 31, 1999, the FDIC proposed a regulation regarding the treatment of asset-backed securitization transactions in the event of conservatorship or receivership; in such proposal, the FDIC stated that a claim for "actual direct compensatory damages" is limited by statute to such damages determined as of the date of appointment of the FDIC as conservator or receiver. Since the FDIC may not immediately repudiate or disaffirm contracts following such appointment, investors may not have a claim for interest accrued or damages or losses after the date of such appointment. In addition, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Certificates, the amount paid to Certificate Holders could, depending upon circumstances existing on the date of the repudiation, be less than the outstanding principal of the Certificates and the interest accrued thereon to the date of payment. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law.

  The Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation (although Finance Charge Receivables on existing balances will continue to be transferred), and unless otherwise instructed within a specified period by holders of more than 50% of the investor interest of each Series outstanding (or, with respect to any Series with two or more classes, more than 50% of each class) to the effect that such Certificate Holders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such appointment or voluntary liquidation, the Trustee will proceed to sell, dispose of or otherwise liquidate the portion of the Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. There can be no assurance, however, that a receiver or conservator will allow and not seek avoidance of continued transfer of Receivables to the Trust after receivership or conservatorship of the Transferor. Under the Agreement, the proceeds from the sale of the Receivables would be treated as Collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificate Holders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables, the commencement of the Rapid Amortization Period and the transfer of servicing obligations from the Transferor. A conservator or receiver would have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the Transferor. See "Description of the Certificates--Pay Out Events." In addition, the appointment of a receiver or conservator could adversely affect the Transferor's ability to repurchase ineligible Receivables from the Trust or make cash deposits in respect of credits, adjustments or fraudulent charges and could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables.

Consumer Protection Laws

  The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the Transferor, the most significant laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts and applicable state law. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly Billing Cycles, and at year end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his or her obligation to pay the amount of Receivables owing. The Transferor warrants to the Trust in the Agreement that all Receivables have been and will be created in compliance with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties."

  Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees People's Bank currently assesses on its accounts. In particular, on May 5, 1999 an amendment to the Federal Truth-in-Lending Act was passed by the House of Representatives as a part of the bankruptcy reform bill and referred to the Senate. This amendment, among other things, requires (i) disclosure as to the time it would take a consumer to repay a balance if the consumer makes only the minimum payments, (ii) disclosure as to when any introductory rate will expire, as well as the rate that will then apply and (iii) disclosure in internet based solicitations identical to that contained in direct mail solicitations. In addition, on May 4, 1999, President Clinton proposed similar legislation to require additional disclosure in credit cards bills and solicitations.

  The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Rapid Amortization Period would commence.

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Transferor's credit card operations or the yield on the Receivables in the Trust.

Industry Litigation

  In October 1998, the United States Department of Justice (the "DOJ") filed an antitrust lawsuit in Federal court in Manhattan against VISA U.S.A., Inc., VISA International Inc. (together, "VISA") and MasterCard International Incorporated ("MasterCard International") alleging that the two credit card associations restrain competition and limit consumer choice. The DOJ in such lawsuit challenges, among other things, the control of both VISA and MasterCard International by the same set of banks, as well as the rules adopted by the two associations prohibiting members from offering credit cards of competitors. In public statements, both VISA and MasterCard International have contested the DOJ's allegations. People's Bank is unable to predict what the effect of such lawsuit may ultimately be on People's Bank's credit card business. A final adverse decision against VISA and MasterCard International, or a similar settlement with the DOJ by the two associations, could result in changes in the current associations and may result in adverse consequences for members of the two associations, such as People's Bank.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following discussion represents the opinion of Mayer, Brown & Platt, special tax counsel to the Transferor ("Tax Counsel"), subject to the exceptions and qualifications described herein, as to the material Federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This discussion, however, does not address every aspect of the Federal income tax laws that may be relevant to holders of Offered Certificates in light of their personal investment circumstances or to certain types of Offered Certificate Holders subject to special treatment under the

Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. The discussion is generally limited to those persons who are the initial holders of the Offered Certificates and to investors who will hold Offered Certificates as capital assets. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, the Treasury regulations thereunder, and published rulings and court decisions in effect (or, in the case of certain Treasury regulations, that are proposed) as of the date hereof, all of which are subject to change, possibly retroactively. No ruling on any of the issues discussed below has been or will be sought from the Internal Revenue Service (the "IRS") and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Trust will not be indemnified for any Federal income tax that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Offered Certificate Holders.

Treatment of the Offered Certificates as Indebtedness

  Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Offered Certificates, when issued, will be characterized for Federal income tax purposes as indebtedness that is secured by the Receivables.

  The Transferor and Offered Certificate Holders will express in the Agreement the intent that, for Federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor, by entering into the Agreement, PSFC, by its beneficial ownership of the Transferor Interest, and each Offered Certificate Holder, by virtue of accepting a beneficial interest in an Offered Certificate, will agree to treat the Offered Certificates (or the beneficial interests therein) as indebtedness secured by the Receivables for Federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. Because, however, different criteria are used in determining the nontax accounting treatment of a transaction, the Transferor and PSFC will treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  The economic substance of a transaction generally determines its Federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel believes that the rationale of those cases will not apply to this transaction.

  The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Based upon its analysis of such factors, Tax Counsel is of the opinion that the Offered Certificates will be characterized for Federal income tax purposes as indebtedness secured by the Receivables. Contrary characterizations that could be asserted by the IRS are described under "--Possible Characterization of Offered Certificates as Interests in an

Association Taxable as a Corporation or a Partnership" below. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates will be treated as debt obligations for Federal income tax purposes.

Interest Income to Offered Certificate Holders

  It is anticipated that the Offered Certificates will be issued at par value (or at an insubstantial discount from par value). To the extent that stated interest on the Offered Certificates constitutes "qualified stated interest," it will be taxable as ordinary income for Federal income tax purposes when received or accrued by Offered Certificate Holders in accordance with their respective methods of tax accounting. The Treasury regulations provide that qualified stated interest generally includes stated interest that is "unconditionally payable" at least annually at a single fixed rate or at a qualified floating or objective variable rate that appropriately takes into account the length of the interval between payments. Interest is considered "unconditionally payable" if reasonable legal remedies exist to compel timely payment or terms and conditions of the debt instrument make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. The Transferor and PSFC intend to take the position that late payment or nonpayment of stated interest on the Offered Certificates is a remote contingency, and therefore that such stated interest constitutes qualified stated interest and (assuming the Offered Certificates are not issued with a greater than de minimis discount from par value) the Offered Certificates are not treated as being issued with original issue discount ("OID"). It is possible, however, that the IRS would take the position that none of the stated interest payable on the Offered Certificates is "unconditionally payable" and hence that all of such interest should be included in the Offered Certificates' stated redemption price at maturity. Consequently, the Offered Certificates would be treated as being issued with OID (generally, the excess of the "stated redemption price at maturity" of an Offered Certificate, or all payments on the Offered Certificate other than payments of qualified stated interest, over the issue price of the Offered Certificate). To the extent the Offered Certificates were treated as being issued with OID, an Offered Certificate Holder would be required, subject to a de minimis exception, to include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Because of the uncertainty of treatment, holders are urged to consult their own tax advisors regarding the treatment of stated interest on the Offered Certificates.

  An Offered Certificate Holder who purchases an Offered Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

  If an Offered Certificate is purchased by an Offered Certificate Holder at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Offered Certificate Holder's basis) under a constant yield method over the term of the Offered Certificate if an election under Section 171 of the Code is made or is previously in effect.

Disposition of Offered Certificates

  If an Offered Certificate is sold, exchanged or otherwise disposed of, an Offered Certificate Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Offered Certificate Holder's adjusted basis in the Offered Certificate. The adjusted basis of an Offered Certificate generally will equal the cost of the Offered Certificate to the Offered Certificate Holder, increased by any OID or market discount previously includible in the Offered Certificate Holder's gross income, and reduced by the portion of the basis of the Offered Certificate allocable to payments on the Offered Certificate previously received by the Offered Certificate Holder and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of an Offered Certificate will be capital gain or loss if the Offered Certificate is held by the Offered Certificate Holder as a capital asset, except to the extent a holder realizes ordinary income attributable to accrued interest. Capital gain or loss will be long-term if the Offered Certificate is held by the Offered Certificate Holder for more than one year and otherwise will be short-term.

Possible Characterization of Offered Certificates as Interests in an Association Taxable as a Corporation or a Partnership

  Although, as described above, it is the opinion of Tax Counsel that the Offered Certificates are properly characterized as debt for Federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Offered Certificates were not debt obligations for Federal income tax purposes, Offered Certificates might be classified for Federal income tax purposes as interests in an association taxable as a corporation that owns the Receivables or as a partnership, including a "publicly traded partnership."

  If the arrangement created by the Agreement were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity may be subject to Federal income taxes at corporate tax rates on its taxable income from the Receivables. Such a tax might result in reduced distributions to Offered Certificate Holders and Offered Certificate Holders might be liable for a share of such a tax. Moreover, it is unlikely that distributions by the entity would be deductible in computing the entity's taxable income (assuming that the Offered Certificates were treated as ownership interests rather than as debt) with the result that the entity would have significant taxable income and tax liability. In addition, all or part of the distributions to Offered Certificate Holders would generally be treated as dividend income to the Offered Certificate Holders.

  If, alternatively, the Offered Certificates were treated as interests in a partnership, the income reportable by the Offered Certificate Holders as partners could differ from the income reportable by the Offered Certificate Holders as holders of debt obligations. For example, a cash basis Offered Certificate Holder might be required to report income when it accrued to the partnership rather than when it is received by the Offered Certificate Holder. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if a class of Offered Certificates were treated as interests in a partnership and another class of Offered Certificates were treated as debt, a portion of the taxable income allocated to an Offered Certificate Holder of the class of Offered Certificates treated as interests in a partnership that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to the holder under the Code.

  Since the Transferor and PSFC will treat the Offered Certificates as indebtedness for Federal income tax purposes, neither the Transferor nor PSFC will comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.

Foreign Investors

  As set forth above, it is expected that Tax Counsel will render an opinion that the Offered Certificates will be treated as debt secured by the Receivables for U.S. Federal income tax purposes.

The discussion below describes the U.S. Federal income tax treatment to Offered Certificate Holders that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

  Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements, as described below, and, in addition (i) the Foreign Investor Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Transferor or PSFC entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the Foreign Investor is not a controlled foreign corporation that is related to the Transferor (or its affiliates) (or a trust treated as a partnership) through stock ownership,
(iii) the Foreign Investor is not a bank receiving interest described in Code
Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the Foreign Investor does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Foreign Investor, stating that the Foreign Investor is not a U.S. person and providing such Foreign Investor's name and address, (ii) IRS Form 1001, signed by the Foreign Investor or such Foreign Investor's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Foreign Investor or such investor's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or a business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and
(y) none of the entities receiving the form has actual knowledge that the Foreign Investor is a U.S. person.

  On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

  A Foreign Investor that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Foreign Investor that is an individual, such Foreign Investor is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

  If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owners of such

Series, including Foreign Investors, would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including possibly branch profits tax in the case of a Foreign Investor that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

  If the Trust were taxable as a corporation (including a publicly traded partnership taxable as a corporation), distributions to Foreign Investor, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Information Reporting and Backup Withholding

  The Trustee will be required to report annually to the IRS, and to each Offered Certificate Holder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). Each non-exempt Offered Certificate Holder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Offered Certificate Holder fail to provide the required certification, the Offered Certificate Holder will be subject to backup withholding of U.S. Federal income tax at a rate of 31% of the amounts otherwise payable to the holder. Such amount would be remitted to the IRS as a credit against the holder's Federal income tax liability.

                       STATE AND LOCAL TAX CONSEQUENCES

General

  State tax consequences to each Offered Certificate Holder will depend upon the provisions of the state tax laws to which the Offered Certificate Holder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state modified income, while corporations and other taxpayers generally pay state tax only on that portion of state modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Offered Certificate Holders in all of the state taxing jurisdictions in which they are already subject to tax.

Connecticut

  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Connecticut. Connecticut imposes an income tax on corporations doing business in Connecticut measured by their net income apportioned to Connecticut. This discussion is based upon present provisions of Connecticut law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Connecticut Department of Revenue Services.

  Assuming the Offered Certificates are treated as indebtedness for Federal income tax purposes, Pullman & Comley, LLC, special Connecticut counsel to the Transferor, is of the opinion that this treatment will also apply for Connecticut tax purposes. Pursuant to this treatment, Offered Certificate Holders not otherwise subject to Connecticut tax would not become subject to such tax solely because of their ownership of the Offered Certificates. Offered Certificate Holders already subject to taxation in Connecticut as corporations, however, could be required to pay tax on the income generated from ownership of these Offered Certificates.

  In the alternative, if the Offered Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for Connecticut tax purposes. In such case, Connecticut could view the partnership as doing business in Connecticut. Connecticut would not impose any tax on the Trust, but an Offered Certificate Holder not otherwise subject to taxation in Connecticut could become subject to Connecticut income taxes as a result of its mere ownership of Offered Certificates.

  If the Offered Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Connecticut income tax. Such taxes could result in reduced distributions to Offered Certificate Holders. An Offered Certificate Holder not otherwise subject to tax in Connecticut would not become subject to Connecticut taxes as a result of its mere ownership of such an interest.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Offered Certificate Holders in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to whether the Offered Certificates would be treated as indebtedness by any particular state. Offered Certificate Holders are urged to consult their own tax advisors with respect to state taxes.

  ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

                 CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, Keogh plans, individual retirement accounts or annuities and employee annuity plans (collectively, including entities whose underlying assets are deemed to include the assets of one or more employee benefit plans (including without limitation insurance company general accounts), "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  A possible violation of the prohibited transaction rules could occur if the Offered Certificates were to be purchased with assets of any Benefit Plan if the Transferor, the Servicer, the Trustee or the Underwriters were a "party in interest" or a "disqualified person," with respect to such Benefit Plan. The Transferor, the Holder of the Exchangeable Transferor Certificate, the Servicer, the Trustee and the Underwriters are "parties in interest" or "disqualified persons" with respect to many Benefit Plans. Prior to the purchase of an Offered Certificate, the fiduciary of any Benefit Plan should consider whether a prohibited transaction might arise by virtue of the relationship between the Benefit Plan and the Transferor, the Holder of the Exchangeable Transferor Certificate, the Servicer, the Trustee, the Underwriters or any affiliate of any thereof and, if so, should consult counsel regarding the purchase. The Department of Labor (the "DOL") has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Offered Certificates: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 90-1 (Class Exemption for Certain Transactions

Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In House Asset Managers).

  Other prohibited transactions may arise through the operation of a regulation (the "Plan Asset Regulation") issued by the DOL. Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Benefit Plan has an equity interest as assets of such Benefit Plan. Although the Transferor and the Offered Certificate Owners have agreed to treat the Offered Certificates as debt instruments for tax purposes, the Offered Certificates may be considered equity interests in the Trust for purposes of the Plan Asset Regulation. In such a case, if investment in the Offered Certificates by Benefit Plans is substantial, the Plan Asset Regulation may apply to treat assets of the Trust as assets of an investing Benefit Plan unless the exception described below applies.

  The assets of the Trust would not be treated as plan assets if the Offered Certificates constitute "publicly offered securities." A publicly offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer. For the purpose of this exception, the Class A Certificates should be deemed a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. It is anticipated that the Class A Certificates will meet the criteria of publicly offered securities as set forth above. The Class A Underwriters will not sell the Class A Certificates to Benefit Plans unless they believe that the Class A Certificates will be held by at least 100 persons independent of the Transferor and each other at the conclusion of the offering. In addition, there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. It is not expected that the Class B Certificates will meet the criteria of publicly offered securities, and accordingly the Class B Certificates may not be acquired with the assets of any Benefit Plan (including without limitation any insurance company general account deemed to include the assets of any Benefit Plan).

  If the Plan Asset Regulation were to apply so that the Trust is considered to hold "plan assets," transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Benefit Plan that is an Offered Certificate Owner might be prohibited under Section 406 of ERISA and
Section 4975 of the Code unless an exemption is applicable. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the Trust's assets even if they would otherwise be applicable to the purchase of an Offered Certificate by a Benefit Plan.

  It should also be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL has issued proposed regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account.
Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Benefit Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Offered Certificates should consult their own counsel regarding whether the assets of the Trust would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the possibility of exemptive relief from the prohibited transaction rules.

  Finally, fiduciaries of a Benefit Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Benefit Plan's particular circumstances before authorizing an investment of a portion of a Benefit Plan's assets in the Offered Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law,
(ii) is in accordance with the Benefit Plan's governing instruments and (iii) is prudent considering the "Risk Factors" and other factors discussed in this Prospectus.

                        LISTING AND GENERAL INFORMATION

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Articles of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Class A Certificates, will be deposited prior to listing with the Chief Registrar of the District Court in Luxembourg, where copies thereof may be obtained upon request. Once the Class A Certificates have been so listed, trading of the Class A Certificates may be effected on the Luxembourg Stock Exchange. The Class A Certificates and the Class B Certificates have been accepted on the Closing Date for clearance through the facilities of The Depository Trust Company and Cedelbank, and the Euroclear
System (ISIN number        with respect to the Class A Certificates and ISIN
number        with respect to the Class B Certificates and Common Code number with respect to the Class A Certificates and Common Code number with respect to the Class B Certificates).

  The transactions contemplated in this Prospectus were authorized by resolutions adopted by the Transferor on July 15, 1999 and by PSFC on August 4, 1999.

  The Trust has no assets other than those described herein.

  Copies of the Agreement, the Series 1999-1 Supplement, the annual report of independent public accountants, the documents listed under "Available Information" and the reports to Certificate Holders referred to in the second paragraph under "Description of the Certificates--Reports to Certificate Holders" will be available at the office of Bankers Trust Luxembourg, S.A. (the "Listing Agent"), in Luxembourg, whose address is 14 Boulevard F.D. Roosevelt, Luxembourg City, Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of People's Bank's Annual Report and Form 10-K for the fiscal year ended December 31, 1998 and Form 10-Q for the fiscal quarter ended June 30, 1999, each of which will be available at the office of the Listing Agent in Luxembourg. People's Bank's Annual Report and Form 10-K for subsequent fiscal years, and quarterly reports, including interim financial statements, on Form 10-Q for subsequent fiscal quarters, also will be available at the office of the Listing Agent in Luxembourg.

  On or prior to each Distribution Date, the Luxembourg Stock Exchange shall be advised of (i) the Class A Certificate Rate as determined under "Prospectus Summary--Interest" and "Description of the

Certificates--Determination of LIBOR," for the immediately following Distribution Date, (ii) the amount of interest to be distributed in respect of the Class A Certificates for the Distribution Date referred to in item (i) above and (iii) the principal amount of the Class A Certificates that will be outstanding after the principal distribution made on the Distribution Date on which such report is being furnished. Also, promptly following each Distribution Date a notice will be published in a daily newspaper (expected to be the Luxemburger Wort) specifying the information described above in items
(i) and (ii).

  The Certificates, the Agreement and the Series 1999-1 Supplement are governed by the laws of the State of New York.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement
dated September   , 1999, with respect to the Offered Certificates (the
"Underwriting Agreement"), PSFC and the Transferor have agreed with respect to the Class A Certificates to sell to each of the Underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters, for whom Salomon Smith Barney Inc. is acting as representative, has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name below:

                                                     Principal Amount of Class A
   Underwriters                                             Certificates
   ------------                                      ---------------------------
   Salomon Smith Barney Inc.........................        $114,000,000
   Goldman, Sachs & Co..............................         112,000,000
   Lehman Brothers Inc..............................         112,000,000
                                                            ------------
                                                            $338,000,000
                                                            ============

  Under the terms and conditions of the Underwriting Agreement, the several Class A Underwriters are committed to take and pay for all of the Class A Certificates, if any are taken.

  Subject to the terms and conditions set forth in the Underwriting Agreement, PSFC and the Transferor have agreed with respect to the Class B Certificates to sell to Salomon Smith Barney Inc. (the "Class B Underwriter" and together with the Class A Underwriters, the "Underwriters"), and the Class B Underwriter has agreed to purchase the Class B Certificates.

  Under the terms and conditions of the Underwriting Agreement, the Class B Underwriter is committed to take and pay for all of the Class B Certificates, if any are taken.

  PSFC and the Transferor have been advised by the Class A Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of % of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may
reallow, concessions not in excess of    % of the principal amount of the
Class A Certificates to certain brokers and dealers. After the initial public offering of the Class A Certificates, the public offering price and such concessions may be changed.

  PSFC and the Transferor have been advised by the Class B Underwriter that it proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price
less concessions not in excess of    % of the principal amount of the Class B
Certificates. The Class B Underwriter may allow, and such dealers may reallow,
concessions not in excess of    % of the principal amount of the Class B
Certificates to certain brokers and dealers. After the initial public offering of the Class B Certificates, the public offering price and such concessions may be changed.

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Certificates to be higher than it would otherwise be in the absence of such transactions. Neither the Transferor nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Offered Certificates in, from and otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation
1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act of 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

  PSFC and the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Transferor by William T. Kosturko, Executive Vice President and General Counsel to People's Bank. Certain legal matters relating to the Offered Certificates will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the Federal tax consequences of the issuance of the Offered Certificates and certain other matters relating thereto will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York and certain legal matters relating to Connecticut state income tax consequences will be passed upon for the Transferor by Pullman & Comley, LLC, Bridgeport, Connecticut, special Connecticut counsel to People's Bank. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                               INDEX OF KEY TERMS

                                                                            Page
                                                                            ----
Accounts................................................................. 15, 86
Accumulation Period Length...............................................     60
Accumulation Shortfall................................................... 10, 43
Adjusted Investor Interest...............................................     73
Additional Accounts......................................................     15
Adjusted Investor Interest...............................................      7
Affinity Program Accounts................................................     33
Aggregate Principal Receivables..........................................     39
Agreement................................................................      4
Automatic Additional Accounts............................................     15
Available Investor Principal Collections................................. 43, 59
Available Reserve Account Amount.........................................     86
Amortization Period......................................................     75
Bank Portfolio...........................................................     32
Base Rate................................................................     28
Benefit Plans............................................................    105
Billing Cycle............................................................     34
Cede.....................................................................      2
Cedelbank................................................................     53
Cedelbank Customers......................................................     53
Certificate Holders......................................................      4
Certificates.............................................................   1, 4
Class A Adjusted Investor Interest.......................................  6, 72
Class A Available Funds..................................................     77
Class A Cap Rate.........................................................     58
Class A Certificate Holders..............................................      4
Class A Certificate Rate.................................................      8
Class A Certificates.....................................................   1, 4
Class A Covered Amount................................................... 11, 85
Class A Excess Interest..................................................  8, 55
Class A Excess Principal.................................................     56
Class A Fixed Allocation.................................................     72
Class A Floating Allocation..............................................     71
Class A Initial Investor Interest........................................      6
Class A Interest Rate Cap................................................      5
Class A Investor Charge-Off.............................................. 18, 83
Class A Investor Default Amount..........................................     83
Class A Investor Interest................................................  6, 72
Class A Monthly Cap Rate Interest........................................     76
Class A Monthly Interest.................................................  8, 55
Class A Monthly Principal................................................     80
Class A Monthly Servicing Fee............................................     90
Class A Notional Amount..................................................     58
Class A Payment Amount................................................... 17, 82
Class A Principal Funding Investment Shortfall........................... 11, 85
Class A Required Amount.................................................. 17, 82
Class A Scheduled Payment Date...........................................  2, 13
Class A Underwriters.....................................................    108
Class B Available Funds..................................................     77

                                                                            Page
                                                                            ----
Class B Cap Rate.........................................................     58
Class B Certificate Holders..............................................      4
Class B Certificate Rate.................................................      9
Class B Certificates.....................................................   1, 4
Class B Excess Interest..................................................  9, 56
Class B Excess Principal.................................................     56
Class B Fixed Allocation.................................................     72
Class B Floating Allocation..............................................     71
Class B Initial Investor Interest........................................      6
Class B Interest Rate Cap................................................      5
Class B Investor Charge-Off.............................................. 19, 84
Class B Investor Default Amount..........................................     83
Class B Investor Interest................................................  6, 72
Class B Monthly Cap Rate Interest........................................     76
Class B Monthly Interest.................................................  9, 56
Class B Monthly Principal................................................     80
Class B Monthly Servicing Fee............................................     90
Class B Notional Amount..................................................     58
Class B Payment Amount................................................... 19, 82
Class B Required Amount.................................................. 18, 82
Class B Scheduled Payment Date...........................................  2, 13
Class B Underwriter......................................................    108
Closing Date.............................................................      5
Code.....................................................................    100
Collateral Available Funds...............................................     77
Collateral Default Amount................................................     83
Collateral Fixed Allocation..............................................     72
Collateral Floating Allocation...........................................     71
Collateral Interest......................................................  7, 72
Collateral Interest Charge-Off...........................................     84
Collateral Interest Holder...............................................      5
Collateral Interest Monthly Servicing Fee................................     90
Collateral Interest Surplus.............................................. 11, 74
Collateral Monthly Interest..............................................     78
Collateral Monthly Principal.............................................     80
Collateral Rate..........................................................     78
Collection Account.......................................................     69
Collection Subaccount....................................................     69
Collections..............................................................     70
Commission...............................................................      2
Controlled Accumulation Amount...........................................     42
Controlled Accumulation Date.............................................     10
Controlled Accumulation Period...........................................     10
Controlled Deposit Amount................................................ 10, 42
Cooperative..............................................................     53
Defaulted Accounts.......................................................     71
Defaulted Receivables....................................................     83
Definitive Certificates..................................................     54
Depositaries.............................................................     50
Depository...............................................................     49
Determination Date.......................................................     83

                                                                            Page
                                                                            ----
Disclosure Document........................................................   13
Discount Option............................................................   69
Discount Percentage........................................................   69
Distribution Account.......................................................   63
Distribution Date.......................................................... 2, 8
DOJ........................................................................   99
DOL........................................................................  105
DTC........................................................................    2
DTC Participants...........................................................   50
Eligible Account...........................................................   66
Eligible Additional Account................................................   68
Eligible Automatic Additional Account......................................   67
Eligible Receivable........................................................   66
Enhancement................................................................    5
Enhancement Provider.......................................................   64
ERISA......................................................................   23
Euroclear..................................................................   53
Euroclear Operator.........................................................   53
Euroclear Participants.....................................................   53
Excess Funding Account.....................................................   70
Excess Principal...........................................................   56
Excess Spread..............................................................   77
Exchange...................................................................   13
Exchange Act...............................................................    2
Exchangeable Transferor Certificate........................................    6
Expected Class A Principal.................................................   56
Expected Class B Principal.................................................   56
FDIA.......................................................................   24
FDIC....................................................................... 1, 6
FDR........................................................................   32
Finance Charge Account.....................................................   70
Finance Charge Collections.................................................   71
Finance Charge Receivables.................................................   14
Fitch......................................................................   58
Fixed Investor Percentage..................................................   71
Floating Investor Percentage...............................................   71
Foreign Investors..........................................................  103
General Account Regulations................................................  106
Group......................................................................   59
GSMMDP.....................................................................   59
Holder of the Exchangeable Transferor Certificate..........................    6
Holders....................................................................   54
Indirect Participants......................................................   50
Ineligible Receivable......................................................   64
Initial Class A Accumulation Date..........................................   56
Initial Collateral Interest................................................    6
Initial Interest Period....................................................    9
Initial Investor Interest..................................................    6
Insolvency Event...........................................................   89
Interchange................................................................   38
Interest Period............................................................   57

                                                                            Page
                                                                            ----
Interest Rate Cap Provider.............................................        5
Interest Rate Caps.....................................................        5
Investor Charge-Off....................................................       84
Investor Default Amount................................................       83
Investor Exchange......................................................       13
Investor Interest......................................................        7
Investor Percentage....................................................    7, 71
IRS....................................................................      100
LIBOR..................................................................    8, 57
LIBOR Determination Date...............................................       57
Listing Agent..........................................................      107
Loan Agreement.........................................................       22
London Banking Day.....................................................       57
MasterCard.............................................................       32
MasterCard International...............................................       99
Maximum Addition Amount................................................       67
MOT/EOC................................................................       53
Minimum Aggregate Principal Receivables................................       39
Minimum Transferor Interest............................................       39
Mitsui.................................................................       59
Monthly Period.........................................................        7
Monthly Servicer Report................................................       93
Monthly Servicing Fees.................................................       90
Moody's................................................................       69
New Regulations........................................................      103
Offered Certificate Holder.............................................       52
Offered Certificate Holders............................................        4
Offered Certificate Owners.............................................        2
Offered Certificate Rate...............................................        9
Offered Certificate Rates..............................................        9
Offered Certificates...................................................     1, 4
OID....................................................................      101
Pay Out Event..........................................................       41
Paying Agent...........................................................       54
Permitted Investments..................................................       69
Plan Asset Regulation..................................................      106
Pool Factor............................................................       94
Portfolio Yield........................................................       28
Principal Account......................................................       70
Principal Allocation...................................................       74
Principal Collections..................................................       71
Principal Funding Account..............................................   10, 85
Principal Funding Account Balance......................................   10, 42
Principal Funding Investment Proceeds..................................   11, 85
Principal Receivables..................................................       14
Principal Shortfalls...................................................       81
Principal Terms........................................................       62
PSFC................................................................... 1, 6, 46
Qualified Substitute Arrangement.......................................       58
Qualified Institution..................................................       69
Qualified Trust Institution............................................       70
Rapid Amortization Period..............................................       12
Rating Agency..........................................................       30
Reallocated Class B Principal Collections..............................       82

                                                                            Page
                                                                            ----
Reallocated Collateral Principal Collections.............................     83
Reallocated Principal Collections........................................     83
Receivables..............................................................   1, 5
Record Date..............................................................     49
Recoveries...............................................................     15
Reference Banks..........................................................     57
Removal Date.............................................................     68
Removed Accounts......................................................... 16, 68
Replacement Interest Rate Cap............................................     58
Representative Portfolio.................................................     36
Required Amounts.........................................................     82
Required Collateral Interest............................................. 20, 84
Required Reserve Account Amount..........................................     85
Reserve Account..........................................................     85
Reserve Account Funding Date.............................................     85
Revolving Period.........................................................     10
RTC......................................................................     24
Scheduled Payment Date...................................................     13
Scheduled Series 1999-1 Termination Date................................. 13, 87
Securities Act...........................................................      3
Series...................................................................      4
Series 1999-1............................................................      4
Series 1999-1 Accounts...................................................     70
Series 1999-1 Supplement.................................................      4
Series Cut-Off Date......................................................     15
Service Transfer.........................................................     92
Servicer.................................................................     16
Servicer Default.........................................................     93
Servicing Fee............................................................     90
Servicing Fee Rate.......................................................     90
Shared Principal Collections.............................................     21
Shared Finance Charge Collections........................................     21
Standard & Poor's........................................................     69
Supplement...............................................................     13
Tax Counsel..............................................................     99
Telerate Page 3750.......................................................     57
Terms and Conditions.....................................................     53
Total System.............................................................     32
Transfer Agent and Registrar.............................................     55
Transfer Date............................................................     10
Transferor...............................................................      1
Transferor Exchange......................................................     13
Transferor Interest......................................................      7
Transferor Percentage....................................................     72
Transferor Servicing Fee.................................................     90
Trust....................................................................   1, 4
Trust Portfolio..........................................................  5, 38
Trustee..................................................................      4
UCC......................................................................     96
Underwriters.............................................................    108
Underwriting Agreement...................................................    108
VISA..................................................................... 32, 99
Year 2000 Issue..........................................................     46

                                                                        ANNEX I

                      PRIOR SERIES ISSUED AND OUTSTANDING

  The Trust has previously issued eight Series of certificates, three of which have been repaid in full. The table below sets forth the principal characteristics of the five Series previously issued by the Trust that are currently outstanding: the Series 1995-1 Certificates, the Series 1996-1 Certificates, the Series 1997-1 Certificates, the Series 1997-2 Certificates and the Series 1998-1 Certificates. For more specific information with respect to a Series, any prospective investor should contact People's Bank at (203) 338-7171. People's Bank will provide, without charge, to any prospective purchaser of the Offered Certificates, a copy of the Disclosure Documents for any previously publicly-issued and outstanding Series.

Series 1995-1

Initial Investor Interest.....................................     $400,000,000
Class A Certificate Rate......................................  LIBOR plus 0.20%
Class B Certificate Rate......................................  LIBOR plus 0.35%
Current Investor Interest.....................................  $372,857,142.86
Class A Controlled Amortization Amount........................   $27,142,857.14
Class B Controlled Amortization Amount........................      $20,000,000
Controlled Amortization Date..................................   August 1, 1999
Monthly Servicing Fee.........................................  2.00% per annum
Initial Cash Collateral Amount................................      $36,000,000
Class A Expected Final Distribution Date......................     October 2000
Class B Expected Final Distribution Date......................    November 2000
Scheduled Series 1995-1 Termination Date......................      August 2003
Series Issuance Date..........................................   March 28, 1995

Series 1996-1

Initial Investor Interest.....................................     $400,000,000
Class A Certificate Rate......................................  LIBOR plus 0.15%
Class B Certificate Rate......................................  LIBOR plus 0.30%
Current Investor Interest.....................................     $400,000,000
Class A Controlled Amortization Amount........................   $27,071,428.57
Class B Controlled Amortization Amount........................      $21,000,000
Controlled Amortization Date.................................. November 1, 2000
Monthly Servicing Fee.........................................   2.0% per annum
Initial Cash Collateral Amount................................      $36,000,000
Class A Expected Final Distribution Date......................     January 2002
Class B Expected Final Distribution Date......................    February 2002
Scheduled Series 1996-1 Termination Date......................    November 2004
Series Issuance Date..........................................     July 2, 1996

Series 1997-1

Initial Investor Interest.....................................     $500,000,000
Class A Initial Investor Interest.............................     $425,000,000
Class B Initial Investor Interest.............................      $33,750,000
Initial Collateral Interest...................................      $41,250,000
Current Investor Interest.....................................     $500,000,000
Class A Certificate Rate......................................  LIBOR plus 0.12%
Class B Certificate Rate......................................  LIBOR plus 0.32%

Controlled Accumulation Amount..............................     $30,357,142.86
Controlled Accumulation Date................................   December 1, 2000
Servicing Fee Rate..........................................     2.0% per annum
Class A Scheduled Payment Date..............................      February 2002
Class B Scheduled Payment Date..............................         March 2002
Scheduled Series 1997-1 Termination Date....................       October 2004
Series Issuance Date........................................     March 27, 1997

Series 1997-2

Initial Investor Interest...................................       $500,000,000
Class A Initial Investor Interest...........................       $425,000,000
Class B Initial Investor Interest...........................        $33,750,000
Initial Collateral Interest.................................        $41,250,000
Current Investor Interest...................................       $500,000,000
Class A Certificate Rate....................................    LIBOR plus 0.13%
Class B Certificate Rate....................................    LIBOR plus 0.33%
Controlled Accumulation Amount..............................     $30,357,142.86
Controlled Accumulation Date................................       June 1, 2001
Servicing Fee Rate..........................................     2.0% per annum
Class A Scheduled Payment Date..............................        August 2002
Class B Scheduled Payment Date..............................     September 2002
Scheduled Series 1997-2 Termination Date....................         April 2005
Series Issuance Date........................................ September 24, 1997

Series 1998-1

Initial Investor Interest...................................       $400,000,000
Class A Initial Investor Interest...........................       $343,000,000
Class B Initial Investor Interest...........................        $27,000,000
Initial Collateral Interest.................................        $30,000,000
Current Investor Interest...................................       $400,000,000
Class A Certificate Rate....................................    LIBOR plus 0.14%
Class B Certificate Rate....................................    LIBOR plus 0.34%
Controlled Accumulation Amount..............................        $24,500,000
Controlled Accumulation Date................................    January 1, 2002
Servicing Fee Rate..........................................     2.0% per annum
Class A Scheduled Payment Date..............................         March 2003
Class B Scheduled Payment Date..............................         April 2003
Scheduled Series 1998-1 Termination Date....................      November 2005
Series Issuance Date........................................      April 1, 1998

                                                                       ANNEX II

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered People's Bank Credit Card Master Trust Floating Rate Class A Asset Backed Certificates, Series 1999-1 and Floating Rate Class B Asset Backed Certificates, Series 1999-1 (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior People's Bank Credit Card Master Trust issues.

  Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior People's Bank Credit Card Master Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


                                     AII-1

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior People's Bank Credit Card Master Trust issues in same-day funds.

  Trading between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between Cedelbank Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued to the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant

                                     AII-2
at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in a debit position in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including OID) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                                     AII-3

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Offered Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Offered Certificate Owner or its agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Offered Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

  The procedures described above would be changed under new Treasury regulations which are effective for payments made after December 31, 2000. The new Treasury regulations would combine several existing forms, including Form W-8, Form 4224 and Form 1001, into a single, expanded Form W-8. The new Forms W-8 are Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for U.S. Tax Withholding, that replaces the existing Form W-8; Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct Of a Trade or Business in the United States, that replaces the existing Form 4224; Revised Form W-8 used as a substitute for existing Form 1001 to secure treaty benefits; Form W-8EXP, Certificate of Foreign Government Or Other Foreign Organization for United States Tax Withholding; and Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for U.S. Tax Withholding.

  Certifications currently made on Forms W-8, 4224 or 1001 remain valid until they expire under the existing regulations, but not after December 31, 2000, and a beneficial owner of a Global Certificate would have to timely sign the appropriate W-8 Form to avoid withholding at a rate of 30% in respect of payments of interest (including original issue discount) made after December 31, 2000, or after the expiration of the current certificate.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, which are generally effective for payments made on or after January 1, 1999, interest or OID paid to a beneficial owner of Global Securities that is a non-U.S. Person would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the beneficial owner complies with the new certification procedures. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     AII-4

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by People's Bank or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of such information. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                ---------------

                               TABLE OF CONTENTS

                           Page
                           ----
Reports To Certificate
 Holders................      2
Available Information...      3
Other Information.......      3
Prospectus Summary......      4
Risk Factors............     24
The Trust...............     31
The Credit Card Business
 Of People's Bank.......     32
The Receivables.........     38
Maturity
 Considerations.........     41
Receivable Yield
 Considerations.........     44
Use Of Proceeds.........     45
People's Bank...........     45
People's Bank Year 2000
 Readiness..............     46
Description Of The
 Certificates...........     48
Certain Legal Aspects Of
 The Receivables........     96
Certain Federal Income
 Tax Consequences.......     99
State And Local Tax
 Consequences...........    104
Certain Employee Benefit
 Plan Considerations....    105
Listing And General
 Information............    107
Underwriting............    108
Legal Matters...........    109
Index Of Key Terms......      i
Annex I: Prior Series
 Issued and
 Outstanding............   AI-1
Annex II: Global
 Clearance, Settlement
 and Tax Documentation
 Procedures.............  AII-1

                                ---------------

  Until December   , 1999 (90 days after the date of this Prospectus), all
dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               $367,000,000

                           PEOPLE'S BANK CREDIT CARD
                                  MASTER TRUST

                        $338,000,000 Floating Rate
                              Class A Asset Backed
                          Certificates, Series 1999-1

                           $29,000,000 Floating Rate
                              Class B Asset Backed

                        Certificates, Series 1999-1

                                 People's Bank

                            Transferor and Servicer

                                ---------------

                                   PROSPECTUS

                                ---------------

                    Underwriters of the Class A Certificates

                           Salomon Smith Barney

                           Goldman, Sachs & Co.

                              Lehman Brothers

                        Underwriter of the Class B

                               Certificates

                           Salomon Smith Barney

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

DATED SEPTEMBER   , 1999 TO PROSPECTUS DATED SEPTEMBER   , 1999

(THE "SEC PROSPECTUS")

                  PEOPLE'S BANK CREDIT CARD MASTER TRUST

  $338,000,000 Floating Rate Class A Asset Backed Certificates, Series 1999-1

  $29,000,000 Floating Rate Class B Asset Backed Certificates, Series 1999-1

                                 People's Bank

                         Transferor and Servicer

  Each of the Floating Rate Class A Asset Backed Certificates, Series 1999-1, offered hereby (the "Class A Certificates") and each of the Floating Rate Class B Asset Backed Certificates, Series 1999-1 (the "Class B Certificates"), will evidence undivided interests in certain assets of the People's Bank Credit Card Master Trust (the "Trust") created pursuant to a pooling and servicing agreement dated as of June 1, 1993, as amended and restated, between People's Bank, as transferor and servicer (the "Transferor" or "People's Bank"), and Bankers Trust Company, as trustee. The Collateral Interest (together with the Class A Certificates and the Class B Certificates, the "Certificates"), representing an interest in the Trust which is not offered hereby, will be issued in the initial amount of $33,000,000 and is subordinate to the Class A Certificates and the Class B Certificates as and to the extent described in the SEC Prospectus. The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA and MasterCard credit card accounts, all monies due or to become due in payment of the Receivables, Recoveries, Interchange, the benefits of the funds and securities on deposit in certain bank accounts with respect to the Certificates, certain interest rate cap agreements and certain other amounts. People's Bank services the Receivables and People's Structured Finance Corp. ("PSFC"), a wholly-owned subsidiary of People's Bank, owns the undivided interest in the Trust not represented by the Certificates or other interests issued by the Trust. Principal with respect to the Class A Certificates is scheduled to be distributed on the September 2002 Distribution Date, but may be paid earlier or later under certain limited circumstances as described in the SEC Prospectus. Principal with respect to the Class B Certificates is scheduled to be distributed on the October 2002 Distribution Date, but may be paid earlier or later under certain limited circumstances as described in the SEC Prospectus.

  Interest on the Certificates will accrue from the Closing Date.

  This Prospectus Supplement contains certain limited information about the offering of the Class A Certificates which is relevant to non-U.S. persons. Detailed information concerning the offering is contained in the SEC Prospectus and purchasers are urged to read each of this Prospectus Supplement, which is attached to the SEC Prospectus, and the SEC Prospectus together and in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received this Prospectus Supplement and the SEC Prospectus.

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  The distribution of this Prospectus Supplement and the SEC Prospectus and the offering of the Class A Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus Supplement and the SEC Prospectus come are required by the Underwriters to inform themselves about and to observe any such restrictions.

  This Prospectus Supplement and the SEC Prospectus do not constitute an offer to sell or the solicitation of an offer to buy the Certificates in any jurisdiction in which such offer or solicitation is unlawful.

  No person has been authorized to give information or make statements other than those of this Prospectus Supplement and of the SEC Prospectus and no person may rely on such information or statements as having been authorized. The publication of this Prospectus Supplement does not imply that the information contained herein is still valid after the date of publication.

  As used in this Prospectus Supplement and the SEC Prospectus, all references to "dollars" and "$" are to United States dollars.

                       DESCRIPTION OF CERTIFICATES

  Reference should be made to the accompanying SEC Prospectus for a detailed summary of the provisions of the Certificates. Certain terms used and not defined in this Prospectus Supplement are defined in the SEC Prospectus.

                    DISTRIBUTIONS ON THE CERTIFICATES

  Interest will accrue on the Class A Investor Interest at the Class A Certificate Rate and on the Class B Investor Interest at the Class B Certificate Rate during each Interest Period following the Initial Interest
Period and will accrue on the Class A Investor Interest at a rate of   % per
annum and on the Class B Investor Interest at a rate of   % per annum during
the Initial Interest Period. Interest will be distributed to Certificate Holders on October 15, 1999, and on the 15th day of each month thereafter (or, if such 15th day is not a Business Day, on the next succeeding Business Day) (each a "Distribution Date"). Certificate Holders will receive all distributions of principal of and interest on the Certificates in the manner described under "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the SEC Prospectus. For further discussion of distributions of principal and interest with respect to the Certificates, see "Prospectus Summary--Interest," "--Principal Payments; Controlled Accumulation Period," "--Principal Payments; Rapid Amortization Period" and "--Scheduled Payment of Principal and Interest" and "Description of the Certificates-- General," "--Interest Payments" and "--Principal Payments" in the SEC Prospectus. "Interest Period" means, with respect to any Distribution Date, the period from and including the preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, that the Initial Interest Period will commence on the Closing Date. A "Business Day" for purposes other than determining LIBOR is any day other than a Saturday or Sunday and other than a day on which banking institutions in New York, New York or Connecticut are authorized or obligated by law or executive order to be closed.

  The Trustee will maintain a paying agent in Luxembourg for so long as the Class A Certificates are outstanding. The name and address of the paying agent are set forth at the end of this Prospectus Supplement. If Definitive Certificates are issued, such paying agent also will act as co-transfer agent and co-registrar with respect to the Definitive Certificates. In addition, upon maturity or final payment, such Definitive Certificates may be presented for payment at the offices of such paying agent in Luxembourg up to two years after maturity or final payment.

  No additional amounts will be payable to a Certificateholder in the event any deduction or withholding for or on account of any present or future tax, assessment or other governmental charge is imposed upon any payment to such Certificateholder by the United States or any political subdivision or taxing authority therein or thereof.

                         REPLACEMENT CERTIFICATES

  In the event that Definitive Certificates are issued, a Class A Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the co-transfer agent and co-registrar in Luxembourg upon presentation of the Class A Certificate or satisfactory evidence of the destruction, loss or theft thereof to the co-transfer agent and co-registrar.

An indemnity satisfactory to the co-transfer agent and co- registrar and the Trustee may be required at the expense of the Certificateholder before a replacement Class A Certificate will be issued. The Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the co-transfer agent and co-registrar) connected therewith.

                             REPORTS; NOTICES

  The Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the statement described under "Description of the Certificates--Reports to Certificate Holders" in the SEC Prospectus will be available at the main office of the Listing Agent of the issuer in Luxembourg City, Bankers Trust Luxembourg, S.A., 14 Boulevard F.D. Roosevelt, Luxembourg.

  Notices to Class A Certificate Holders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificate Holders will also be given by mail to the addresses of such holders as they appear in the certificate register.

                        STATUS OF THE CERTIFICATES

  The Class A Certificates and the Class B Certificates constitute general contractual obligations of the Trust and rank pari passu among themselves within each respective class and collectively as a Series with other present and future outstanding unsubordinated obligations of the Trust.

                             USE OF PROCEEDS

  The net proceeds from the sale of the Offered Certificates, approximately
$            before deduction of expenses, will be paid to PSFC, other than
$    thereof, which will be deposited in the Finance Charge Account for the payment of interest on the Certificates with respect to the first Distribution Date. PSFC intends to distribute substantially all of such proceeds to the Transferor through the declaration and payment of a dividend and/or a distribution of capital to the Transferor, and the Transferor will use such proceeds for its general corporate purposes.

                              PAY OUT EVENTS

  The rights of Certificate Holders upon the occurrence of a Pay Out Event are described under "Description of the Certificates--Pay Out Events" in the SEC Prospectus. In addition to the consequences of a Pay Out Event described therein, if a receiver or conservator is appointed for the Transferor, on the day of such appointment the Transferor will (pursuant to the Agreement and subject to the actions of the Certificate Holders) immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such appointment. Under the terms of the Agreement the Trustee will publish a notice of the appointment of a receiver or conservator stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within a specific period of time the holders of more than 50% of the principal amount of each Series outstanding (or more than 50% of each class of each such Series with more than one class) instruct the Trustee not to dispose of or liquidate the Receivables and to continue having Principal Receivables transferred to the Trust as before such appointment of a receiver or conservator. The proceeds from the sale, disposition or liquidation of the Receivables allocable to any Series that did not vote to disapprove the liquidation of the Receivables will be treated as collections on the Receivables (payable solely to such Series). If the portion of such proceeds allocated to the Certificate Holders and the proceeds of any collections on the Receivables in the Distribution Account allocable to the Certificate Holders are not sufficient to pay the Certificate Holders in full, the amount of principal returned to Certificate Holders will be reduced and the Certificate Holders will incur a loss.

                       LIABILITY OF THE TRANSFEROR

  The Agreement provides that the Servicer will indemnify the Trust, for the benefit of the certificate holders (including the Certificate Holders), and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Agreement; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of or resulting from fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificate Holders or the Offered Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificate Holders, (c) the Trust, the Certificate Holders or the Offered Certificate Owners for any losses, claims, damages or liabilities incurred by any Certificateholder in its capacity as an investor, including without limitation losses incurred as a result of Defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificate Holders or the Offered Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificate Holders or the Offered Certificate Owners arising under any tax law, including without limitation any Federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificate Holders or the Offered Certificate Owners in connection therewith to any taxing authority.

  The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificate Holders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

                              PEOPLE'S BANK

  People's Bank was formed in 1842 and is headquartered in Bridgeport, Connecticut. People's Bank is a majority-owned subsidiary of People's Mutual Holdings, which as of June 30, 1999 owned 59.7% of the issued and outstanding common stock of People's Bank. People's Bank is chartered as a Connecticut stock savings bank, and, as a state chartered non-member bank, is regulated by the State of Connecticut Department of Banking and by the FDIC. People's Bank is the largest independent bank in Connecticut, with total assets of approximately $10.4 billion, total liabilities of approximately $9.6 billion, and total stockholders' equity of approximately $782 million as of June 30, 1999. At June 30, 1999, People's Bank's Tier 1 leverage capital ratio was 6.8%, satisfying the minimum ratio of 4.0% generally required by the FDIC. People's Bank is also subject to the FDIC's risk-based capital regulations, which require minimum ratios of Tier 1 capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively. People's Bank satisfied these requirements at

June 30, 1999 with ratios of 8.0% and 10.9%, respectively. People's Bank's regulatory capital ratios at June 30, 1999 exceeded the FDIC's numeric criteria for classification as a "well-capitalized" institution.

                     LISTING AND GENERAL INFORMATION

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Articles of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Class A Certificates, will be deposited prior to listing with the Chief Registrar of the District Court in Luxembourg, where copies thereof may be obtained upon request. Once the Class A Certificates have been so listed, trading of the Class A Certificates may be effected on the Luxembourg Stock Exchange. The Class A Certificates and the Class B Certificates will be accepted for clearance through the facilities of The Depository Trust Company and Cedelbank, societe anonyme, and the Euroclear
System (ISIN number US     with respect to the Class A Certificates and ISIN
number US     with respect to the Class B Certificates and Common Code number
with respect to the Class A Certificates and Common Code number     with
respect to the Class B Certificates).

  The transactions contemplated in this Prospectus and the SEC Prospectus were authorized by resolutions adopted by the Transferor on July 15, 1999 and by PSFC on August 4, 1999.

  The Trust was formed on June 1, 1993 pursuant to a pooling and servicing agreement, which was amended and restated in its entirety as of March 18, 1997. The Trust has no assets other than those described in the SEC Prospectus.

  Copies of the Pooling and Servicing Agreement, the Series 1999-1 Supplement, the annual report of independent public accountants, the documents listed under "Available Information" in the SEC Prospectus and the reports to Certificate Holders referred to in the second paragraph under "Description of the Certificates--Reports to Certificate Holders" in the SEC Prospectus, will be available at the office of Bankers Trust Luxembourg, S.A. the Listing Agent of the Trust in Luxembourg, whose address is 14 Boulevard F.D. Roosevelt, Luxembourg City, Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of People's Bank's Annual Report and Form 10-K for the fiscal year ended December 31, 1998 and Form 10-Q for the fiscal quarter ended June 30, 1999, each of which will be available at the office of the Listing Agent in Luxembourg.

  On or prior to each Distribution Date the Luxembourg Stock Exchange shall be advised of (i) the Class A Certificate Rate as determined under "Prospectus Summary--Interest" and "Description of Certificates--Determination of LIBOR," in the SEC Prospectus, for the immediately following Distribution Date, (ii) the amount of interest to be distributed in respect of the Class A Certificates for the Distribution Date referred to in items (i) above and
(iii) the principal amount of the Class A Certificates that will be outstanding after the principal distribution made on the Distribution Date on which such report is being furnished. Also, promptly following each Distribution Date a notice will be published in a daily newspaper (expected to be the Luxemburger Wort) specifying the information described above in items
(i) and (ii).

  The Certificates, the Pooling and Servicing Agreement and the Series 1999-1 Supplement are governed by the laws of the State of New York.

                       PRINCIPAL OFFICE OF PEOPLE'S BANK

                               Bridgeport Center
                                850 Main Street
                           Bridgeport, CT 06604-4913

                             TRUSTEE AND AGENT BANK

                             Bankers Trust Company
                                4 Albany Street
                                   10th Floor
                            New York, New York 10005

                        PAYING AGENT AND TRANSFER AGENT

                             Bankers Trust Company
                                4 Albany Street
                                   10th Floor
                            New York, New York 10005

        LISTING AGENT, PAYING AGENT, CO-TRANSFER AGENT AND CO-REGISTRAR

                         Bankers Trust Luxembourg, S.A.
                          14 Boulevard F.D. Roosevelt
                                Luxembourg City
                                   Luxembourg

                      LEGAL ADVISER TO PEOPLE'S BANK

        As to United States Law
                                               As to Connecticut Law


        Mayer, Brown & Platt
  1675 Broadway New York, New York           Pullman & Comley, LLC 850 Main
             10019-5820                     Street Bridgeport, CT 06601-7006

                       LEGAL ADVISER TO THE UNDERWRITERS

                            As to United States Law

                             Skadden, Arps, Slate,
                               Meagher & Flom LLP
                                919 Third Avenue

                       New York, New York 10022-3897

                       ACCOUNTANTS TO PEOPLE'S BANK

                                 KPMG LLP
                               3001 Summer Street
                               Stamford, CT 06905

                                    PART II

Item 13. Other Expenses of Issuance and Distribution

      Registration Fee................................................ $102,026
      Printing and Engraving..........................................  100,000
      Legal Fees and Expenses.........................................  175,000
      Blue Sky Fees and Expenses......................................   15,000
      Accountants' Fees and Expenses..................................   20,000
      Rating Agency Fees..............................................  260,000
      Miscellaneous Fees..............................................   50,000
                                                                       --------
      Total........................................................... $722,026
                                                                       ========

Item 14. Indemnification of Directors and Officers

  Article X of the Articles of Incorporation of People's Bank provides that People's Bank shall indemnify its directors, officers, employees, agents, and all other persons eligible for indemnification by People's Bank, to the fullest extent permitted or required by Section 33-320a of the Connecticut General Statutes and as provided by the By-laws of People's Bank. Furthermore, no director of People's Bank shall be personally liable to People's Bank or its stockholders for monetary damages for breach of duty as a director in any amount in excess of the compensation received by the director for serving People's Bank in that capacity during the year such violation occurred, unless such breach (1) involves a knowing and culpable violation of law by the director, (2) enables the director or an associate of such director (as defined in subdivision (3) of Section 33-374d of the Connecticut General Statutes), to receive an improper personal economic gain, (3) shows a lack of good faith and a conscious disregard for the duty of the director to People's Bank under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to People's Bank, (4) constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to People's Bank, or (5) creates liability under Section 36-9 of the Connecticut General Statutes. Furthermore,
Article X of the Articles of Incorporation provides that any repeal or modification of Article X by the stockholders of People's Bank shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of People's Bank existing at the time of such repeal or modification.

  Article VI of the By-laws of People's Bank provides that People's Bank shall indemnify (a) its currently acting and its former directors, officers, employees or agents to the fullest extent that indemnification of directors is permitted by the Connecticut Stock Corporation Act and (b) its officers to the same extent as its directors (and to such further extent as is consistent with law). In addition, Article VI of such By-laws provides that People's Bank shall indemnify its directors and officers who, while serving as directors or officers of People's Bank, also serve at the request of People's Bank as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent permitted by the Connecticut Stock Corporation Act.

  Article VI of People's Bank's By-laws also provides that any director or officer seeking indemnification within the foregoing rights of indemnification shall be entitled to advances from People's Bank for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification as authorized by the Board of Directors in accordance with the provisions of and in the manner and to the fullest extent permissible under the Connecticut Stock Corporation Act. Further, such Section provides that the foregoing rights of indemnification shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled and shall inure to the benefit of the heirs, executors and administrators of such director or officer. Furthermore, any such right of indemnification shall be consistent with the laws of the State of Connecticut.

  The Connecticut Stock Corporation Act provides that a corporation may indemnify any person made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the corporation, or an eligible outside party, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, and the person whose legal representative he is, in connection with such proceeding such person shall not be entitled to indemnification if (1) it is established that such person, and the person whose legal representative he is, was successful on the merits in the defense of any proceeding referred to in this subsection, or (2) it shall be concluded that such person, and the person whose legal representative he is, acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (3) the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine; except that, in connection with an alleged claim based upon his purchase or sale of securities of the corporation or of another enterprise, which he serves or served at the request of the corporation, the corporation shall only indemnify such person after the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine.

Item 15. Recent Sales of Unregistered Securities

  The Trust has not previously issued any unregistered securities.

Item 16. Exhibits and Financial Statements

  (a) Exhibits

  1.1 --Form of Underwriting Agreement.
  3.1 --Articles of Incorporation, as amended.
  3.2 --By-laws, as amended.
  4.1 --Amended and Restated Pooling and Servicing Agreement, and certain other related agreements as Exhibits thereto.
  4.2 --Form of Series 1999-1 Supplement, including forms of the Certificates, and certain other related agreements as Exhibits thereto.
  4.3 --Form of Interest Rate Caps.
  5.1 --Opinion of Mayer, Brown & Platt with respect to legality.
  8.1 --Opinion of Mayer, Brown & Platt with respect to tax matters.
  8.2 --Opinion of Pullman & Comley, LLC with respect to tax matters.
 23.1 --Consent of Mayer, Brown & Platt (included in its opinions filed as
       Exhibit 5.1 and Exhibit 8.1).
 23.2 --Consent of Pullman & Comley, LLC (included in its opinion filed as
       Exhibit 8.2).
 24.1 --Powers of Attorney.*

--------

*  Previously filed

  (b) Financial Statements

  All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17. Undertakings

  The undersigned registrant hereby undertakes as follows:

    (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

    (c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on September 17, 1999.

                                          People's Bank
                                           as originator of the Trust
                                           (Registrant)

                                                /s/ George W. Morriss

                                          By ____________________________
                                                     George W. Morriss
                                               Executive Vice President and
                                                  Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on September 17, 1999 by the following persons in the capacities indicated.

                       Signatures                           Title
                       ----------                           -----
                            *                      Chief Executive Officer,
        __________________________________________  Director
                    David E.A. Carson

                    /s/ John A. Klein              President, Director
        __________________________________________
                      John A. Klein

                            *                      First Vice President and
        __________________________________________  Comptroller (Chief
                   Vincent J. Calabrese             Accounting Officer)

                            *                      Director
        __________________________________________
                     George P. Carter

                            *                      Director
        __________________________________________
                     Joseph E. Clancy

                            *                      Director
        __________________________________________
                      Jerry Franklin

                            *                      Director
        __________________________________________
                   Betty Ruth Hollander

                       Signatures                           Title
                       ----------                           -----
                            *                      Director
        __________________________________________
                     Eunice S. Groark

                            *                      Director
        __________________________________________
                       Saul Kwartin

                            *                      Director
        __________________________________________
                 Jeremiah J. Lowney, Jr.

                            *                      Director
        __________________________________________
                     Jack E. McGregor

                            *                      Director
        __________________________________________
                     James A. Thomas

      /s/ George W. Morriss

*By:  ______________________________

          George W. Morriss

         as attorney-in-fact

                                 EXHIBIT INDEX

 Index
  No.                                 Description
 -----                                -----------
  1.1  --Form of Underwriting Agreement.
  3.1  --Articles of Incorporation, as amended.
  3.2  --By-laws, as amended.
  4.1  --Amended and Restated Pooling and Servicing Agreement, and certain other related agreements as Exhibits thereto.
  4.2  --Form of Series 1999-1 Supplement, including forms of the Certificates, and certain other related agreements as Exhibits thereto.
  4.3  --Form of Interest Rate Caps.
  5.1  --Opinion of Mayer, Brown & Platt with respect to legality.
  8.1  --Opinion of Mayer, Brown & Platt with respect to tax matters.
  8.2  --Opinion of Pullman & Comley with respect to tax matters.
  23.1 --Consent of Mayer, Brown & Platt (included in its opinions filed as
       Exhibit 5.1 and
       Exhibit 8.1).
       --Consent of Pullman & Comley (included in its opinion filed as Exhibit
  23.2 8.2).
  24.1 --Powers of Attorney.*

--------

*  Previously filed.